As filed with the Securities and Exchange Commission on March 23, 2010

Registration No. 333-130360

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1

PRE-EFFECTIVE AMENDMENT NO. 4 TO FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Nuveen Diversified Commodity Fund

(Exact name of Registrant as specified in its charter)

Delaware	6799	20-6750075 (Registrant)
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

333 West Wacker Drive

Chicago, Illinois 60606

(800) 257-8787

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Gifford R. Zimmerman

Managing Director
333 West Wacker Drive
Chicago, Illinois 60606
(800) 257-8787

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Donald S. Weiss, Esq.

Stacy H. Winick, Esq.

K&L Gates LLP

70 West Madison Street

Chicago, Illinois 60602

(312) 372-1121

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Common Units of Beneficial Interest (“Shares”) of Nuveen Diversified Commodity Fund	1,000,000 Shares	$25.00	$25,000,000	$2,675.00

(1)	Estimated solely for the purpose of calculating the registration fee.

(2)	All of which has previously been paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus and disclosure document is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. The prospectus and disclosure document is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 23, 2010

P R E L I M I N A R Y   P R O S P E C T U S

[                    ] Shares

Nuveen Diversified Commodity Fund

The Nuveen Diversified Commodity Fund is a commodity pool. The Fund issues shares, which represent units of fractional undivided beneficial interest in and ownership of the Fund. The Fund will invest in a diversified basket of commodities in order to obtain broad exposure to the commodities markets. The Fund’s investment objective is to generate attractive risk-adjusted total return compared to investments in passively managed commodity funds. The manner in which the Fund intends to pursue its investment objective is discussed starting on page 2. Nuveen Commodities Asset Management, LLC will be the manager of the Fund. Gresham Investment Management LLC will be responsible for investing the Fund’s assets in commodity futures and forward contracts and implementing an options strategy of selling covered commodity call options that is designed to moderate the overall risk and return characteristics of the portfolio. Nuveen Asset Management, an affiliate of the manager, will be responsible for the Fund’s investments in debt instruments used as collateral. The Fund is organized as a Delaware statutory trust.

Investing in the Fund involves significant risks. See “Risk Factors” starting on page 15.

•	Because the Fund has not commenced business, its shares have no history of public trading and the Fund does not have any performance history.

•	Fund shares are subject to investment risk, including the possible loss of the entire amount of your investment.

•	Investments in commodities have a high degree of price variability, and are subject to rapid and substantial changes.

•	The Fund may not be able to achieve its investment objective.

The Fund has applied to have its shares listed for trading on the NYSE Amex under the trading or “ticker” symbol “[CFD].” Investors must purchase at least 100 shares in this offering.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of the securities offered in this prospectus, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. THE FUND IS NOT A MUTUAL FUND, A CLOSED-END FUND, OR ANY OTHER TYPE OF “INVESTMENT COMPANY” WITHIN THE MEANING OF THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED, AND IS NOT SUBJECT TO REGULATION THEREUNDER. THE COMMODITY FUTURES TRADING COMMISSION (“CFTC”) HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE CFTC PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT. This prospectus is in two parts: a disclosure document and a statement of additional information. These parts are bound together and both contain important information.

	Per Share	Total(2)
Public Offering Price	$25.00	$
Underwriting Discounts and Commissions
Estimated Offering Expenses(1)
Proceeds to the Fund

(1)	Total expenses of issuance and distribution (other than underwriting discounts and commissions) are estimated to be $[ ].
(2)	The Fund has granted the underwriters an option to purchase up to [ ] additional shares at the Public Offering Price less the Underwriting Discounts and Commissions, solely to cover over-allotments, if any. If such option is exercised in full, the total Public Offering Price, Underwriting Discounts and Commissions, Estimated Offering Expenses and Proceeds to the Fund will be $[ , $ , $ and $ ], respectively. See “Underwriting.”

The underwriters expect to deliver the shares to purchasers on or about [            ], 2010.

Nuveen Investments, LLC

The date of this prospectus is [            ], 2010.

COMMODITY FUTURES TRADING COMMISSION

RISK DISCLOSURE STATEMENT AND OTHER REGULATORY NOTICES

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. LARGE TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS PROSPECTUS CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL ON PAGE 13 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, BEGINNING ON PAGE 11.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS PROSPECTUS, INCLUDING THE DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, BEGINNING ON PAGE 15.

YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS WHICH OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

THE BOOKS AND RECORDS OF THE FUND WILL BE MAINTAINED AT THE OFFICES OF NUVEEN COMMODITIES ASSET MANAGEMENT, LLC, OR ITS ADMINISTRATIVE AGENT AND WILL OTHERWISE BE MAINTAINED IN ACCORDANCE WITH THE RULES OF THE COMMODITY FUTURES TRADING COMMISSION.

THIS POOL HAS NOT COMMENCED TRADING AND DOES NOT HAVE ANY PERFORMANCE HISTORY.

NEITHER THIS POOL OPERATOR NOR ANY OF ITS TRADING PRINCIPALS HAS PREVIOUSLY OPERATED ANY OTHER POOLS OR TRADED ANY OTHER ACCOUNTS.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS. THE FUND HAS NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. THE FUND IS NOT MAKING AN OFFER OF THESE SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THIS PROSPECTUS.

i

This prospectus contains information you should consider when making an investment decision about the shares. You may rely on the information contained in this prospectus. Neither the Fund nor the manager have authorized any person to provide you with different information and, if anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell the shares in any jurisdiction where the offer or sale of the shares is not permitted. You should not assume that the information in this prospectus is current as of any date other than the date on the front page of this prospectus.

Until                  , 2010 (25 days after the date of this prospectus), all dealers effecting transactions in the offered shares, whether or not participating in this distribution, may be required to deliver a prospectus. This requirement is in addition to the obligations of dealers to deliver a prospectus when acting as underwriters and with respect to unsold allotments or subscriptions.

NUVEEN DIVERSIFIED COMMODITY FUND

Principal Participants

(1)	Nuveen Commodities Asset Management, LLC and Nuveen Asset Management are wholly owned subsidiaries of Nuveen Investments, Inc.
(2)	Nuveen Investments, LLC, a wholly owned subsidiary of Nuveen Investments, Inc., and [ ] will act as Managing Underwriters and may engage dealers who are members of the Financial Industry Regulatory Authority to participate in the selling group.

PROSPECTUS SUMMARY

This is only a summary. You should review the more detailed information contained elsewhere in this prospectus, including the Glossary appearing at the end of “Part Two: Statement of Additional Information,” which contains explanations of capitalized or other frequently used terms, to understand the offering fully.

The Fund	Nuveen Diversified Commodity Fund (the “Fund”), organized as a Delaware statutory trust, is a commodity pool. The Fund was organized as a statutory trust under Delaware law on December 7, 2005. The Fund is operated pursuant to an Amended and Restated Declaration of Trust Agreement (“Trust Agreement”), which is included as Exhibit [ ] to this prospectus. It is managed by Nuveen Commodities Asset Management, LLC (“NCAM” or the “manager”), which is registered as a commodity pool operator and commodity trading advisor with the Commodity Futures Trading Commission (the “CFTC”). The Fund issues shares, which represent units of fractional undivided beneficial interest in, and ownership of, the Fund. After the initial offering, the shares may be purchased and sold on the NYSE Amex. The Fund’s principal office is located at 333 West Wacker Drive, Chicago, Illinois 60606. The main telephone number is (800) 257-8787.

Listing	The Fund has applied to have its shares listed for trading on the NYSE Amex under the trading or “ticker” symbol “[CFD].” Secondary market purchases and sales of shares will be subject to ordinary brokerage commissions and charges.

The Offering	The Fund is offering [ ] shares at $25.00 per share through a group of underwriters led by [ ] and Nuveen Investments, LLC (“Nuveen”). Certain Underwriters participating in this offering or their affiliates, including , have an ownership interest in Nuveen Investments, Inc. (“Nuveen Investments”), the parent company of NCAM and Nuveen Asset Management (“NAM” or the “collateral subadvisor”). See “Management of the Fund.” Until the completion of this offering, no Fund shares will be outstanding (other than [ ] shares owned by the manager). The offering price of $25.00 per share was determined on an arbitrary basis by the manager. You must purchase at least 100 shares in this offering. The Fund has given the underwriters an option to purchase up to [ ] additional shares to cover orders in excess of [ ] shares. See “Underwriting.”

Who May Want to Invest	The Fund may be an appropriate investment for you if you are seeking:

•	Actively managed exposure to diverse commodity groups;

•	The potential for attractive risk-adjusted returns;

•	Regular monthly distributions;

•	Exposure to an asset class with historically low correlation to equities and bonds;

•	The potential for a measure of portfolio inflation protection;

•	The potential for daily liquidity afforded by listing on the NYSE Amex;

•	Access to commodity investments that are fully collateralized by portfolio assets; and

•	An alternative to leveraged commodity investments.

However, keep in mind that you will need to assume the risks associated with an investment in the Fund. See “Risk Factors.”

Investment Objective	The Fund’s investment objective is to generate attractive risk-adjusted total return compared to investments in passively managed commodity funds. In seeking to achieve its investment objective, the Fund will invest in a diversified basket of commodities in order to obtain broad exposure to the commodities markets. The Fund intends to pursue its investment objective by:

•

utilizing an actively managed, fully collateralized, long only rules-based commodity investment strategy (the commodity subadvisor’s proprietary Tangible Asset Program®, referred to as TAP®), whereby the Fund will invest in a diversified basket of commodity futures and forward contracts with an aggregate notional value substantially equal to the net assets of the Fund;

•	utilizing an options strategy designed to moderate the overall risk and return characteristics of the Fund’s commodity investments; and

•	investing the assets it maintains as collateral in short-term, investment grade debt instruments.

TAP® and the options strategy are collectively referred to as TAP PLUSSM. The Fund cannot assure you that it will achieve its investment objective. The Fund’s risk-adjusted returns over any particular period may be positive or negative. See “Risk Factors” and “The Fund’s Investments.”

Investment Strategy	Commodity Investments. The manager has selected Gresham Investment Management LLC (“Gresham” or the “commodity subadvisor”) to manage the Fund’s commodity investment strategy and its options strategy.

The commodity subadvisor will invest the Fund’s assets in commodity futures and forward contracts pursuant to TAP ®, an actively managed, rules-based commodity investment strategy, so that the aggregate net notional value (the sum of all contract values) at the time of investment of the commodity futures and forward contracts do not exceed 100% of the liquidation value of the Fund’s assets. TAP® is fundamental in nature and is designed to maintain consistent, fully collateralized exposure to commodities as an asset class. Gresham bases its investment decisions on systematic calculations of the values of global commodity production, total U.S. dollar trading volume on commodity futures and forwards exchanges and global trade values. See “Management of the Fund—Commodity Subadvisor.”

The Fund will make commodity investments in the following commodity groups:

•	energy;

•	industrial metals;

•	agriculturals;

•	precious metals;

•	foods and fibers; and

•	livestock.

See “The Fund’s Investments” on pages 23-27 for a list of commodity contracts that the Fund may invest in and the exchanges on which they currently trade with the greatest dollar volume.

The Fund also may invest in other commodity contracts that are presently, or may hereafter become, the subject of commodity futures investing. Except for certain limitations described herein, there are no restrictions or limitations on the specific commodity investments in which the Fund may invest.

Approximately 25% of the Fund’s assets will be initially committed as “initial” and “variation” margin to secure the long futures and forward contract positions. These assets will be placed in one or more commodity futures accounts maintained by the Fund at Barclays Capital Inc. (“BCI”), the Fund’s clearing broker, and will be invested in interest bearing cash, U.S. Treasury bills and other U.S. Government instruments. The remaining assets of the Fund that are used to support the Fund’s commodity investments will be invested in short-term, investment grade debt instruments. See “Collateral Investments” on page 4.

Options Strategy.    Pursuant to the options strategy, the Fund, at Gresham’s discretion, will write (or sell) commodity call options that may be up to 20% “out-of-the-money” on a continual basis on up to approximately 50% of the notional value of each of its commodity futures and forward contract positions that, in Gresham’s determination, have sufficient option trading volume and liquidity. Initially, the Fund expects to sell commodity call options on approximately 50% of the notional value of its commodity futures and forward contract positions. Generally, the Fund expects to write short-term commodity call options with terms of 1 to 3 months.

The Fund will write call options on individual futures and forward contracts held by it, on baskets of commodities or on broad based commodity indices, such as the DJ-UBS Commodity Index®

(“DJ/UBS”) or the S&P GSCI Commodity Index (“GSCI”), whose prices are expected to closely correspond to at least a substantial portion of the commodity futures and forward contracts held by the Fund. Initially, the Fund does not intend to purchase commodity put options, but may do so in the future.

NCAM and the commodity subadvisor believe that the Fund’s options strategy can provide, in flat or down markets, the potential for current gains from option cash flows, which may meaningfully reduce return volatility and enhance the Fund’s risk-adjusted returns relative to the returns of broad based commodity indices over extended periods of time. There can be no assurance that the Fund’s options strategy will be successful. The Fund’s risk-adjusted returns over any particular period may be positive or negative. See “The Fund’s Investments—Overview of Commodity Investment Strategy and Options Strategy.”

Collateral Investments. The Fund’s investments in commodity futures and forward contracts and options on commodity futures and forward contracts generally will not require significant outlays of principal. To support its commodity investments, the Fund anticipates that it will maintain significant collateral that will be invested in short-term debt instruments with maturities of up to 2 years that, at the time of investment, are investment grade quality, including obligations issued or guaranteed by the U.S. government, its agencies and instrumentalities and corporate obligations. A debt instrument is considered investment grade quality if it is rated within the four highest grades (BBB or Baa or better) by at least one of the nationally recognized statistical rating organizations (“NRSROs”) that rate such instrument (even if rated lower by another), or it is unrated by any NRSRO but judged to be of comparable quality by NAM. The Fund expects to maintain a portfolio of debt instruments with an average credit quality of AA (or A1/P1 with respect to short-term instruments).

The manager has selected NAM to invest the Fund’s assets it maintains as collateral in short-term, investment grade debt instruments.

No Use of Leverage.    The Fund has no current intention to utilize leverage (except for borrowings for temporary or emergency purposes). Borrowings by the Fund could cause tax-exempt investors to recognize unrelated business taxable income with respect to a portion of their income from the Fund. See “Federal Income Tax Considerations—Tax-Exempt Organizations.”

Special Risk Considerations	An investment in the Fund involves special risk considerations, which are summarized below. A more extensive discussion of these risks appears beginning on page 15.

•	The Fund has no history of operations. Therefore, there is no performance history for the Fund to serve as a basis for you to evaluate an investment in the Fund. The manager has not previously operated a commodity pool. While the commodity subadvisor has previously managed assets pursuant to TAP®, it has never employed TAP PLUSSM when managing assets for clients.

•	An investment in the Fund’s shares is subject to investment risk, including the possible loss of the entire amount that you invest.

•

Investments in commodity futures and forward contracts and options on commodity futures and forward contracts have a high degree of price variability and are subject to rapid and substantial changes. The Fund could incur significant losses on its commodity investments. The Fund may not be able to achieve its investment objective.

•	If the Fund experiences more losses than gains during the period you hold shares, you will experience a loss even if the Fund’s historical performance is positive.

•

As the writer of call options for which a premium is received, the Fund will forego the right to any appreciation in the value of each commodity futures or forward contract in its portfolio that effectively underlies a call option to the extent the value of the commodity futures or forward contract exceeds the exercise price of such option on or before the expiration date.

•

The return performance of the Fund’s commodity futures and forward contracts may not parallel the performance of the commodities or indices that serve as the basis for the options bought or sold by the Fund; this basis risk may reduce the Fund’s overall returns.

•	The Fund is subject to numerous conflicts of interest, including those that arise because:

—	the Fund’s commodity subadvisor, commodity brokers and their principals and affiliates may execute trades in commodity futures and forward contracts and options on commodity futures and forward contracts for the accounts of other customers that may compete with orders placed for the Fund; and

—	the manager has less of an incentive to replace the collateral subadvisor because it is an affiliate of the manager.

•

The Fund currently expects that up to 30% of its investments in commodity futures and forward contracts and options on commodity futures and forward contracts may be in non-U.S. markets. Some non-U.S. markets present risks because they are not subject to the same degree of regulation as their U.S. counterparts.

•

Regardless of its investment performance, the Fund will incur fees and expenses, including brokerage and management fees. A management fee will be paid by the Fund even if the Fund experiences a net loss for the full year. To break even in one year on shares purchased in the offering, and assuming the Fund’s portfolio generates annual interest income of 0.06%, the Fund must earn profits other than from interest income of 7.03%.

•

Unlike other Nuveen-sponsored funds, the Fund is not a mutual fund, a closed-end fund, or any other type of “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “1940 Act”), and is not subject to regulation thereunder. As a result, the Fund does not have a board that has the scope of authority mandated by the 1940 Act. Also, the Fund’s shares do not represent a deposit or obligation of, and are not guaranteed or endorsed by, any bank or other insured depository institution, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board or any other governmental agency.

•

Shareholders will have no rights to participate in the Fund’s management other than the right to elect the individual Trustees of the Fund (and in certain circumstances to remove or replace the manager). The individual Trustees will have less control of the management and operation of the Fund then would be typical of the board of directors of a corporation. Therefore, Fund shareholders also will have to rely on the fiduciary duty and judgment of the manager and the subadvisors to manage the Fund.

•

As a result of deteriorating market conditions or other reasons, Nuveen Investments, NCAM, NAM and Gresham may need to implement cost reductions in the future which could make the retention of qualified and experienced personnel more difficult and could lead to personnel turnover.

•

The Fund is dependent upon services and resources provided by its manager and collateral subadvisor (NCAM and NAM, respectively) and their parent Nuveen Investments. Nuveen Investments has a substantial amount of indebtedness. Nuveen Investments, through its own business or the financial support of its affiliates, may not be able to generate sufficient cash flow from operations or ensure that future borrowings will be available in an amount sufficient to enable it to pay its indebtedness, with scheduled maturities beginning in 2013, or to fund its other liquidity needs. For additional information on NCAM, NAM and Nuveen Investments, see “Management of the Fund—Additional Information Related to NCAM, NAM and Nuveen Investments.”

•

The CFTC has recently withdrawn relief previously granted to Gresham from position limits with respect to certain agricultural commodities (soybeans, corn and wheat) in which Gresham invests under TAP®. The CFTC is evaluating further changes to position limits for other commodities. Any such future changes could limit the Fund’s ability to implement its investment strategy.

For additional risks, see “Risk Factors.”

Trustees	Wilmington Trust Company, a Delaware trust company, is the Delaware Trustee of the Fund, and as such will have very limited duties and liabilities to the Fund. The individual Trustees, all of whom will be unaffiliated with the manager, will fulfill those functions required under the NYSE Amex listing standards and certain other functions as set forth in the Trust Agreement. The Trust Agreement vests in the manager all authority (other than the limited requirements of the individual Trustees to serve on Fund board committees) to operate the business of the Fund and to be responsible for the conduct of the Fund’s commodity affairs.

Manager and Subadvisors	Nuveen Commodities Asset Management, LLC, a limited liability company and wholly-owned subsidiary of Nuveen Investments, is the manager of the Fund and will be responsible for determining the Fund’s overall investment strategy and its implementation, including:

•	the selection and ongoing monitoring of the subadvisors;

•	the management of the Fund’s business affairs; and

•	the provision of certain clerical, bookkeeping and other administrative services.

The commodity subadvisor and the collateral subadvisor are sometimes collectively referred to as the “subadvisors.”

The manager is registered with the Commodity Futures Trading Commission (“CFTC”) as a commodity trading advisor (“CTA”) and a commodity pool operator (“CPO”) and is a member of the National Futures Association (“NFA”). The manager has no previous operating history or experience in operating a commodity pool.

Gresham Investment Management LLC will manage the Fund’s assets pursuant to the commodity investment strategy (TAP®) and the options strategy. Gresham is a Delaware limited liability company, the successor to Gresham Investment Management, Inc., formed in July 1992. Gresham is registered with the CFTC as a CTA and a CPO and is a member of the NFA. Gresham also is registered with the SEC as an investment adviser. As of December 31, 2009, Gresham had over $7.4 billion of client assets under management. The Gresham senior management team has an average of over 31 years investment experience trading commodities and averages over 26 years with Gresham and its predecessors. Gresham is an innovator in the design and management of institutional commodity investment solutions. TAP® celebrated its 23-year anniversary in January 2010 with a longer history and better risk-adjusted performance than both the DJ/UBS and the GSCI indices, which are well known commodity market benchmarks.

Nuveen Asset Management, an affiliate of the manager and a wholly-owned subsidiary of Nuveen Investments, will invest the Fund’s collateral in short-term, investment grade debt instruments. The collateral subadvisor is a registered investment adviser. As of December 31, 2009, NAM had approximately $69 billion of assets under management. Founded in 1898, Nuveen Investments and its affiliates had approximately $145 billion of assets under management as of December 31, 2009.

On November 13, 2007, Nuveen Investments was acquired by an investor group led by Madison Dearborn Partners, LLC, a private equity firm based in Chicago, Illinois (the “MDP Acquisition”). The investor group led by Madison Dearborn Partners, LLC includes affiliates of Merrill Lynch & Co., Inc. (“Merrill Lynch”), which has since been acquired by Bank of America Corporation (“Bank of America”). As a result of the MDP Acquisition, Merrill Lynch currently owns a 32% non-voting equity stake in Nuveen Investments, owns a $30 million position in the $250 million revolving loan facility of Nuveen Investments and holds two of ten seats on the board of directors of Nuveen Investments. Because these arrangements may give rise to certain conflicts of interest involving NCAM, NAM and Bank of America (including Merrill Lynch), NCAM and NAM have or will adopt policies and procedures intended to address these potential conflicts. For additional information regarding the MDP Acquisition, see “Management of the Fund.”

In addition to its reliance on Gresham, the Fund is dependent upon services and resources provided by its manager and collateral subadvisor (NCAM and NAM, respectively) and their parent Nuveen Investments. Nuveen Investments significantly increased its level of debt in connection with the MDP Acquisition. As of September 30, 2009, Nuveen Investments had outstanding approximately $4.0 billion in aggregate principal amount of indebtedness, with $531.8 million of available cash on hand. Nuveen Investments believes that monies generated from operations and cash on hand will be adequate to fund debt service requirements, capital expenditures and working capital requirements for the foreseeable future; however, Nuveen Investments’ ability to continue to fund these items may be affected by general economic, financial, competitive, legislative, legal and regulatory factors and by its ability to refinance outstanding indebtedness with scheduled maturities beginning in 2013. The risks, uncertainties and other factors related to Nuveen Investments’

business, the effects of which may cause its assets under management, earnings, revenues, and/or profit margins to decline, are described in its filings with the Securities and Exchange Commission, which are publicly available.

Nuveen Investments, LLC, a registered broker-dealer affiliate of NAM that is involved in the offering of the Fund’s Shares, has received notice of certain charges that may be brought against it by the Financial Industry Regulatory Authority (“FINRA”) in connection with the marketing of preferred shares of certain closed-end funds managed by NAM. See “Underwriters.”

The Fund has agreed to pay the manager an annual fee, payable monthly, in a maximum amount equal to 1.25% of the Fund’s average daily assets, with lower fee levels for assets that exceed $500 million. The manager has agreed to pay, out of the fee it receives from the Fund, a fee to each of the commodity subadvisor and the collateral subadvisor for subadvisory services at the rates listed on page 35 of the prospectus. For more information on fees and expenses, see “Management of the Fund.”

The address of Nuveen Commodities Asset Management, LLC is 333 West Wacker Drive, Chicago, Illinois 60606. Its telephone number is (800) 257-8787.

Distributions	Commencing with the Fund’s first distribution, the Fund intends to make regular monthly distributions to its shareholders (stated in terms of a fixed cents per share distribution rate) based on the past and projected performance of the Fund. The Fund will seek to establish a distribution rate that roughly corresponds to NCAM’s projections of the total return that could reasonably be expected to be generated by the Fund over an extended period of time. The distribution rate will not be solely dependent on the amount of income earned or capital gains realized by the Fund, and such distributions may from time to time represent a return of capital. The Fund’s ability to make regular monthly distributions will depend on a number of factors, including the long-term total returns generated by the Fund’s portfolio investments and the options strategy and a variety of other factors. As market conditions and portfolio performance may change, the rate of distributions on the shares and the Fund’s distribution policy could change. The Fund reserves the right to change its distribution policy and the basis for establishing the rate of its monthly distributions at any time and may do so without prior notice to shareholders.

The Fund expects to receive substantially all of its current income and gains from the following sources:

•	realized and unrealized net capital gains (both short-term and long-term) from commodity futures and forward contracts;

•	realized and unrealized net capital gains (both short-term and long-term) from the options strategy and

•	interest income and/or capital gains received on collateral invested in high quality short-term debt instruments, government securities and cash equivalents.

The Fund expects to declare the initial distribution approximately 45 days, and to pay that distribution approximately 60 days, after the completion of this offering, depending on market conditions. For more information, see “Distributions.”

Transfer Agent, Registrar and Custodian	State Street Bank and Trust Company (“State Street”) will serve as transfer agent and registrar for the Fund’s shares and custodian for the assets of the Fund. BCI, the Fund’s clearing broker, also may serve as custodian for all or a portion of the Fund’s assets.

Break-even Threshold	Assuming an initial offering of $250 million, and assuming the Fund’s portfolio generates annual interest income of 0.06%, an investment of $2,500 must earn profits other than from interest income of $175.76 or 7.03% in order to “break-even” at the end of one year of the Fund’s operations. In subsequent years, assuming that the Fund has a constant month-end net asset value of $25 per share, and assuming the Fund’s portfolio generates annual interest income of 0.06%, an investment of $2,500 through share purchases in the secondary market, after giving effect to interest income, must earn $43.97 or 1.76% in order to “break-even” at the end of such year period since no underwriting discounts and commissions are paid in connection with such an investment. However, investors may be required to pay their own brokerage commissions in connection with the purchase of Fund shares in the secondary market. See “Break-Even Analysis.”

U.S. Federal Income Tax Aspects	Subject to the discussion below in “Federal Income Tax Considerations,” the Fund will be classified as a partnership for United States federal income tax purposes. Accordingly, the Fund will not incur United States federal income tax liability; rather, each owner of the Fund’s shares will be required to take into account its allocable share of the Fund’s income, gain, loss, deduction and other items for the Fund’s taxable year ending with or within its taxable year. Fund shareholders will receive an Internal Revenue Service (“IRS”) Form 1065, Schedule K-1 from the Fund reporting their allocable shares of such tax items. The Fund anticipates that shareholders will have access to their Schedule K-1 by the end of the first week of March in the following year.

Please refer to the “Federal Income Tax Considerations” section below for information on the potential United States federal income tax consequences of the purchase, ownership and disposition of shares.

BREAK-EVEN ANALYSIS

The following “break-even” table indicates the approximate percentage and dollar returns the Fund must earn after twelve months for investors who purchase shares (i) in the initial offering and (ii) subsequently in the secondary market to offset the costs applicable to an investment of $2,500 (the minimum investment on purchases in the initial offering). The assumed capitalization of the Fund is $250 million. The only percentage that varies with the size of the Fund’s capitalization is Organizational and Offering Expenses, which is comprised largely of fixed costs. To break even from a purchase made in the initial offering at the end of one year, and assuming the Fund’s portfolio generates annual interest income of 0.06%, the Fund must earn profits other than from interest income of 7.03%. To break even on an investment in the Fund subsequent to the initial offering, and assuming the Fund’s portfolio generates annual interest income of 0.06%, the Fund must earn profits other than from interest income of 1.76% at the end of one year (if the market price of the Fund’s shares closely resembles the Fund’s net asset value), since no Underwriting Discounts and Commissions are paid in connection with such an investment. However, investors may be required to pay their own brokerage commissions in connection with the purchase of Fund shares in the secondary market.

	Initial Offering Purchases(1)		Secondary Market Purchases(1)
	Dollar Amount	Percentage	Dollar Amount	Percentage
Underwriting Discount and Commissions(2)	$11,250,000	4.50%	$—	0.00%
Manager’s Management Fee(3)	$3,125,000	1.25%	$3,125,000	1.25%
Brokerage Commissions and Fees(4)	$450,000	0.18%	$450,000	0.18%
Transaction Fees(5)	$125,000	0.05%	$125,000	0.05%
Offering and Organizational Expenses(6)	$1,928,925	0.77%	$—	—
Operating Expenses(7)	$846,950	0.34%	$846,950	0.34%

Total Fees	$17,725,875	7.09%	$4,546,950	1.82%
Interest Income(8)	$(150,000)	(0.06)%	$(150,000)	(0.06%)

12 Month Break-Even Value on estimated Fund assets of $250 million (initial offering purchases)	$17,575,875	7.03%

12 Month Break-Even Value on a $2,500 Investment (initial offering purchases)	$175.76

12 Month Break-Even Value on estimated Fund assets of $250 million (secondary market purchases)(9)			$4,396,950	1.76%

12 Month Break-Even Value on a $2,500 Investment (secondary market purchases)			$43.97

1)	The break-even analysis assumes that the Fund has a constant month-end net asset value of $25.00 per share. The dollar amounts shown are based on estimated Fund assets of $250 million (10 million shares at $25.00 per share). If estimated Fund assets were instead $100 million or $500 million, the 12 Month Break-Even Threshold on a $2,500 purchase made in the initial offering would be, respectively, 8.56% and 6.52%, and in the secondary market, 2.13% and 1.63%. Thus, the amount of profits the Fund must earn in order for an investor to break even in the first year of investing are reduced as the assets of the Fund increase.
2)	The Underwriting Discounts and Commissions will be charged only on shares sold in the initial offering. There are no underwriting discounts or sales commissions on shares purchased in the secondary market, except for any commissions charged at the instance of the investor’s broker.
3)	The Fund will pay the manager an annual fee, payable monthly, in a maximum amount equal to 1.25% of the Fund’s average daily assets, from which the manager will pay maximum advisory fees to the commodity subadvisor and the collateral subadvisor of 0.35% and 0.30%, respectively. “Average daily assets” means the total assets of the Fund, minus the sum of its accrued liabilities.
4)

The dollar amounts shown are based on estimated Fund assets of $250 million, approximately 5,350 annual futures, forward and option contracts transactions and an annual turnover rate of 725% (which is based on

TAP® historical trading). In addition, the dollar amounts shown take into account all brokerage commissions and fees. Brokerage commissions on commodity contracts are approximately $10 per round turn, and the total amount will vary based upon the frequency of the Fund’s commodity investments, the specific futures and forward contracts and option contracts purchased, and the volatility of the commodity futures, forward and options markets.

5)	Transaction fees on the Fund’s collateral investments will vary based upon the frequency of the Fund’s purchases of debt instruments, the specific investments made, and the volatility of the fixed income markets.
6)	The Fund will pay all of its Organizational and Offering Expenses, including, but not limited to, legal and accounting fees and expenses, printing fees, exchange fees and regulatory registration fees and expenses.
7)	The Fund will pay all of its Operating Expenses, including, but not limited to, transfer agent fees, fees and expenses of the trustees, legal and accounting fees and expenses, tax preparation expenses, filing fees, printing, mailing and duplication costs, and a Fund administration fee.
8)	Interest income for purposes of the break-even analysis currently is estimated to be earned at a rate of 0.06% based on the current yield on 3 month U.S. Treasury bills as of December 31, 2009. The interest earned on the Fund’s collateral investments in short-term, investment grade debt instruments may differ from the quoted Treasury bill rate.
9)	Investors who purchase shares after the initial offering may pay customary brokerage commissions charged by their brokers when purchasing shares on the exchange. Because such brokerage commission rates will vary, such commissions have not been included in the break-even table. Investors are encouraged to review the terms of their brokerage accounts for details on applicable charges.

See “Fees and Expenses” at page 13.

FEES AND EXPENSES

The Fund will pay fees and expenses that must be offset by investment gains and interest income in order to avoid depletion of the Fund’s assets. See “Management of the Fund—Management Fees and Expenses.”

Type of Fee or Expense	Amount
Manager’s Management Fees	The Fund will pay the manager a maximum amount equal to 1.25% of average daily assets, payable on a monthly basis. The manager will in turn pay the commodity subadvisor and the collateral subadvisor maximum fees of 0.35% and 0.30%, respectively. There is no performance fee.

Brokerage Commissions and Fees	Brokerage commissions and transaction fees charged in connection with the Fund’s investment activity are estimated at 0.18% of net assets per year (includes markup and markdowns on fixed income trades, floor brokerage, NFA, exchange, clearing and give-up fees). On average, the total round-turn commission expected to be paid to the commodity broker is approximately $10.

Offering and Organizational Expenses	The Fund will pay all of its offering and organizational expenses, including, but not limited to, legal and accounting fees and expenses, printing fees, fees and expenses of the Trustees, and various exchange and regulatory registration fees and expenses. Offering and organizational expenses are estimated to be 0.77% of net assets. The manager currently estimates that the aggregate amount of the offering and organizational expenses will be approximately $1.9 million.

Operating Expenses	The Fund will pay all of its routine operating, administrative and other ordinary expenses, including, but not limited to, transfer agent fees, fees and expenses of the Trustees, legal and accounting fees and expenses, tax preparation expenses, filing fees, printing, mailing and duplication costs, and a fund administration fee. The Fund will pay routine ongoing expenses estimated at 0.34% of net assets per year based on the Fund’s estimated size of $250 million.

Extraordinary Fees and Expenses	The Fund will pay all of its extraordinary fees and expenses, if any. Such extraordinary fees and expenses, by their nature, are unpredictable in terms of timing and amount.

PART ONE: DISCLOSURE DOCUMENT

Reports to Shareholders

The manager will furnish you with annual reports as required by the rules and regulations of the SEC as well as with those reports required by the CFTC and the NFA, including, but not limited to, annual audited financial statements certified by an independent public accounting firm and any other reports required by any other governmental authority that has jurisdiction over the activities of the Fund. The Fund’s total portfolio holdings will be disclosed on its website at http://www.nuveen.com on each business day that the NYSE Amex is open for trading. The Fund’s website is publicly available at no charge. This website disclosure of portfolio holdings and the Fund’s net asset value (as of the previous day’s close) will be made daily and will include, as applicable, the name and value of each commodity investment and the value of the collateral as represented by cash, cash equivalents and debt securities held in the Fund’s portfolio. The values of the Fund’s portfolio holdings will, in each case, be determined in accordance with the Fund’s valuation policies. Fund shareholders will be provided with appropriate information to permit them (on a timely basis) to file U.S. federal and state income tax returns with respect to their shares.

Cautionary Note Regarding Forward-Looking Statements

This prospectus includes forward-looking statements that generally relate to future events or future performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or the negative of these terms or other comparable terminology. These forward-looking statements are based on information currently available to the manager and subadvisors and are subject to a number of risks, uncertainties and other factors, both known, such as those described in “Risk Factors” and elsewhere in this prospectus, and unknown, that could cause the actual results, performance, prospects or opportunities of the Fund to differ materially from those expressed in, or implied by, these forward-looking statements.

You should not place undue reliance on any forward-looking statements. Except as expressly required by the federal securities laws or otherwise, the manager and the subadvisors undertake no obligation to publicly update or revise any forward-looking statements or the risks, uncertainties or other factors described in this prospectus, as a result of new information, future events or changed circumstances or for any other reason after the date of this prospectus.

RISK FACTORS

You should consider carefully the risks described below before making an investment decision. You should also refer to the other information included in this prospectus, including the Fund’s financial statements and the related notes.

An investment in the Fund involves a high degree of risk. You should not invest in shares unless you can afford to lose all of your investment.

Commodity Investment Strategy Risks

You may lose all of your investment.    An investment in the Fund’s shares is subject to investment risk, including the possible loss of the entire amount that you invest. Your investment in the Fund’s shares represents an indirect investment in the commodity futures and forward contracts owned by it. Investments in individual commodity futures and forward contracts historically have had a high degree of price variability and may be subject to rapid and substantial changes. The Fund could incur significant losses on its investments in those commodity futures and forward contracts. Movements in commodity investment prices are outside of the Fund’s control and may not be anticipated by the commodity subadvisor. Price movements may be influenced by, among other things:

•	governmental, agricultural, trade, fiscal, monetary and exchange control programs and policies;

•	weather and climate conditions;

•	changing supply and demand relationships;

•	changes in international balances of payments and trade;

•	U.S. and international rates of inflation;

•	currency devaluations and revaluations;

•	U.S. and international political and economic events;

•	changes in interest and foreign currency/exchange rates;

•	market liquidity; and

•	changes in philosophies and emotions of market participants.

Investments in commodity futures and forward contracts are volatile and may result in losses.    The Fund invests in commodity futures and forward contracts, the prices of which can be volatile, particularly over short periods of time. The Fund bears the risk on every investment it makes that it will incur a loss. If the Fund experiences in the aggregate more losses than gains during the period you hold shares, you will experience a loss even if the Fund’s historical performance is positive.

The changing interests of investors, hedgers and speculators in the commodity markets may influence whether futures prices are above or below the expected future spot price.    In order to induce investors or speculators to take the corresponding long side of a futures contract, commodity producers must be willing to sell futures contracts at prices that are below the present value of expected future spot prices. Conversely, if the predominant participants in the futures market are the ultimate purchasers of the underlying commodity futures contracts in order to hedge against a rise in prices, then speculators should only take the short side of the futures contract if the futures price is greater than the present value of the expected future spot price of the commodity. This can have significant implications for the Fund when it is time to reinvest the proceeds from a maturing futures contract into a new futures contract. If the interests of investors, hedgers and speculators in futures markets have shifted such that commodity purchasers are the predominant participants in the market, the Fund will be constrained to reinvest at higher futures prices which could have a negative effect on the Fund’s returns.

Regulatory developments could significantly and adversely affect the Fund.    Commodity markets are subject to comprehensive statutes, regulations and margin requirements. Recent legislation has created a new multi-tiered structure of exchanges in the U.S. subject to varying degrees of regulation, and rules and interpretations regarding various aspects of this regulatory structure have only recently been finalized. Traditional futures exchanges, which are called designated contract markets, are subject to more streamlined and flexible core principles rather than the prior statutory and regulatory mandates. However, with respect to these traditional futures exchanges, the CFTC and the exchanges are authorized to take extraordinary actions in the event of a market emergency, including, for example, the retroactive implementation of speculative position limits or higher margin requirements, the establishment of daily limits and the suspension of trading. Any of these actions, if taken, could adversely affect the returns of the Fund by limiting or precluding investment decisions the Fund might otherwise make. The regulation of commodity transactions in the U.S. is a rapidly changing area of law and is subject to ongoing modification by government and judicial action. In addition, various national governments have expressed concern regarding the disruptive effects of speculative trading in the currency markets and the need to regulate the derivatives markets in general. The effect of any future regulatory change on the Fund is impossible to predict, but could be substantial and adverse.

Changing Regulatory Environment.    The CFTC has recently withdrawn relief previously granted to Gresham concerning position limits with respect to certain agricultural commodities (soybeans, corn and wheat) in which Gresham invests under TAP®. The effect of such withdrawal is that, beginning January 15, 2010, Gresham became subject to the same position limit rules as other investors. Gresham has taken steps to mitigate the potential risks associated with becoming subject to such limits (including expanding the number of exchanges on which it trades). However, such limits may in the future restrict the full implementation of the TAP® program. The CFTC is evaluating further changes to position limits for other commodities. Any such future changes could limit the Fund’s ability to implement its investment strategy.

Options Strategy Risks

There can be no assurance that the Fund’s options strategy will be successful.    The Fund intends to use options on commodity futures and forward contracts to enhance the Fund’s risk-adjusted total returns. The Fund may seek to protect its commodity futures and forward contracts positions in the event of a market decline in those positions by purchasing commodity put options that are “out-of-the money.” The Fund’s use of options, however, may not provide any, or only partial, protection for modest market declines.

In addition, the return performance of the Fund’s commodity futures and forward contracts may not parallel the performance of the commodities or indices that serve as the basis for the options bought or sold by the Fund; this basis risk may reduce the Fund’s overall returns. Investing in options is volatile and requires an accurate assessment of the market and the underlying instrument. Factors such as increased or reduced volatility, limited dollar value traded and timing of placing and executing orders may preclude the Fund from achieving the desired results of the options strategy and could affect the Fund’s ability to generate income and gains and limit losses.

The Fund may forego price appreciation above the option exercise price on up to approximately 50% of its commodity futures and forward contracts as a result of writing “out-of-the-money” commodity call options.    The Fund will write commodity call options with terms ranging up to one year that may be up to 20% “out-of-the-money” on a continual basis on up to approximately 50% of the notional value of each of its commodity futures and forward contract positions that, in Gresham’s determination, have sufficient option trading volume and liquidity. Initially, the Fund expects to sell commodity call options on approximately 50% of the notional value of its commodity futures and forward contract positions. As the writer of a call option, the Fund sells, in exchange for receipt of a premium, the right to any appreciation in the value of the futures or forward contract over a fixed price on or before a certain date in the future. Accordingly, the Fund is effectively limiting its potential for appreciation to the amount the option is “out-of-the-money” during the term of the option on up to approximately 50% of the notional value of its portfolio invested in commodity futures and forward contract positions.

The Fund may incur put premium costs without benefiting from its investment in commodity put options.    Initially, the Fund does not intend to purchase put options and therefore will not incur put premium costs. In the future, however, the Fund may from time to time purchase commodity put options on all or substantially all of the notional value of its commodity futures and forward contract positions. As a holder of a put option, the Fund, in exchange for payment of a premium, has the right to receive from the seller of the commodity put option, if the current price is lower than the exercise price, the difference between the put exercise price and the current price of the underlying commodity futures or forward contract on or before a specified date (in the case of “American-style” options, on or before the date of exercise or, in the case of “European-style” options, at the exercise date). If the price of the commodity futures or forward contract is greater than the exercise price of the put option upon expiration, then the Fund will have incurred the cost of the option but not have received any benefit from its purchase. In addition, because the Fund generally will purchase commodity put options that are substantially “out-of-the-money,” the Fund will not be protected against, and will bear the loss associated with, a market decline down to the exercise price of the option.

Risk that the Fund’s Shares may Trade at a Discount to Net Asset Value

There is a risk that the Fund’s shares may trade at prices other than the Fund’s net asset value per share.     The net asset value of each share will change as fluctuations occur in the market value of the Fund’s portfolio. Investors should be aware that the public trading price of a share may be different from the net asset value of a share. The price difference may be due, in large part, to the fact that supply and demand forces at work in the secondary trading market for shares may be related to, but are not identical to, the forces influencing the prices of the commodity contracts and other instruments held by the Fund at any point in time.

Risks Related to an Exchange Listing

The Exchange may halt trading in the shares which would adversely impact your ability to sell shares.    The Fund has applied to list the shares for trading on the NYSE Amex under the market symbol [CFD]. Trading in shares may be halted due to market conditions or, in light of the NYSE Amex rules and procedures, for reasons that, in the view of the NYSE Amex, make trading in shares inadvisable. In addition, trading is subject to trading halts caused by extraordinary market volatility pursuant to “circuit breaker” rules that require trading to be halted for a specified period based on a specified market decline. There can be no assurance that the requirements necessary to maintain the listing of the shares will continue to be met or will remain unchanged. The Fund will be terminated if the shares are delisted.

The lack of an active trading market for shares may result in losses on your investment at the time of disposition of your shares.    Although the Fund has applied to list its shares on the NYSE Amex, there can be no guarantee that an active trading market for the shares will develop or be maintained. If you need to sell your shares at a time when no active market for them exists, the price you receive for your shares, assuming that you are able to sell them, likely will be lower than that you would receive if an active market did exist.

Commodity Subadvisor Risks

Gresham will be using a strategy for the Fund that differs from the strategy on which its historical performance record is based.    Gresham’s historical performance record (set forth under the caption “Gresham Performance Record”) reflects the use of TAP®, not TAP PLUSSM. Gresham has not previously employed TAP PLUSSM (TAP® plus the options strategy) for the accounts of clients and, as a result, its historical performance record is not based on an investment approach that is identical to the investment approach to be used for the Fund. TAP PLUSSM is designed to enhance the Fund’s risk adjusted returns, which may have the effect of limiting the level of gains or losses that the Fund otherwise would achieve. Therefore, Gresham’s historical performance record for TAP® is not as relevant to investors in the Fund as it would be if Gresham were using only TAP® in investing for the Fund.

Past performance is no assurance of future results.    Gresham bases its investment decisions on systematic calculations of the values of global commodity production, total U.S. dollar trading volume on commodity futures and forwards exchanges and global trade values. Any subsequent commodity subadvisor to the Fund may employ a different commodity investment strategy. Neither Gresham’s systematic methodology nor the technical or fundamental analysis that may be used by future commodity subadvisors take into account unanticipated world events that may cause losses to the Fund. The addition of the Fund’s account will also substantially increase the total amount of assets Gresham manages which could adversely affect its performance. In any event, past performance does not assure future results.

Descriptions of the commodity subadvisor’s strategies may not be applicable in the future.    The commodity subadvisor or any subsequent commodity subadvisor may make material changes to the investment strategy it uses in investing the Fund’s assets with the consent of the manager, who has the sole authority to authorize any material changes. If this happens, the descriptions in this document would no longer be accurate or useful. The manager does not anticipate that this will occur frequently, if at all. You will be informed of any changes to the commodity subadvisor’s strategy that the manager deems to be material; however, you may not be notified until after a change occurs. Non-material changes may be made by the commodity subadvisor or any subsequent commodity subadvisor without the manager’s consent. These changes may nevertheless affect the Fund’s performance.

Speculative position and trading limits may reduce profitability.     The CFTC and U.S. exchanges have established “speculative position limits” on the maximum net long or net short position that any person may hold or control in particular futures and options on futures. Most exchanges also limit the amount of fluctuation in certain futures contract prices on a single trading day. The commodity subadvisor’s investment instructions, however, may have to be modified and positions held by the Fund may have to be liquidated in order to avoid exceeding these limits. Such modification or liquidation could adversely affect both the commodity subadvisor’s ability to implement TAP PLUSSM and the Fund’s operations and profitability by increasing transaction costs to liquidate positions and limiting potential profits on the liquidated positions. In addition, the commodity subadvisor is required to determine its compliance with speculative position limits on the basis of its aggregate net exposures. Accordingly, accounts managed by the commodity subadvisor that are unrelated to the Fund may affect the commodity subadvisor’s management of the Fund.

Increased competition could reduce the profitability of the commodity subadvisor.    The commodity subadvisor believes that there has been, over time, an increase in interest in commodity investing. As the capital under management on the same general principles increases, an increasing number of traders may attempt to initiate or liquidate substantial positions at or about the same time as the commodity subadvisor, or otherwise alter historical trading patterns or affect the execution of trades, to the detriment of the Fund.

Other Risks of the Fund’s Investment Strategy

There may be a loss on investments in short-term debt instruments.    When the Fund purchases a futures contract, the Fund is required to deposit with its futures commission merchant only a portion of the value of the contract. This deposit is known as “initial margin.” If and when the market moves against the position, the Fund is required to make additional deposits known as “variation margin.” The Fund invests its assets, other than the amount of margin required to be maintained by the Fund, in short-term, investment grade securities. The value of these investment grade securities generally moves inversely with movements in interest rates (declining as interest rates rise). The value of these investment grade securities might also decline if the credit quality of the issuer deteriorates, or if the issuer defaults on its obligations. If the Fund is required to sell short-term debt instruments before they mature when the value of the instruments has declined, the Fund will realize a loss. This loss may adversely impact the price of the Fund’s shares.

Daily disclosure of portfolio holdings could allow replication of the Fund’s portfolio and could have a negative effect on the Fund’s holdings.    Because the Fund’s total portfolio holdings will be disclosed on a daily basis, other investors may attempt to replicate the Fund’s portfolio or otherwise use the information in a manner that could have a negative effect on the Fund’s individual portfolio holdings and the Fund’s portfolio as a whole.

Certain of the Fund’s investments may become illiquid.    The Fund may not always be able to liquidate its investments at the desired price. It is difficult to execute a trade at a specific price when there is a relatively small volume of buy and sell orders in a market. A market disruption, such as a foreign government taking political actions that disrupt the market in its currency or in a major export, can also make it difficult to liquidate a position. Alternatively, limits imposed by futures exchanges or other regulatory organizations, such as speculative position limits and daily price fluctuation limits, may contribute to a lack of liquidity with respect to some commodity investments.

Unexpected market illiquidity may cause losses to investors. The large face value of the investments that the commodity subadvisor will acquire for the Fund increases the risk of illiquidity by both making its investments more difficult to liquidate at favorable prices and increasing the losses incurred while trying to do so.

An investment in the Fund may not necessarily diversify an investor’s overall portfolio.    Historically, the investment performance of commodities has shown a low negative correlation to the performance of other asset classes such as equity securities and debt instruments. Low correlation means that there is a low statistical relationship between the performance of commodity investments, on the one hand, and equity securities or debt instruments, on the other hand. Because this historical negative correlation is low, the Fund cannot be expected to be automatically profitable during unfavorable periods in the stock or bond markets, or vice versa. If, during a particular period of time, the Fund’s performance moves in the same general direction as the other financial markets or the Fund does not perform successfully relative to overall commodity markets, you may obtain little or no diversification benefits during that period from an investment in the Fund’s shares. In such a case, the Fund may have no gains to offset your losses from such other investments, and you may suffer losses on your investment in the Fund at the same time losses on your other investments are increasing.

See “Commodity Markets” in Part Two of this document for additional information.

Risk of Investing in Non-U.S. Markets

Investing in non-U.S. markets will expose the Fund to additional credit and regulatory risk.    The Fund currently expects that up to 30% of its investments in commodity futures and forward contracts and options on commodity futures and forward contracts may be in non-U.S. markets. Some non-U.S. markets present risks because they are not subject to the same degree of regulation as their U.S. counterparts. None of the CFTC, NFA, or any domestic exchange regulates activities of any foreign boards of trade or exchanges, including the execution, delivery and clearing of transactions, nor has the power to compel enforcement of the rules of a foreign board of trade or exchange or of any applicable non-U.S. laws. Similarly, the rights of market participants, such as the Fund, in the event of the insolvency or bankruptcy of a non-U.S. market or broker are also likely to be more limited than in the case of U.S. markets or brokers. As a result, in these markets, the Fund would have less legal and regulatory protection than it does when it invests domestically.

Investing through non-U.S. exchanges is subject to the risks presented by exchange controls, expropriation, increased tax burdens and exposure to local economic declines and political instability. An adverse development with respect to any of these variables could reduce the profit or increase the loss on investments of the Fund in the affected international markets.

The Fund’s non-U.S. investments may be exposed to losses resulting from non-U.S. exchanges that are less developed or less reliable than U.S. exchanges.    Some non-U.S. commodity exchanges may be in a more developmental stage than U.S. exchanges, so that prior price histories may not be indicative of current price dynamics. In addition, the Fund may not have the same access to certain contracts on foreign exchanges as do local traders, and the historical market data on which the commodity subadvisor bases its strategies may not be as reliable or accessible as it is in the U.S. All of these factors could adversely affect the performance of the Fund.

Regulatory and Operating Risks

The Fund is not a regulated investment company.    Unlike other Nuveen-sponsored funds, the Fund is not a mutual fund, a closed-end fund, or any other type of investment company within the meaning of the 1940 Act. Accordingly, you do not have the protections afforded by that statute which, for example, regulates the relationship between the investment company and its investment adviser and mandates certain authority to be held by the board of directors of an investment company.

The Fund has no operating history.    The Fund is new and has no operating history. Therefore, there is no performance history of the Fund to serve as a basis for you to evaluate an investment in the Fund. The manager has not previously operated a commodity pool or selected a commodity trading advisor. While the commodity subadvisor has previously managed assets pursuant to TAP®, it has never employed TAP PLUSSM when managing assets for clients. NEITHER THIS POOL OPERATOR NOR ANY OF ITS TRADING PRINCIPALS HAS PREVIOUSLY OPERATED ANY OTHER POOLS OR TRADED ANY OTHER ACCOUNTS.

Conflicts of interest could adversely affect the Fund.    There are conflicts of interest in the structure and operation of the Fund. The manager has sole authority to manage the Fund, and its interests may conflict with those of Fund shareholders. In addition, the collateral subadvisor is an affiliate of the manager. The commodity subadvisor may encounter conflicts between the interests of the Fund and its other clients. These conflicts could result in actions by the manager or one of the subadvisors that are not in the best interests of the Fund. These conflicts are described in more detail under “Conflicts of Interest.”

Departure of key personnel could adversely affect the Fund.    In managing and directing the Fund’s day-to-day activities and affairs, the manager will rely heavily on Gresham and in particular on Jonathan S. Spencer, Douglas J. Hepworth and Dr. Henry G. Jarecki. If those individuals were to leave or be unable to carry out their present responsibilities, it may have an adverse effect on the Fund’s management. In addition, as a result of current deteriorating market conditions or other reasons, Nuveen Investments, NCAM, NAM and Gresham may need to implement cost reductions in the future which could make the retention of qualified and experienced personnel more difficult and could lead to personnel turnover.

Reliance on affiliates of Nuveen Investments.    The Fund is dependent upon services and resources provided by its manager and collateral subadvisor (NCAM and NAM, respectively) and their parent Nuveen Investments. Nuveen Investments, through its own business or the financial support of its affiliates, may not be able to generate sufficient cash flow from operations or ensure that future borrowings will be available in an amount sufficient to enable it to pay its indebtedness or to fund its other liquidity needs. For additional information on NCAM, NAM and Nuveen Investments, see “Management of the Fund—Nuveen Investments.”

Shareholders have limited voting rights, and the individual Trustees have limited duties and powers, and neither will be able to affect management of the Fund regardless of performance.    Unlike the holder of capital stock in an investment company, shareholders have limited voting rights or other means to control or affect the Fund’s business. While Fund shareholders will have the right to elect the Fund’s individual Trustees, the powers and duties of the individual Trustees are very limited. The individual Trustees’ sole powers are (i) to terminate for cause the manager of the Fund (which, under the Trust Agreement, will automatically cause the Fund to terminate and be liquidated if at the time there is not a remaining manager), and (ii) to serve as the audit committee and nominating committee of the Fund. The individual Trustees of the Fund, unlike the board of directors of an investment company, will not have the power to cause the Fund to change its investment objective or policies, effect changes to operations, approve the advisory fees of the manager or replace the manager or subadvisors. Rather, the power to determine the Fund’s policies and direct its operations is conferred on the manager. Thus, the Fund shareholders do not benefit from the protection of their interests afforded to investment companies by an independent board of directors with extensive powers to control the operations of the company. Therefore, the shareholders to a large extent are dependent on the abilities, judgment and good faith of the manager in exercising its wide-ranging powers over the Fund, limited solely by the fiduciary duties of the manager to treat the Fund and its shareholders fairly and equitably and with reasonable care. If the manager voluntarily withdraws or is removed by a vote of shareholders and shareholders have not voted to elect a replacement manager, the Fund will terminate and will liquidate its assets.

The manager may not be removed as manager by Fund shareholders except upon approval by the affirmative vote of the holders of at least 50% of the outstanding shares (excluding shares owned by the manager and its affiliates), subject to the satisfaction of certain conditions. Any removal of the manager by Fund shareholders or by the individual Trustees (upon 60 days written notice and under certain limited circumstances) will result in the liquidation of the Fund if at the time there is not a remaining manager.

Thus, it is extremely unlikely that Fund shareholders will be able to make any changes in the management of the Fund, even if performance is poor.

Fees and expenses are charged regardless of profitability and may result in depletion of assets.    The Fund pays brokerage commissions, over-the-counter dealer spreads, organization and offering expenses, management fees and operating and extraordinary expenses, in all cases regardless of whether the Fund’s activities are profitable. Those fees and expenses include asset-based management fees of up to 1.25% per year and brokerage fees and operating expenses expected to be approximately 0.77% per year. Assuming underwriting discounts and commissions of 4.5%, and assuming the Fund’s portfolio generates annual interest income of 0.06%, the Fund will have to generate profits other than from interest income of 7.03% during its first year of operations in order for an investor in this offering to break even for the year. Consequently, the expenses of the Fund could, over time, result in significant losses to your investment therein. You may not achieve profits, significant or otherwise.

The value of the shares may be adversely affected if the Fund is required to indemnify the individual Trustees or the manager.    Under the Trust Agreement, each of the individual Trustees and the manager has the right to be indemnified for any liability or expense it incurs without gross negligence or misconduct. That means that the manager may require the assets of the Fund to be sold in order to cover losses or liability suffered by it or by the individual Trustees. Any sale of that kind would reduce the net asset value of the Fund and the value of the shares.

The failure or bankruptcy of one of its clearing brokers could result in a substantial loss of Fund assets.    Under CFTC regulations, a clearing broker maintains customers’ assets in a bulk segregated account. If a clearing broker fails to do so, or is unable to satisfy a substantial deficit in a customer account, its other customers may be subject to risk of loss of their funds in the event of that clearing broker’s bankruptcy. In that event, the clearing broker’s customers, such as the Fund, are entitled to recover, even in respect of property specifically traceable to them, only a proportional share of all property available for distribution to all of that clearing broker’s customers. The Fund also may be subject to the risk of the failure of, or delay in performance by, any exchanges and their clearing organizations, if any, on which commodity interest contracts are traded.

The clearing brokers may be subject to legal or regulatory proceedings in the ordinary course of their business. A clearing broker’s involvement in costly or time-consuming legal proceedings may divert financial resources or personnel away from the clearing broker’s trading operations, which could impair the clearing broker’s ability to successfully execute and clear the Fund’s trades.

An investment in the shares may be adversely affected by competition from other methods of investing in commodities.    The Fund constitutes a new, and thus untested, type of investment methodology. It competes with other financial vehicles, including other commodity pools, hedge funds, traditional debt and equity securities issued by companies in the commodities industry, other securities backed by or linked to such commodities, and direct investments in the underlying commodities or commodity futures contracts. Market and financial conditions, and other conditions beyond the manager’s control, may make it more attractive to invest in other financial vehicles or to invest in such commodities directly, which could limit the market for the shares.

Commodity Market Volatility Risk.    The commodity markets have experienced periods of extreme volatility since the latter half of 2007. General market uncertainty and consequent repricing risk have led to market imbalances of sellers and buyers, which in turn have resulted in significant reductions in values of a variety of commodities. These market conditions may result in rapid and substantial valuation increases or decreases in the Fund’s holdings. In addition, volatility in the commodity and securities markets may directly and adversely affect the setting of distribution rates on the Fund’s shares.

The offering of shares has not been subject to independent review or review on your behalf. Shareholders do not have legal counsel representing them in connection with the Fund. Accordingly, a shareholder should consult its legal, tax and financial advisers regarding the desirability of investing in the Fund. As previously noted, you cannot predict the expected results of this Fund from the performance history of other funds managed by the commodity subadvisor.

Deregistration of the commodity pool operator and investment subadvisors could disrupt operations. The manager and the commodity subadvisor are registered commodity pool operators and registered commodity trading advisors. If the CFTC were to terminate, suspend, revoke or not renew the manager’s registrations, the manager would be compelled to withdraw as the Fund’s manager. The shareholders would then determine whether to select a replacement manager or to dissolve the Fund. If the CFTC and/or the SEC were to terminate, suspend, revoke or not renew either of the subadvisor’s registrations, the manager would terminate the management agreement with that subadvisor. The manager could choose to appoint a new subadvisor or terminate the Fund. No action is currently pending or threatened against the manager, the commodity subadvisor or the collateral subadvisor.

The Fund’s Distribution Policy May Change At Any Time. Distributions paid by the Fund to its shareholders are derived from the current income and gains from the Fund’s portfolio investments and the option strategy, but to the extent such current income and gains are not sufficient to pay distributions, the Fund’s distributions may represent a return of capital. The total return generated by the Fund’s investments can vary widely over the short term and long term and the Fund may be required to liquidate investments in order to make distributions. The Fund reserves the right to change its distribution policy and the basis for establishing the rate of its monthly distributions at any time and may do so without prior notice to shareholders.

Tax Risk

Your tax liability may exceed cash distributions.    You will be taxed on your share of the Fund’s taxable income and gain each year, regardless of whether you receive any cash distributions from the Fund. Your share of such income or gain, as well as the tax liability generated by such income or gain, may exceed the distributions you receive from the Fund for the year.

You could owe tax on your share of the Fund’s ordinary income despite overall losses.    Gain or loss on futures and forward contracts and options on futures and forward contracts will generally be taxed as capital gains or losses for U.S. federal income tax purposes. Interest income is ordinary income. In the case of an individual, capital losses can only be used to offset capital gains plus $3,000 ($1,500 in the case of a married taxpayer filing a separate return) of ordinary income each year. Therefore, you may be required to pay tax on your allocable share of the Fund’s ordinary income, even though the Fund incurs overall losses.

Certain Fund expenses may be treated as miscellaneous itemized deductions rather than as deductible ordinary and necessary business expenses. Certain expenses incurred by the Fund may be treated as miscellaneous itemized deductions for federal income tax purposes, rather than as deductible ordinary and necessary business expenses, with the result that shareholders who are individuals, trusts, or estates may be subject to limitations on the deductibility of their allocable share of such expenses.

Tax-exempt investors may recognize unrelated business taxable income with respect to their investment in the Fund. Persons that are otherwise exempt from federal tax may be allocated unrelated business taxable income as a result of their investment in the Fund. In particular, for charitable remainder trusts, investment in the Fund may not be appropriate.

Non-U.S. investors may face United States tax consequences.    Non-U.S. investors should consult their own tax advisors concerning the applicable foreign as well as the United States tax implications of an investment in the Fund. Non-U.S. investors may also be subject to special withholding tax provisions if they fail to furnish the Fund (or another appropriate person) with a timely and properly completed Form W-8BEN or other applicable form.

If the IRS treated the Fund as a corporation for tax purposes, it would adversely affect distributions to shareholders.    Based upon the continued accuracy of the representations of the manager, the Fund believes that under current law and regulations it will be classified as a partnership for federal income tax purposes. However, the Fund has not requested, nor will it request, any ruling from the IRS as to this status. In addition, you cannot be sure that those representations will continue to be accurate. If the IRS were to challenge the federal income tax status of the Fund, such a challenge could result in (i) an audit of each shareholder’s entire tax return and (ii) adjustments to items on that return that are unrelated to the ownership of shares. In addition, each shareholder would bear the cost of any expenses incurred in connection with an examination of its personal tax return.

If the Fund were taxable as a corporation for federal income tax purposes in any taxable year, its income, gains, losses and deductions would be reflected on its own tax return rather than being passed through (proportionately) to shareholders, and it would become subject to an entity-level income tax on its net income at corporate rates. This would adversely affect the Fund’s overall performance and ability to make distributions. In addition, some or all of the distributions made to shareholders would be classified as dividend income which would have been reduced as a result of the federal, state and local taxes paid by the Fund, as the case may be.

Items of income, gain, deduction, loss and credit with respect to Fund shares could be reallocated if the IRS does not accept the conventions used by the Fund in allocating Fund tax items.    United States federal income tax rules applicable to partnerships are complex and often difficult to apply to publicly traded partnerships. The Fund will apply certain conventions in an attempt to comply with applicable rules and to report income, gain, deduction, loss and credit to Fund shareholders in a manner that reflects shareholders’ share of Fund items, but these conventions may not be in full technical compliance with applicable tax requirements. It is possible that the IRS will successfully assert that the conventions used by the Fund to allocate income to the shareholders do not satisfy the technical requirements of the United States tax law and could require that items of income, gain, deduction, loss or credit be reallocated in a manner that adversely affects you.

The current treatment of long-term capital gains under current United States federal income tax law may be adversely affected in the future.    Under current law, long-term capital gains are taxed to non-corporate investors at a maximum United States federal income tax rate of 15%. This tax treatment may be adversely affected by future changes in tax laws at any time and is currently scheduled to expire for tax years beginning after December 31, 2010.

Prospective shareholders are strongly urged to consult their own tax advisors and counsel with respect to the possible tax consequences to them of an investment in any shares. The tax consequences may differ in respect of different shareholders.

THE FUND’S INVESTMENTS

The Fund’s investment objective is to generate attractive risk-adjusted total return compared to investments in passively managed commodity funds. In seeking to achieve its investment objective, the Fund will invest in a diversified basket of commodities in order to obtain broad exposure to the commodities markets.

The Fund intends to pursue the Fund’s investment objective through TAP PLUSSM (TAP® plus the options strategy) by utilizing:

•

an actively managed, fully collateralized, long only rules-based commodity investment strategy, whereby the Fund will invest in a diversified basket of commodity futures and forward contracts with an aggregate notional value substantially equal to the net assets of the Fund;

•	an options strategy designed to moderate the overall risk and return characteristics of the Fund’s commodity investments and generate options premium cash flow; and

•	investing the assets it maintains as collateral in short-term, investment grade debt instruments.

In pursuing its options strategy, the Fund will write (sell) “out-of-the-money” commodity call options on individual futures and forward contracts, baskets of commodities or on broad based commodity indices. Initially, the Fund does not expect to purchase commodity put options. In the future, however, the Fund may also purchase “out-of-the-money” commodity put options, for protection against significant asset value declines, on an opportunistic basis. By utilizing this options strategy, the Fund believes that it may favorably reduce the potential volatility of returns from its commodity investment strategy and thereby generate an attractive risk-adjusted return. The Fund cannot assure you that it will achieve its investment objective. The Fund’s risk-adjusted return over any particular period may be positive or negative.

The Fund expects to declare its initial distribution approximately 45 days, and to pay that distribution approximately 60 days, from the completion of this offering, depending on market conditions. See “Distributions.”

There are no provisions in the Trust Agreement or otherwise that limit the ability of the Fund to change its investment strategy (including the types of products in which the Fund may invest). The Fund has no present intent to use leverage or borrowings (other than for temporary or emergency purposes).

Overview of Investment Strategy

Commodity Investments. The Fund will invest on a notional basis substantially all of its assets in futures and forward contracts pursuant to the commodity investment strategy TAP®, an actively managed, rules-based commodity investment strategy. TAP® is fundamental in nature and is designed to maintain consistent, fully collateralized exposure to commodities as an asset class. See “Management of the Fund—Commodity Subadvisor” for additional information on TAP®.

The Fund will make commodity investments in the following six main commodity groups:

•	energy;

•	industrial metals;

•	agriculturals;

•	precious metals;

•	foods and fibers; and

•	livestock.

If commodity futures and forward contracts and options on commodity futures and forward contracts are listed on multiple exchanges, the Fund will, under normal circumstances, invest in all contracts in proportion to their relative liquidity as measured by dollar volume traded in those contracts. A list of futures and forward contracts and options on commodity futures and forward contracts that the Fund may invest in, the group they are associated with and the exchanges on which they currently trade with the greatest dollar value traded is set forth below:

Group	Commodity	Primary Exchange
Energy	Crude Oil	New York Mercantile Exchange/Intercontinental Exchange

	Gas Oil	Intercontinental Exchange
	Gasoline	New York Mercantile Exchange
	Heating Oil	New York Mercantile Exchange
	Natural Gas	New York Mercantile Exchange

Group	Commodity	Primary Exchange
Industrial Metals	Aluminum	London Metals Exchange
	Copper	London Metals Exchange/New York Commodities Exchange
	Lead	London Metals Exchange
	Nickel	London Metals Exchange
	Tin	London Metals Exchange
	Zinc	London Metals Exchange

Agriculturals	Corn	Chicago Board of Trade
	Oats	Chicago Board of Trade
	Soybeans	Chicago Board of Trade
	Soybean Meal	Chicago Board of Trade
	Soybean Oil	Chicago Board of Trade
	Wheat	Chicago Board of Trade/Kansas City Board of Trade/Minneapolis Grain Exchange

Precious Metals	Gold	New York Commodities Exchange
	Silver	New York Commodities Exchange
	Palladium	New York Mercantile Exchange
	Platinum	New York Mercantile Exchange

Foods and Fibers	Cocoa	New York Board of Trade
	Coffee	New York Board of Trade/ London International Financial Futures Exchange
	Cotton	New York Board of Trade
	Lumber	Chicago Mercantile Exchange
	Milk	Chicago Mercantile Exchange
	Orange Juice	New York Board of Trade
	Sugar	New York Board of Trade

Livestock	Feeder Cattle	Chicago Mercantile Exchange
	Lean Hogs	Chicago Mercantile Exchange
	Live Cattle	Chicago Mercantile Exchange
	Pork Bellies	Chicago Mercantile Exchange

The actual weightings of the TAP® portfolio as of December 31, 2009 are as follows:

Group	Commodity	Actual TAP® portfolio weighting as of 12/31/09 (%)
Energy	Crude Oil	23.4%
	Gasoline	3.4%
	Heating Oil	4.6%
	Natural Gas	3.6%

	Group Total	35.0%

Industrial Metals	Aluminum	5.7%
	Copper	8.6%
	Lead	0.9%
	Nickel	1.8%
	Zinc	1.5%

	Group Total	18.5%

Agriculturals	Corn	3.6%
	Soybeans	5.1%
	Soybean Meal	2.2%
	Soybean Oil	1.2%
	Wheat	3.9%

	Group Total	16.0%

Precious Metals	Gold	9.1%
	Silver	2.6%
	Palladium	0.3%
	Platinum	1.0%

	Group Total	13.0%

Foods and Fibers	Cocoa	1.0%
	Coffee	2.4%
	Cotton	1.9%
	Sugar	4.0%

	Group Total	9.3%

Livestock	Feeder Cattle	1.1%
	Lean Hogs	2.1%
	Live Cattle	5.0%

	Group Total	8.2%

The Fund also may invest in other commodity contracts that are presently, or may hereafter become, the subject of commodity futures trading. Except for certain limitations described herein, there are no restrictions or limitations on the specific commodity investments in which the Fund may invest. The specific commodities in which the Fund will invest, and the relative weighting of those commodities, will be determined annually by the commodity subadvisor. Those determinations are expected to remain unchanged until the next annual determination. Under normal market circumstances, the commodity subadvisor avoids exercising discretion between such annual determinations.

Because the nature of the Fund’s investments in commodity futures and forward contracts will not require significant outlays of principal, less than 25% of the Fund’s net assets will be committed to establishing those positions. In addition, the Fund expects that, if put options are purchased in the future, no more than 5% of the Fund’s net assets will be used to purchase OTC commodity put options at any one time and that option premium cash flow generated by the sale of call options on commodity futures and forward contracts will be sufficient to cover the premiums paid for those put options.

Options Strategy. Pursuant to the options strategy, the Fund will write “out-of-the-money” call options on individual futures and forward contracts held by it, on baskets of commodities or on broad based commodity indices, such as the DJ/UBS or the GSCI, whose prices are expected to closely correspond to at least a substantial portion of the commodity futures and forward contracts held by the Fund. The Fund will write commodity call options that are U.S. exchange-traded and that are typically “American-style” (exerciseable at any time prior to expiration). The Fund also will write commodity call options that are non-U.S. exchange traded and that are typically “European-style” (exerciseable only at the time of expiration). The Fund will write commodity call options on up to approximately 50% of the notional value of each of its commodity futures and forward contract positions that, in Gresham’s determination, have sufficient option trading volume and liquidity. Initially, the Fund expects to sell commodity call options on approximately 50% of the notional value of its commodity futures and forward contract positions. The Fund will write commodity call options with terms ranging up to one year that may be up to 20% “out-of-the-money”. Generally, the Fund expects to write short-term commodity call options with terms of 1 to 3 months. Subject to the foregoing limitations, the implementation of the options strategy will be within Gresham’s discretion. While generating options premium cash flow for the Fund, the call options will cause the Fund to forgo the right to any appreciation above the exercise price of the call options on the percentage of the notional value of the Fund’s long commodity positions covered by the call options. The Fund’s risk-adjusted return over any particular period may be positive or negative. See also, “Management of the Fund—Commodity Subadvisor.”

Collateral Investments. To support its commodity investments, the Fund anticipates that it will maintain significant collateral that will be invested in short-term debt instruments with maturities of up to 2 years that, at the time of investment, are investment grade quality, including obligations issued or guaranteed by the U.S. government, its agencies and instrumentalities and corporate obligations. A debt instrument is considered investment grade quality if it is rated within the four highest grades (BBB or Baa or better) by at least one of the NRSROs that rate such instrument (even if rated lower by another), or it is unrated by any NRSRO but judged to be of comparable quality by NAM. The Fund’s collateral subadvisor expects to maintain a portfolio of debt instruments with an average credit quality of AA (or A1/P1 with respect to short-term instruments). Although earning interest income, the collateral is subject on a continual basis to additional margin calls by the commodity broker and to additional deposits in the commodity account if the levels of notional trading change.

Based on the Fund’s investment strategies, it will employ its assets as noted below. Approximately 25% of the Fund’s assets will be initially committed as “initial” and “variation” margin to secure the long futures and forward contract positions. These assets will be placed in one or more commodity futures accounts maintained by the Fund at BCI, the Fund’s clearing broker, and will be invested in interest bearing cash, U.S. Treasury bills and other U.S. Government instruments. The remaining assets of the Fund that are used to support the Fund’s commodity investments will be invested in short-term, investment grade debt instruments.

As part of the options strategy, the Fund expects to generate positive cash flow from its commodity option writing activities sufficient to cover the cost of purchasing put options, if any. On an absolute basis, the Fund does not expect that the cost to purchase the put options at any one time will exceed 5% of the value of the Fund’s net assets.

MANAGEMENT OF THE FUND

The Fund

The Fund is a Delaware statutory trust organized on December 7, 2005. The Fund maintains its main business office at 333 West Wacker Drive, Chicago, Illinois 60606. The Fund is a commodity pool. It operates pursuant to the terms of the Trust Agreement attached as Exhibit [            ], which grants full management control to the manager.

Trustees

Wilmington Trust Company, a Delaware trust company, is the Delaware Trustee of the Fund. The Delaware Trustee’s principal offices are located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890. The Delaware Trustee is unaffiliated with the manager. The Delaware Trustee’s duties and liabilities with respect to the offering of the shares and the Fund’s management are limited to its express obligations under the Trust Agreement. In particular, the Delaware Trustee will accept service of legal process on the Fund in the State of Delaware and will make certain filings under the Delaware Statutory Trust Act. The rights and duties of the Delaware Trustee, the individual Trustees, the manager and the shareholders are governed by the provisions of the Delaware Statutory Trust Act and by the Trust Agreement. Except for the ministerial duties described herein, the Delaware Trustee and the individual Trustees have delegated all duties and responsibilities to manage the business and affairs of the Fund to the manager pursuant to the Delaware Statutory Trust Act.

The individual Trustees, all of whom will be unaffiliated with the manager, will make up the audit committee and nominating committee of the Fund and will meet the independent director requirements established by the NYSE Amex and the Sarbanes-Oxley Act of 2002. The individual Trustees will serve as the board of the Fund.

The names of the individual trustees of the Fund, their principal occupations and other affiliations during the past five years, and other directorships they hold are set forth below. The individual trustees of the Fund are each directors or trustees, as the case may be, of 75 Nuveen-sponsored open-end funds (the “Nuveen Mutual Funds”) and 124 Nuveen-sponsored closed-end funds (collectively with the Nuveen Mutual Funds, the “Nuveen Funds”). The information listed below for each individual Trustee includes the experiences, qualifications, attributes and skills that led to the conclusion, as of the date of this document, that each individual Trustee should serve as a Trustee of the Fund.

Robert P. Bremner. Mr. Bremner (age 69) is a private investor and management consultant in Washington, D.C. His biography of William McChesney Martin, Jr., a former chairman of the Federal Reserve Board, was published by Yale University Press in November 2004. From 1994 to 1997, he was a Senior Vice President at Samuels International Associates, an international consulting firm specializing in governmental policies, where he served in a part-time capacity. Previously, Mr. Bremner was a partner in the LBK Investors Partnership and was chairman and majority stockholder with ITC Investors Inc., both private investment firms. He currently serves on the Board and as Treasurer of the Humanities Council of Washington D.C. From 1984 to 1996, Mr. Bremner was an independent Trustee of the Flagship Funds, a group of municipal open-end funds. He began his career at the World Bank in Washington D.C. He graduated with a Bachelor of Science degree from Yale University and received his MBA from Harvard University.

David J. Kundert. Mr. Kundert (age 67) retired in 2004 as Chairman of JPMorgan Fleming Asset Management, and as President and CEO of Banc One Investment Advisors Corporation, and as President of One Group Mutual Funds. Prior to the merger between Bank One Corporation and JPMorgan Chase and Co., he was Executive Vice President, Bank One Corporation and, since 1995, the Chairman and CEO, Banc One Investment Management Group. From 1988 to 1992, he was President and CEO of Bank One Wisconsin Trust Company. Currently, Mr. Kundert is a Director of the Northwestern Mutual Wealth Management Company. He started his career as an attorney for Northwestern Mutual Life Insurance Company. Mr. Kundert has served on the Board of Governors of the Investment Company Institute and he is currently a member of the Wisconsin Bar Association. He is on the Board of the Greater Milwaukee Foundation and chairs its Investment Committee. He received his Bachelor of Arts degree from Luther College, and his Juris Doctor from Valparaiso University.

William J. Schneider. Mr. Schneider (age 65) is currently Chairman, formerly Senior Partner and Chief Operating Officer (retired, December 2004) of Miller-Valentine Partners Ltd., a real estate investment company. He is a Director and Past Chair of the Dayton Development Coalition. He was formerly a member of the Community Advisory Board of the National City Bank in Dayton as well as a former member of the Business Advisory Council of the Cleveland Federal Reserve Bank. Mr. Schneider is a member of the Business Advisory Council for the University of Dayton College of Business. Mr. Schneider was an independent Trustee of the Flagship Funds, a group of municipal open-end funds. He also served as Chair of the Miami Valley Hospital and as Chair of the Finance Committee of its parent holding company. Mr. Schneider has a Bachelor of Science in Community Planning from the University of Cincinnati and a Masters of Public Administration from the University of Dayton.

Carole E. Stone. Ms. Stone (age 62) retired from the New York State Division of the Budget in 2004, having served as its Director for nearly five years and as Deputy Director from 1995 through 1999. Ms. Stone is currently on the Board of Directors of the Chicago Board Options Exchange, CBOE Holdings, Inc. and C2 Options Exchange, Incorporated and is a Commissioner on the New York State Commission on Public Authority Reform. She has also served as the Chair of the New York Racing Association Oversight Board, as Chair of the Public Authorities Control Board and as a member of the Boards of Directors of several New York State public authorities. Ms. Stone has a Bachelor of Arts from Skidmore College in Business Administration.

Terence J. Toth. Mr. Toth (age 50) is a Director, Legal & General Investment Management America, Inc. (since 2008) and a Managing Partner, Promus Capital (since 2008). From 2004 to 2007, he was Chief Executive Officer and President of Northern Trust Global Investments, and Executive Vice President of Quantitative Management & Securities Lending from 2000 to 2004. He also formerly served on the Board of the Northern Trust Mutual Funds from 2005 to 2007. He joined Northern Trust in 1994 after serving as Managing Director and Head of Global Securities Lending at Bankers Trust (1986 to 1994) and Head of Government Trading and Cash Collateral Investment at Northern Trust from 1982 to 1986. He currently serves on the Boards of the Goodman Theatre, Chicago Fellowship, and University of Illinois Leadership Council, and was Chairman of the Board of Catalyst Schools of Chicago. Mr. Toth graduated with a Bachelor of Science degree from the University of Illinois, and received his MBA from New York University. In 2005, he graduated from the CEO Perspectives Program at Northwestern University.

The board of the Fund has the right under limited circumstances to terminate the manager of the Fund only for cause. “Cause” consists of a statutory disqualification of the manager under Sections 8a(2) and 8a(3) of the Commodity Exchange Act (“CEA”), suspension or revocation of the manager’s CPO or CTA registrations or the bankruptcy, insolvency or receivership of the manager. See “Trust Agreement - Authority of Individual Trustees.” The audit committee will be responsible for the appointment, compensation, retention and oversight of the work of the public accounting firm engaged by the Fund. The nominating committee will be responsible for selecting candidates for the board and determining their compensation. The individual Trustees are also responsible to nominate for election other individual trustees. In addition to the responsibilities mandated by the NYSE Amex, the individual Trustees will have the limited authority and responsibilities as set forth under “Trust Agreement—Authority of the Individual Trustees.”

Manager and Subadvisors

The Manager and Commodity Pool Operator.    Nuveen Commodities Asset Management, LLC is the manager of the Fund, and will be responsible for determining the Fund’s overall investment strategy and its implementation, including:

•	the selection and ongoing monitoring of:

(a) the commodity subadvisor, that will invest the Fund’s assets pursuant to TAP PLUS SM; and

(b) the collateral subadvisor, that will invest the Fund’s collateral in short-term, investment grade debt instruments;

•	the management of the Fund’s business affairs; and

•	the provision of certain clerical, bookkeeping and other administrative services for the Fund.

The manager may change, or temporarily deviate from, the Fund’s investment strategy and the manner in which the strategy is implemented if the manager determines that it is in the best interests of Fund shareholders to do so based on existing market conditions or otherwise. For instance, the manager could change or deviate from the Fund’s investment strategy or the manner in which it is implemented if, among other things, the manager determined to replace Gresham (in which case the Fund would no longer employ TAP® or TAP PLUSSM because TAP® and TAP PLUSSM are proprietary to Gresham), the commodity option markets experienced a lack of volatility or liquidity so that it was no longer in the best interest of the Fund and its shareholders for the Fund to employ the options strategy, or unforeseen circumstances arose that necessitated a change in the Fund’s strategy or its implementation.

The manager is a wholly-owned subsidiary of Nuveen Investments, Inc., a Delaware corporation. Founded in 1898, Nuveen Investments and its affiliates had approximately $145 billion of assets under management as of December 31, 2009.

The manager will own              shares of the Fund. None of the subadvisors or any principal of the manager or the subadvisors will have any ownership interest in the Fund.

The manager is registered with the CFTC as a CTA (effective date of registration January 4, 2006) and as a CPO (effective date of registration January 4, 2006) and is a member of the NFA. Except to the extent carried out by the Fund’s independent audit committee, the manager has complete responsibility to ensure that the Fund complies with all obligations under the CEA. The manager has no operating history or experience in operating a commodity pool.

Gifford R. Zimmerman is a Managing Member (and principal executive officer) of the manager and William Adams IV is also a Managing Member of the manager. Mr. Zimmerman (age 53) is a Managing Director (since 2002), Assistant Secretary and Associate General Counsel of Nuveen Investments, LLC. Prior thereto, Mr. Zimmerman was a Vice President and Assistant General Counsel of Nuveen Investments, LLC. Mr. Zimmerman also serves as a Managing Director (since 2002), General Counsel and Assistant Secretary of Nuveen Asset Management and Managing Director (since 2004) and Assistant Secretary (since 1994) of Nuveen Investments, Inc. Mr. Adams (age 54) has been Executive Vice President, U.S. Structured Products of Nuveen Investments, Inc. since December 1999. Prior thereto, Mr. Adams was Managing Director of Structured Investments effective September 1997 and Vice President and manager, Corporate Marketing effective August 1994.

Each of Mr. Zimmerman and Mr. Adams has held his position with the manager since December 2005. Because the manager has not yet commenced substantive operations, neither of them has performed any duties to date. Mr. Zimmerman was listed as a principal and registered as an associated person on August 30, 2006.

Commodity Subadvisor

Background and Personnel.    The manager has selected Gresham to manage the assets of the Fund to be invested pursuant to TAP PLUSSM (TAP® plus the options strategy). Gresham is a Delaware limited liability company, the successor to Gresham Investment Management, Inc. formed in July 1992. Gresham maintains its main business office at 67 Irving Place, 12th Floor, New York, NY 10003. Gresham is registered with the CFTC as a CTA (effective date of registration August 17, 1994) and as a CPO (effective date of registration August 17, 1994) and is a member of the NFA. Gresham also is registered with the SEC as an investment adviser. Gresham’s sole business activity is to render commodity interest advisory services and manage assets on behalf of its clients and in doing so it administers several commodity investment programs, which include TAP®, and TAP PLUSSM. Gresham has not previously employed TAP PLUSSM for the accounts of clients.

Gresham’s principals are Commodity Investment Fund LLC, The GIMI Trust II, Jonathan S. Spencer, Douglas J. Hepworth, Robert Reeves and Dr. Henry G. Jarecki. Jonathan S. Spencer, Douglas J. Hepworth and Susan Wager serve as the Fund’s portfolio managers with respect to the Fund’s commodity investments.

Mr. Spencer (age 46), the President of Gresham since August 1995, has been registered with the CFTC as a principal and associated person of Gresham since August 17, 1994. Mr. Spencer is responsible for Gresham’s day-to-day operational and administrative matters. In December 1986, Mr. Spencer began working for The Falconwood Corporation, a family office that is affiliated with Gresham and that manages investments and affairs for the Jarecki family, and is currently a portfolio manager and an Executive Vice President of that office. Since June 1999, Mr. Spencer served as President of Enhanced Index Management, LLC, a Delaware limited liability company formed in March 1999 (“EIM”). EIM was formed to offer money management services, but has never actively engaged in that business. Additionally, Mr. Spencer was the President of KPQ Futures, a futures commission merchant, from September 1991 to July 1995, and Executive Vice President of Windham

Futures Corporation (“Windham”) (formerly Brody, White & Company, Inc.), a futures commission merchant, from August 1995 to August 1996. Mr. Spencer received a Bachelor of Science Degree in Management Information Systems from the State University of New York at Buffalo in 1986.

Mr. Hepworth (age 50) has been Executive Vice President of Gresham since January 2004. He has been registered with the CFTC as a principal (since February 24, 2004) and associated person (since March 4, 2004) of Gresham. Mr. Hepworth is the Director of Research and the Director of Marketing for Gresham and a member of the Investment Policy Committee for TAP ®. Mr. Hepworth re-joined The Falconwood Corporation in April 2000 as Director of Research and currently holds that title. He had worked there from June 1993 until June 1995; in the interim he worked for Millennium Partners, a multi-strategy hedge fund based in New York, as a trader and developer. Mr. Hepworth received his BA from Columbia College in 1982 and earned his CFA designation in 1994.

Mr. Reeves (age 58) is the Chief Financial Officer for Gresham, having held that position since July 2009. He has been registered as a principal of Gresham since August 31, 2009. Before joining Gresham, Mr. Reeves had served since December 2002 as the Chief Financial Officer at FIMAT USA (now known as Newedge USA), a broker-dealer and futures commission merchant subsidiary of Société Générale. Mr. Reeves graduated from Fairfield University with a Bachelor of Science in Accounting and is a C.P.A.

Ms. Wager (age 44) has been a Managing Director for Gresham since March 2005 and has more than 20 years of commodity trading experience. She serves as a Senior Trader and is the portfolio manager for the Fund’s option strategy.

Dr. Jarecki (age 76) has been the Chairman of Gresham since 1992 as well as the head of the Investment Policy Committee for TAP®. He has been registered as a principal of Gresham since March 12, 2002. Dr. Jarecki is known in the precious metals business for his work with Mocatta & Goldsmid, bullion dealers to the Bank of England since 1671, and with Mocatta Metals Inc., a company he founded and later sold to Standard Chartered Bank. In addition, Dr. Jarecki’s career has included senior management positions at international commodity futures trading and brokerage firms, Brody White & Co., Inc. and Brody White (UK) Ltd., until their sale to the FIMAT arm of Societe Generale. Dr. Jarecki was the Chairman of MovieFone, Inc. until its sale to America Online in 1999. Dr. Jarecki was a Director of the NFA from 1979 to 1993 and served as a Director of the Commodity Exchange, Inc. from 1970 to 2002, the Chicago Board of Trade from 1970 to 1996, and the Futures Industry Association from 1979 to 1985. Dr. Jarecki has been an officer of The Falconwood Corporation since he founded it in 1976, and is the Chairman of that company. Dr. Jarecki was the Chairman of the Board of Windham from 1971 until August 1996. He is a graduate of the University of Heidelberg and is a practicing physician.

Gresham Investment Philosophy and Process.    Gresham will pursue the Fund’s investment objective by utilizing an actively managed, rules-based commodity investment strategy and an options strategy (as used throughout this prospectus, collectively, TAP PLUSSM), each discussed below. Gresham believes that commodities as an asset class are often under-represented in the investment portfolios of individuals, and that maintaining consistent exposure to commodities may potentially add significant diversification benefits to an investor’s portfolio that is otherwise composed primarily of equity securities and debt instruments. Because the structure and operation of the commodity futures markets provide an opportunity for investors to potentially achieve positive total returns, Gresham believes that fully collateralized long commodity futures contracts offer investors the most direct access and exposure to commodities as an asset class. Over the long-term, systematic, fundamental, rules-based programs that invest in fully collateralized long commodity futures contracts offer the potential for positive total returns with low correlations to equity and debt markets. Gresham believes that such rules-based programs should (i) focus on fundamental, qualitative factors, including global production trends, trading volumes for commodity contracts, global trade values, the volatility of futures contract prices and the liquidity of markets and (ii) create consistent exposure through a diversified basket of commodities that may substantially reduce the volatility of returns compared with investments in individual commodities or small groups of commodities with limited diversification.

Gresham’s TAP PLUSSM strategy is systematic, rules-based in its design and actively managed in its implementation. The Fund’s options strategy typically involves the sale of exchange-traded commodity call options on a continual basis on up to approximately 50% of the notional value of each of its commodity futures and forward contract positions that have sufficient option trading volume and liquidity. Although Gresham expects all of its commodity futures and forward contracts positions to have sufficient trading volume, in certain market environments the liquidity (as determined by the bid/ask spread) may be insufficient for trading in certain commodities. Initially, the Fund, at Gresham’s discretion, expects to sell commodity call options on approximately 50% of the notional value of its commodity futures and forward contract positions. Over time, decisions regarding the aggregate level of call option writing will depend upon several factors, including, among others, the relative value of the options and the overall volatility of the commodity markets. In determining the appropriate strike price (i.e., “out-of-the-moneyness”) for each commodity option position, Gresham relies upon momentum strategies that have been developed using its research methods and commodity market experience. The momentum strategies include a short-term (daily) trending strategy which is based on exponential moving averages and a medium-term (monthly) trending strategy which is based on historical commodity returns. Combining the daily and monthly input from the momentum strategies, Gresham is able to determine what it believes to be the appropriate “out-of-the-moneyness” for each commodity ranging from 0 to 20% out-of-the-money. The Fund’s risk-adjusted return over any particular period may be positive or negative.

Commodity Investment Strategy (TAP®).    So long as Gresham is the commodity subadvisor, the Fund’s assets will be actively managed using a rules-based commodity investment strategy known as TAP® that invests in a diversified basket of commodity futures and forward contracts with an aggregate notional value substantially equal to the net assets of the Fund. TAP® is fundamental in nature and is designed to maintain a consistent exposure to commodities as an asset class and does not require the existence of price trends in order to be successful. Commodities as an asset class have traditionally provided diversification benefits to equity and fixed income portfolios. In addition, Fund shareholders may benefit from futures and forward contract price movements.

In order to be eligible for inclusion in TAP®, futures and forward contracts must be denominated in U.S. dollars and have annual trading volumes in excess of 300,000 contracts. TAP® currently requires investment in futures or forward contracts for commodities in each of the energy, industrial metals, livestock, agriculturals, foods and fibers and precious metals commodity groups. Commodity group weightings and individual commodity weightings are chosen by a process that blends global commodity production value, total U.S. dollar trading volume on commodity futures and forwards exchanges and global trade volumes. The process constrains the weightings of each commodity group such that no group may constitute more than 35% of TAP®, no two groups may constitute more than 60% of TAP® and no single commodity can constitute more than 70% of its group. In addition, each commodity is rebalanced periodically to its target weighting if its actual weighting deviates from its target substantially (currently, by more than 10%) and if the commodity passes an additional statistical test which measures if a commodity return is demonstrably mean reverting (i.e., commodities with trending return series may not be rebalanced).

To make commodities futures investing comparable to typical unleveraged positions in equities and bonds, the futures need to be fully collateralized (typically, futures contracts have margin requirements that are 10% or less of the face value of the contract). In a fully collateralized futures purchase, the total return on commodity futures is composed of the price, roll, and collateral return. The price return reflects the movement in the spot price of the commodities; roll return measures the returns from investing in nearby futures contracts and rolling them over into the next nearby contract shortly prior to their expiration; and the portion of the collateral posted with the futures commission merchant as margin will return the 90-Day Treasury Bill rate. The balance of the collateral is managed by the collateral subadvisor for additional income through investment grade debt instruments having maturities of up to two years.

Options Strategy.     TAP® and the options strategy are collectively referred to as TAP PLUSSM. The Fund, at Gresham’s discretion, will write (or sell) commodity call options on a continual basis on up to approximately 50% of the notional value of each of its commodity futures and forward contract positions that, in Gresham’s determination, have sufficient option trading volume and liquidity. Initially, the Fund expects to sell commodity call options on approximately 50% of the notional value of its commodity futures and forward contract positions. NCAM and the commodity subadviser believe that the options strategy can provide, in flat or down markets, the potential for current gains from option cash flows, which may meaningfully reduce the volatility of the Fund’s returns and enhance the Fund’s risk-adjusted returns relative to the returns of broad based commodity indices over extended periods of time. The Fund cannot assure investors that it will achieve its investment objective. The Fund’s risk-adjusted return over any particular period may be positive or negative. In addition, initially, the Fund does not expect to purchase commodity put options. In the future, however, the Fund may also purchase substantially “out-of-the-money” commodity put options on an opportunistic basis on all or substantially all of the notional value of its commodity futures and forward positions in order to seek protection against significant declines in the net asset value of the Fund’s shares due to declines in the Fund’s commodity investments.

The Fund will write (sell) near term, “out-of-the-money” call options on individual futures and forward contracts held by it, on baskets of commodities or on broad based commodity indices, such as the DJ/UBS or the GSCI, whose prices are expected to closely correspond to those of at least a substantial portion of the commodity futures and forward contracts held by the Fund. The Fund will write commodity call options that are U.S. exchange-traded and that are “American-style.” The Fund also will write commodity call options that are non-U.S. exchange-traded and that are “European-style.” The Fund will write commodity call options that may be up to 20% “out-of-the-money” and may have terms of up to one year. Generally, the Fund expects to write short-term commodity call options with terms of 1 to 3 months. As the writer of the call option, the Fund sells, in exchange for receipt of a premium, the right to any appreciation in the value of the futures or forward contract above a fixed price (the exercise price) on or before a certain date in the future. If, on or before the expiration of the call option, the purchaser exercises the call option, the Fund will be obligated to sell the futures or forward contract to the purchaser of the call at the option exercise price and will likely replace the futures or forward contract at a price that might be significantly higher.

Assuming that the changes in the value of the commodity investments underlying the value of the Fund’s call options will approximate the changes in the value of the Fund’s commodity futures and forward contracts (which cannot be assured), the combination of the Fund’s commodity investment strategy and the writing of “out-of-the-money” commodity call options will result in the Fund:

•	effectively retaining all of the appreciation, if any, as to approximately 50% of its commodity futures and forward contracts, on which call options have not been sold, and

•	effectively retaining up to approximately 20% of the appreciation, if any, as to the other approximately 50% of its commodity futures and forward contracts on which call options have been sold.

Regardless of the price performance of the commodity futures or forward contract, the Fund will retain the net option premium cash flow received by the Fund.

Initially, the Fund does not expect to purchase commodity put options. In the future, however, the Fund also may from time to time purchase put options on broad based commodity indices, such as the DJ/UBS or the GSCI, or on custom indices, whose prices are expected to closely correspond to at least a substantial portion of the long commodity futures and forward contracts held by the Fund. The Fund may also purchase put options on baskets of commodities and on individual futures and forward contracts held by it. The commodity put options that the Fund may purchase will be “out-of-the-money”. The commodity put options will generally have terms of approximately 1 year, but may have terms of up to 3 years. The Fund may purchase OTC commodity put options and non-U.S. exchange-traded put options that are typically “European-style.” As a holder of a commodity put option, the Fund, in exchange for payment of a premium, has the right to receive from the seller of the commodity put option, if the current price is lower than the put exercise price, the difference between the put exercise price and the current price of the underlying commodity futures or forward contract on or before a specified date. Because the put options purchased by the Fund will be “out-of-the-money,” the Fund’s portfolio will not be fully protected against, and will bear the loss associated with, a market decline down to the exercise price of the option.

Collateral Subadvisor.

Background and Personnel.    The manager has selected NAM to invest the Fund’s collateral in short-term, investment grade quality debt instruments. NAM, 333 West Wacker Drive, Chicago, Illinois, 60606, a registered investment adviser, is a wholly owned subsidiary of Nuveen Investments. Founded in 1898, Nuveen Investments and its affiliates had approximately $145 billion in assets under management as of December 31, 2009, of which approximately $69.0 billion was managed by NAM. Regarding this approximately $69.0 billion of assets under management, approximately $34.9 billion, $16.5 billion, $15.6 billion and $2.0 billion represent assets relating to closed-end municipal bond funds, open-end municipal bond funds, retail municipal managed accounts and institutional municipal managed accounts, respectively. The Fund’s collateral will be invested in short-term, investment grade debt instruments, including obligations issued or guaranteed by the U.S. government, its agencies and instrumentalities, and corporate obligations. Such instruments are common investments for NAM, the Fund’s collateral subadvisor, in several of its investment strategies.

Douglas Baker (age 36) is a Senior Vice President and Portfolio Manager at NAM. He has managed the Nuveen Preferred Securities Fund since its inception and also manages NAM’s derivative overlay group, where he is responsible for implementing derivatives-based hedging strategies across the Nuveen fund complex. Mr. Baker originally joined NAM in 2006 as a Vice President and Derivatives Analyst. Prior to joining NAM, Mr. Baker spent three years at Lehman Brothers in institutional fixed income and derivatives sales, and prior to that he spent five years at Bank of America in corporate and commercial banking. Mr. Baker received his BS in Finance with Honors from the University of Illinois in 1996, and in 2002 he received his MBA in Finance & Economics with Honors from the University of Chicago Graduate School of Business.

Investment Philosophy and Process.    The collateral subadvisor will invest the Fund’s collateral not otherwise held in a margin account by the commodity broker using a short-term, near-cash, fixed-income strategy. The collateral subadvisor will emphasize current income, liquidity and preservation of capital. As a result, the Fund anticipates that it will maintain significant collateral that will be invested in short-term debt instruments with maturities up to 2 years that, at the time of investment, are investment grade quality, including obligations issued or guaranteed by the U.S. government, its agencies and instrumentalities and corporate obligations. A debt instrument is considered investment grade quality if it is rated within the four highest grades (BBB or Baa or better) by at least one of the NRSROs that rate such instrument (even if rated lower by another), or it is unrated by any NRSRO but judged to be of comparable quality by NAM. The collateral subadvisor expects to maintain a portfolio of debt instruments with an average credit quality of AA (or A1/P1 with respect to short-term instruments).

Nuveen Investments.

MDP Acquisition.    On November 13, 2007, Nuveen Investments was acquired by an investor group led by Madison Dearborn Partners, LLC, a private equity firm based in Chicago, Illinois (previously defined as the “MDP Acquisition”). The investor group led by Madison Dearborn Partners, LLC includes affiliates of Merrill Lynch, which has since been acquired by Bank of America. As a result of the MDP Acquisition, Merrill Lynch currently owns a 32% non-voting equity stake in Nuveen Investments, owns a $30 million position in the $250 million revolving loan facility of Nuveen Investments and holds two of ten seats on the board of directors of Nuveen Investments. Because these arrangements may give rise to certain conflicts of interest involving NCAM, NAM and Bank of America (including Merrill Lynch), NCAM and NAM have or will adopt policies and procedures intended to address these potential conflicts.

Additional Information Related to NCAM, NAM and Nuveen Investments.    In addition to its reliance on Gresham, the Fund is dependent upon services and resources provided by its manager and collateral subadvisor (NCAM and NAM) and their parent Nuveen Investments. Nuveen Investments significantly increased its level of debt in connection with the MDP Acquisition. As of September 2009, Nuveen Investments had outstanding approximately $4.0 billion in aggregate principal amount of indebtedness, with $531.8 million of available cash on hand. Nuveen Investments believes that monies generated from operations and cash on hand will be adequate to fund debt service requirements, capital expenditures and working capital requirements for the foreseeable future; however, Nuveen Investments’ ability to continue to fund these items may be affected by general economic, financial, competitive, legislative, legal and regulatory factors and by its ability to refinance outstanding indebtedness with scheduled maturities beginning in 2013. The risks, uncertainties and other factors related to Nuveen Investments’ business, the effects of which may cause its assets under management, earnings, revenues, and/or profit margins to decline, are described in its filings with the Securities and Exchange Commission, which are publicly available.

Management Fees

The Fund has agreed to pay an annual fee based on its average daily assets, for the services and facilities provided by the manager, payable on a monthly basis, according to the following schedule:

Average Daily Managed Assets	Management Fee
Up to $500 million	1.250%
$500 million to $1 billion	1.225%
$1 billion to $1.5 billion	1.200%
$1.5 billion to $2 billion	1.175%
$2 billion and over	1.150%

Pursuant to an agreement between the manager and the commodity subadvisor, the commodity subadvisor will receive from the manager a fee based on the Fund’s average daily assets, payable on a monthly basis as follows:

Average Daily Managed Assets	Management Fee
Up to $500 million	0.3500%
$500 million to $1 billion	0.3375%
$1 billion to $1.5 billion	0.3250%
$1.5 billion to $2 billion	0.3125%
$2 billion and over	0.3000%

Pursuant to an agreement between the manager and the collateral subadvisor, the collateral subadvisor will receive from the manager a fee based on the Fund’s average daily assets, payable on a monthly basis as follows:

Average Daily Managed Assets	Management Fee
Up to $500 million	0.3000%
$500 million to $1 billion	0.2875%
$1 billion to $1.5 billion	0.2750%
$1.5 billion to $2 billion	0.2625%
$2 billion and over	0.2500%

In addition to the fee of the manager, the Fund pays all other costs and expenses of its operations, including custody fees, transfer agent expenses, legal fees, expenses of independent auditors, expenses of preparing, printing and distributing shareholder reports, notices, proxy statements, reports to governmental agencies, and taxes, if any.

Unless earlier terminated, the manager’s agreements with each of the subadvisors will remain in effect for two years from the commencement of the Fund’s investment operations, and are renewable for periods of up to two years. The agreements may be terminated at any time, without penalty, by either the manager or a subadvisor upon 60 days written notice. If the manager determines it is in the best interests of shareholders to select additional CTAs or replace a subadvisor, the manager will consider certain information with respect to each new CTA, including the following:

•	general information including the identity of its affiliates and key personnel;

•	investment strategy and risk management of the CTA;

•	the CTA’s financial condition;

•	relevant performance history and the quality of services provided;

•	fees and expenses; and

•	capacity to take on new business.

Regulatory and Litigation

Within the past 5 years of the date of this prospectus, there have been no material administrative, civil or criminal actions against the manager, the underwriters, the subadvisors, or any principal or affiliate of any of them. This includes any actions pending, on appeal, concluded, threatened, or otherwise known to them.

In connection with an inquiry by FINRA into the activities of Nuveen Investments, LLC, a registered broker-dealer affiliate of NAM that is involved in the offering of the Fund’s Common Shares, in marketing and distributing preferred shares of certain closed-end funds managed by NAM, FINRA staff members have notified Nuveen Investments, LLC that they have made a preliminary determination to recommend that disciplinary action be brought against Nuveen Investments, LLC. The potential charges recommended by the FINRA staff in such action would allege that certain closed-end fund preferred share marketing materials provided by Nuveen Investments, LLC were false and misleading from 2006 to 2008, and also would allege failures by Nuveen Investments, LLC relating to its supervisory system with respect to the marketing of such preferred shares. The FINRA staff has provided Nuveen Investments, LLC an opportunity to make a written submission to FINRA to aid FINRA’s consideration of whether to revise and/or go forward with the staff’s preliminary determination to recommend disciplinary action. Nuveen Investments, LLC is preparing such a submission responding to the potential allegations and asserting its defenses. Nuveen Investments, LLC anticipates continuing to discuss these matters with the FINRA staff.

GRESHAM PERFORMANCE RECORD

Before the formation of Gresham, Dr. Jarecki and Mr. Spencer directed one proprietary account, a family trust, from January 1987 through the present. Gresham was formed in 1992 to continue the management of this account. Gresham began managing other client accounts in September 2004 and continues to manage client accounts. All of these accounts are traded pursuant to one strategy, the Tangible Asset Program (TAP®). The capsule performance table on the following page reflects the actual performance of Gresham’s client accounts traded pursuant to TAP® and does not include performance based on the use of the options strategy. The performance information relating to Gresham’s proprietary account using TAP® is set forth in the Supplemental Performance Record Information in Part Two.

The results set forth in the accompanying performance records may not be representative of the results that may be achieved by Gresham in the future, in part because past results are not necessarily indicative of future results. Also, Gresham has not previously employed TAP PLUSSM for the accounts of clients and its historical performance record is not based on an investment approach that is identical to the investment approach to be used for the Fund. Additionally, the risk assumed and, consequently, the potential for profit experienced by a particular account at different times, and by different accounts at the same time, vary significantly according to market conditions and other factors described under the heading “Conflicts of Interest.”

Future investment performance also will be affected by the increasing amount of funds managed by the commodity subadvisor. For example in certain commodity investments, the commodity subadvisor may be unable to acquire positions as large as its strategy might otherwise dictate, because the sizes of these positions are limited by legal regulations. Also, “skid” or “slippage” (the difference between ideal and actual trade execution prices, and the transaction cost resulting therefrom) may increase with the execution of larger orders. Finally, fewer commodity investments may be sufficiently liquid to trade, reducing diversification and opportunities to profit.

For all of the above reasons, no investor should expect the same performance as that of any other account traded previously, simultaneously or subsequently by Gresham, its principals, or the composite presented herein, as past performance is not necessarily indicative of future results.

Composite Performance Capsule for Gresham Investment Management LLC

(assets under management as of 12/31/09 were approximately $7.4 billion)

Name of CTA:	Gresham Investment Management LLC
Name of Trading Program:	Tangible Asset Program (TAP®)
Inception of Trading by CTA:	July 1, 1992
Inception of Trading in Offered Program:	September 2, 2004
Number of accounts currently traded pursuant to the program as of 12/31/09:	10
Total notional Client assets[1] traded pursuant to the program as of 12/31/09:	$3,899,549,214
Largest monthly draw-down[2]:	-23.92% (October 2008)
Worst peak-to-valley draw-down[3]:	-56.86% from June 2008 - February 2009
Number of profitable accounts that are open:	2
Number of profitable accounts that are closed:	1
Range of returns experienced by profitable open accounts:	27.81% to 32.91%
Returns experienced by profitable closed account:	9.55%
Number of losing accounts that are open:	8
Number of losing accounts that are closed:	2

1	Notional assets means assets in margin accounts and excess cash collateral controlled by the commodity subadvisor, regardless of the quantity of equity used to control the commodity investments.
2	Draw-down means any portfolio loss.
3	Peak-to-valley draw-down is the percentage decline between the portfolio’s highest value during a particular time frame and its lowest subsequent value during the same time frame.

Past Performance is Not Necessarily Indicative of Future Results. Pursuant to applicable rules of the CFTC, the performance record for TAP® is presented for the most recent five calendar years. The Composite Performance Capsule and the Rates of Return apply only to TAP® and not TAP PLUSSM.

Rate of Return (Net)

Month	2005	2006	2007	2008	2009
January	4.27%	2.71%	-0.56%	2.27%	-4.93%
February	6.44%	-6.49%	4.33%	10.77%	-4.21%
March	3.73%	1.79%	2.28%	-4.17%	4.68%
April	-5.57%	6.45%	2.20%	4.06%	1.25%
May	-0.60%	1.35%	-1.16%	3.82%	12.98%
June	1.91%	0.22%	0.66%	7.76%	-1.04%
July	4.26%	3.56%	3.96%	-9.80%	3.68%
August	6.75%	-4.18%	-3.60%	-6.43%	0.30%
September	2.39%	-6.56%	6.96%	-12.28%	-0.50%
October	-4.17%	1.78%	4.25%	-23.92%	4.53%
November	0.49%	3.43%	-3.30%	-10.00%	4.00%
December	3.21%	-5.21%	3.68%	-6.52%	1.38%
Year	24.75%	-2.19%	20.88%	-40.10%	24.48%

Notes to Table:

1)	The Rates of Return are net of all fees and expenses. Fees and expenses include commissions and fees, administration fees, legal fees, audit fees and management fees.

2)	Gresham managed two separately managed accounts from August 31, 2004 to December 10, 2004. These accounts have been closed and were charged a monthly management fee annualized at 0.75%.
3)	Annualized commissions, transaction fees and expenses, including administration, legal, accounting and a maximum management fee of 1.25%, amounted to 1.59% of assets under management.
4)

The composite performance does not include a family office account beneficially owned by Dr. Jarecki, one of the principals of the commodity subadvisor, that was managed by Mr. Spencer pursuant to TAP®. Certain data regarding this account are presented in Part Two of this prospectus under “Historical Returns and Correlation and Supplemental Performance Information.”

THE COMMODITY BROKER

Currently, Barclay’s Capital Inc. (“BCI”) serves as the Fund’s clearing broker to execute and clear the Fund’s futures and equities transactions and provide other brokerage-related services. BCI is a registered securities broker-dealer and futures commission merchant. BCI is wholly owned by Barclays Bank PLC, which is authorized and regulated by the UK Financial Services Authority. BCI is headquartered at 745 7th Ave., New York, NY. 10019.

BCI is involved in a number of judicial and arbitration matters arising in connection with the conduct of its business. BCI’s management believes, based on currently available information, that the results of such proceedings will not have a significant adverse effect on BCI’s financial condition.

On September 15, 2009 motions were filed in the United States Bankruptcy Court for the Southern District of New York by Lehman Brothers Holdings Inc. (LBHI), the Securities Investor Protection Act Trustee for Lehman Brothers Inc. (the Trustee) and the Official Committee of Unsecured Creditors of Lehman Brothers Holdings Inc. (the Committee). All three motions challenge certain aspects of the transaction pursuant to which BCI and other companies in the Barclays Group acquired most of the assets of Lehman Brothers Inc. (LBI) in September 2008 and the court order approving such sale. The claimants seek an order: voiding the transfer of certain assets to BCI; requiring BCI to return to the LBI estate alleged excess value BCI received; and declaring that BCI is not entitled to certain assets that it claims pursuant to the sale documents and order approving the sale. On November 16, 2009, LBHI, the Trustee and the Committee filed separate complaints in the Bankruptcy Court asserting claims against BCI based on the same underlying allegations as the pending motions and seeking relief similar to that which is requested in the motions. On January 29, 2010 BCI filed its response to the motions. BCI considers that the motions and claims against it are without merit and is vigorously defending its position. On January 29th, 2010, BCI also filed a motion seeking delivery of certain assets that LBHI and LBI have failed to deliver as required by the sale documents and the court order approving the sale. It is not possible to estimate any possible loss to BCI in relation to these matters or any effect that these matters might have upon operating results in any particular financial period.

There have been no other administrative, civil or criminal actions, whether pending or concluded, against BCI within the last 5 years that would be considered to be material as defined in Section 4.24(l)(2) of the Regulations under the Commodity Exchange Act.

Neither BCI nor any affiliate, officer, director or employee thereof have passed on the merits of this prospectus or offering, or give any guarantee as to the performance or any other aspect of the Fund.

CONFLICTS OF INTEREST

Conflicts Relating to the Manager

There are present and potential future conflicts of interest in the Fund’s structure and operation you should consider before you purchase shares. The manager will use this notice of conflicts as a defense against any claim or in any proceeding.

The collateral subadvisor is an affiliate of the manager. As a result of this affiliation the fee paid out by the manager to the collateral subadvisor has not been established by “arm’s-length” negotiation, and the manager has less of an incentive to replace the collateral subadvisor.

The manager has sole current authority to manage the investments and operations of the Fund, and may act to create a conflict with shareholders’ best interests. The manager has not established formal procedures to resolve potential conflicts of interest resulting from, or that may result from, its sole authority to manage the investments and operations of the Fund. These potential conflicts may adversely affect both shareholders of the Fund and the manager. For instance, although the manager intends to cause the Fund to make monthly distributions to shareholders, it has the discretion to withhold distributions, which could have the effect of increasing its management fees. Your lack of voting control will limit your ability to influence matters such as amendment of the Trust Agreement, change in the Fund’s basic investment policy, the expenses incurred by the Fund, dissolution of the Fund, or the sale or distribution of the Fund’s assets.

Conflicts Relating to the Commodity Subadvisor

Situations may arise where the Fund could be disadvantaged because of activities conducted by the commodity subadvisor for other clients or for the commodity subadvisor, its principals, affiliates or employees. Such situations may be based on, among other factors, legal restrictions on the combined size of commodity positions (commonly referred to as “position limits”) that may be taken for all accounts managed by the commodity subadvisor and its principals; the difficulty of liquidating an investment for more than one account where the market cannot absorb the sale of the combined positions; or the determination that a particular investment is warranted only if hedged with an option and there is limited availability of such options. It is possible that investment decisions of the commodity subadvisor may be modified and that positions held by the Fund may have to be liquidated to avoid exceeding such limits. See “Speculative Position Limits” on page 77 of this prospectus. Instances also may arise where the commodity subadvisor determines that an investment opportunity is suitable for more than one account but the market is too illiquid to enable each such client to participate to the extent advisable. In the above situations, or in other situations in which conflicts arise, the commodity subadvisor will endeavor to allocate investment opportunities fairly.

The commodity subadvisor in the future may manage accounts that pay higher advisory fees than the Fund, which may provide the commodity subadvisor with a financial incentive to favor such other accounts over the Fund. In addition, the commodity subadvisor may enter into trades on behalf of some clients which are different from, or opposite to, trades for other clients. Accordingly, the performance in some clients’ accounts may be materially different than the performance in other clients’ accounts.

Commodity contract orders for a client account may, but are not required to, be combined with orders for other accounts managed by the commodity subadvisor, including other client accounts and proprietary accounts. When orders are combined and it is not possible to receive the same execution price, the commodity subadvisor utilizes average pricing when allocating executed orders among accounts where possible, and a client account will be charged or credited with the average price. The effect of the average price may operate on some occasions to the disadvantage of the Fund. Where it is not possible to use average pricing, the commodity subadvisor will allocate executed orders in accordance with a systematic methodology that is designed to assure equitable treatment of all accounts over time. The effect of using this methodology may on some occasions disadvantage the Fund.

Conflicts Relating to the Manager and the Commodity Subadvisor

The manager and the commodity subadvisor, respectively, intend to operate other domestic and foreign commodity pools in the future. The manager and the commodity subadvisor and their principals therefore may be subject to conflicting demands in respect of their obligations to accounts managed and commodity pools operated by them. The manager and the commodity subadvisor and their principals will endeavor to treat each commodity pool and managed account fairly and will not intentionally favor one account or commodity pool over any other.

Principals, affiliates, and employees of the manager and the commodity subadvisor may trade for their own accounts. This could involve a conflict of interest in that such trades may be different from, or opposite to, those of clients. It is possible that the proprietary positions taken by the manager or commodity subadvisor’s principals, affiliates, and employees may not be held for the same period of time or may be in different markets than positions taken by the commodity subadvisor on behalf of one or more clients’ accounts. Accordingly, no assurance is given that the proprietary investment results of the principals, affiliates, and employees of the manager or commodity subadvisor will be the same as the performance in any client’s account. Furthermore, the commodity subadvisor’s principals, affiliates and employees may express views that are inconsistent with, or contrary to, the trading strategies undertaken on behalf of one or more clients. The records of the proprietary accounts of the principals, affiliates, and employees of the manager and the commodity subadvisor will not be available for review or inspection by clients. It is the commodity subadvisor’s fiduciary responsibility, however, to trade all client accounts in the best interests of the clients. Although principals, affiliates, and employees of the manager or commodity subadvisor may trade for their own account, they will not be permitted to take positions recommended for client accounts ahead of, or on a more favorable basis than, client accounts. However, as stated, situations may arise where the Fund could be disadvantaged because of such investment activity. Because each client’s fee arrangement may be different, a potential conflict may arise in the allocation of the commodity subadvisor’s time and resources among clients paying differing fees.

Officers of the commodity subadvisor are not permitted to establish, maintain or accept any authority or payments relating to any commodity or commodity-related brokerage accounts, whether in the officer’s own name or in the name of any other person or entity, without obtaining the commodity subadvisor’s prior consent. Officers of the commodity subadvisor are required to notify the commodity subadvisor in writing if they maintain a personal securities account at a brokerage firm and, in such a case, duplicate account statements must be provided to the commodity subadvisor. The commodity subadvisor requires its officers who are involved in its advisory business or who have access to information regarding pending transactions for advisory clients to enter transactions for their own personal accounts, to the extent practicable, contemporaneously with transactions being effected for the commodity subadvisor or any of its advisory clients, or to refrain from engaging in transactions for their own personal accounts of the nature being effected for the commodity subadvisor or any of its advisory clients until the latter have been completed. To the extent that the commodity subadvisor adds personnel to its payroll in the future, such personnel will be held to the same standard and subject to the same conditions and restrictions on proprietary investment as officers of the commodity subadvisor. In the interests of privacy, clients will not be permitted to inspect the records of investment by the commodity subadvisor, its affiliates, principals, and employees. In addition, entities controlled by Dr. Jarecki and the commodity subadvisor’s principals, affiliates, and employees, may buy or sell the same commodity futures and forward contracts and options on commodity futures and forward contracts and U.S. government securities for their own account that the commodity subadvisor transacts on behalf of its advisory clients, including the Fund. The commodity subadvisor’s internal policy provides for a quarterly and annual review by its chief compliance officer of the brokerage statements of Jarecki entities, as well as those of other related persons, to ensure no conflicts of interest exist. The commodity subadvisor has a code of ethics, which, among other things, governs personal securities trading activities in the accounts of its employees and principals.

The Commodity Broker

Participants in the futures market typically maintain relationships with two types of commodity brokers: executing brokers and clearing brokers. The executing broker is the one who executes the transactions on the exchange, and the clearing broker is the one who clears the transactions and maintains custody of the customer’s funds deposited as margin and its positions. The Fund intends to use BCI as its clearing broker and the executing broker on various commodity transactions by the Fund and BCI may also act as a dealer or counterparty on forward contracts entered into by the Fund. The Fund may also place orders with different executing brokers. The executing broker may act as an executing broker for its own account, accounts of affiliates or accounts in which it or one of its affiliates has a financial interest. The compensation received by the executing broker from such accounts may be more or less than the compensation received for brokerage, forward trading and dealer services provided to the Fund. In addition, various accounts traded through the executing broker (and over which their personnel may have discretionary trading authority) may take positions in the futures markets opposite to those of the Fund or may compete with the Fund for the same positions. The executing broker may have a conflict of interest in its execution of trades for the Fund and for other customers. The commodity subadvisor will, however, not retain any executing broker for the Fund which the commodity subadvisor has reason to believe would knowingly or deliberately favor any proprietary account or other customer account over the Fund with respect to the execution of commodity interest positions.

The executing broker will benefit from executing orders for other clients, whereas the Fund may be harmed to the extent that the executing broker has fewer resources to allocate to the Fund’s accounts due to the existence of such other clients.

Certain officers or employees of the commodity brokers may be members of U.S. commodities exchanges and/or serve on the governing bodies and standing committees of such exchanges, their clearing houses and/or various other industry organizations. In such capacities, these officers or employees may have a fiduciary duty to the exchanges, their clearing houses and/or such various other industry organizations which could compel such employees to act in the best interests of these entities, perhaps to the detriment of the Fund.

INVESTMENT POLICIES OF THE FUND

Liquidity

The Fund invests only in commodity futures and forward contracts that are traded in sufficient volume to permit, in the manager’s opinion, ease of taking and liquidating positions in these financial interests. Sufficient volume includes only those futures and forward contracts that trade at least 300,000 contracts per year and that are in the top three of their respective commodity groups by a measure that includes trading volume.

Borrowings

The Fund does not intend to utilize leverage. However, the Fund may borrow for temporary or emergency purposes in an amount up to 5% of the value of the Fund’s net assets should the need arise. Such short-term borrowings would mature in less than 60 days from the date of borrowing. Any temporary or emergency borrowings would be used to provide the Fund with added potential flexibility in managing its liquidity needs.

Portfolio Restrictions

Commodity Call and Put Options.    The Fund expects to write call options and may purchase commodity put options on commodity futures and forward contracts, subject to the following restrictions. The Fund may only:

•	write exchange-traded commodity call options with respect to its commodity futures and forward contracts; and

•	purchase exchange-traded or OTC put options, provided that immediately after any such purchase not more than 5% of the Fund’s total assets would be invested in OTC commodity put options;

•

purchase commodity put options, provided that after any such purchase the Fund would not have more than 100% of the notional value of its total assets (taken at current value) subject to such put options;

•	enter into closing sale or purchase transactions with respect to OTC commodity put or call options.

General.    No single commodity position in the portfolio will exceed 30% of the Fund’s net assets.

Margin Requirements

Original or initial margin is the minimum amount of funds that must be deposited by the Fund with the commodity broker to initiate and maintain an open position in futures contracts. Maintenance margin is the amount (generally less than the original margin) to which an account may decline before additional margin must be delivered. A margin deposit is like a cash performance bond. It helps assure the performance of the futures contracts purchased or sold by the Fund. Futures contracts are customarily bought and sold on margin that represents a very small percentage (ranging upward from less than 2%) of the aggregate purchase or sales price of the contract. Because of such low margin requirements, price fluctuations occurring in the futures markets may create profits and losses that, in relation to the amount invested, are greater than are customary in other forms of investment or speculation. The amount of margin required in connection with a particular futures contract is set by the exchange on which the contract is traded and may be modified by the exchange during the term of the contract.

Brokerage firms, such as the Fund’s clearing brokers, carrying accounts in commodity contracts may not accept lower, and generally require higher, amounts of margin as a matter of policy to further protect themselves. The clearing brokers may require the Fund to make margin deposits equal to exchange minimum levels for all commodity contracts. This level of margin required may be altered in the clearing brokers’ discretion.

Investing in the OTC markets where no clearing facility is provided generally does not require exchange-style margin but may require collateral and other forms of credit support.

When the Fund purchases an option, there is no margin requirement; however, the option premium must be paid in full. When the Fund sells an option, on the other hand, the Fund is required to deposit margin in an amount determined by the margin requirements established for the underlying interest and, in addition, an amount substantially equal to the current premium for the option. The margin requirements imposed on the writing of options, although adjusted to reflect the probability that “out-of-the-money” options will not be exercised, can in fact be higher than those imposed in dealing in the futures markets directly. Complicated margin requirements apply to spreads and conversions, which are complex investment strategies in which a trader acquires a mixture of options positions and futures positions in the underlying interest.

Margin requirements are computed each day by the Fund’s clearing broker. When the market value of a particular open commodity position changes to a point where the margin on deposit does not satisfy maintenance margin requirements, a margin call is made by the broker. If the margin call is not met within a reasonable time, which may be a period of less than 24 hours, the broker may close out the position. With respect to the Fund’s investing, the Fund (and not its investors personally) is subject to margin calls.

DESCRIPTION OF FUND SHARES

Fund Shares

The shares represent units of fractional undivided beneficial interest in and ownership of the Fund. For a description of the rights and privileges of shareholders under the Trust Agreement, see “Trust Agreement.”

Transfer Agent and Registrar

State Street will serve as the Fund’s transfer, shareholder services and distribution paying agent. The Fund will be responsible for the transfer agency fees in the amount of 0.04% of the Fund’s total assets per year.

State Street will also serve as the Fund’s custodian. The custodian performs custodial, fund accounting and portfolio accounting services. BCI, the Fund’s clearing broker, also may serve as custodian for all or a portion of the Fund’s assets.

All fees charged by the transfer agent for transfers and withdrawals of shares are borne by the Fund, except that fees similar to those customarily paid by stockholders for surety bond premiums to replace lost or stolen certificates, taxes or other governmental charges, special charges for services requested by a shareholder and other similar fees or charges are borne by the affected shareholder. There is no charge to shareholders for disbursements of Fund distributions of available cash. The Fund will indemnify the transfer agent and its agents from certain liabilities.

The transfer agent may at any time resign, by notice to the Fund, or be removed by the Fund. Such resignation or removal will become effective upon the appointment by the manager of a successor transfer agent and registrar and its acceptance of such appointment. If no successor has been appointed and has accepted such appointment within 30 days after notice of such resignation or removal, the manager is authorized to act as the transfer agent and registrar until a successor is appointed.

Limited Voting Rights

The manager manages the Fund’s day-to-day operations and strategic direction. Except as described under “Trust Agreement—Withdrawal or Removal of the Manager,” neither the individual Trustees nor the shareholders will have any right to elect or remove the manager.

Transfer of Shares

After completion of this offering, shares will trade on the NYSE Amex under the ticker symbol listed in this prospectus. Shares can be bought and sold throughout the trading day like other publicly traded securities. When buying or selling shares through a broker, most investors will incur customary brokerage commissions and charges.

DISTRIBUTIONS

Commencing with the first distribution, the Fund will declare and pay monthly distributions to its shareholders based on the past and projected performance of the Fund. The Fund expects to declare its initial distributions approximately 45 days, and to pay that distribution approximately 60 days, after the completion of this offering, depending on market conditions. The Fund will seek to establish a distribution rate that roughly corresponds to NCAM’s projections of the total return that could reasonably be expected to be generated by the Fund over an extended period of time. The distribution rate will not be solely dependent on the amount of income realized by the Fund, and such distributions may from time to time represent a return of capital. NCAM, in making such projections, may consider long-term historical returns and a variety of other factors. The Fund’s ability to make distributions will depend on a number of factors, including, most importantly, the long-term total returns generated by the Fund’s commodity investments and the gains generated through the Fund’s options strategy. As market conditions and portfolio performance change, the rate of distributions on the shares of the Fund’s distribution policy could change. The Fund expects to receive substantially all of its current income and gains from the following sources:

•	realized and unrealized net capital gains (both short-term and long-term) from commodity futures and forward contracts;

•	realized and unrealized net capital gains (both short-term and long-term) from the options strategy; and

•	interest income and/or capital gains received on collateral invested in high quality short-term debt instruments, government securities and cash equivalents.

The Fund’s actual financial performance will likely vary significantly from month-to-month and from year-to-year, and there may be periods, perhaps of extended durations of up to several years, when the distribution rate will exceed the Fund’s actual total returns. The Fund’s projected or actual distribution rate is not a prediction of what the Fund’s actual total returns will be over any specific future period. In addition, the Fund does not anticipate that it will borrow to obtain the cash necessary to make its distributions; however, in the event that the Fund’s distribution rate exceeds its actual returns, the Fund may be required to liquidate investments in order to make such a distribution at times or at prices that it would not otherwise do so. As portfolio and market conditions change, the rate of distributions on the shares and the Fund’s distribution policy could change. The Fund reserves the right to change its distribution policy and the basis for establishing the rate of its monthly distributions at any time and may do so without prior notice to shareholders.

To permit the Fund to maintain a more stable monthly distribution, the Fund may initially distribute less than the entire amount of net realized capital gains and interest income earned in a particular period. Any such undistributed amount would be available to supplement future distributions. As a result, the distributions paid by the Fund for any particular monthly period may be more or less than the amount of net realized capital gains and interest income actually earned by the Fund during the period. Such undistributed amounts of realized capital gains and interest income will be included in the Fund’s net asset value and, correspondingly, distributions from such undistributed amounts will be deducted from the Fund’s net asset value.

To the extent that the total return of the Fund’s overall strategy exceeds the distribution rate for an extended period, the Fund may be in a position to increase the distribution rate or distribute supplemental amounts to shareholders. Conversely, if the total return of the Fund’s overall strategy is less than the distribution rate for an extended period of time, the Fund will effectively be drawing upon its net asset value to meet payments prescribed by its distribution policy. The Fund will pay fees and expenses that must be offset by investment gains and interest income in order to avoid depletion of the Fund’s assets. Due to such fees and expenses, distributions paid by the Fund over time are likely to be less than the amount of net realized capital gains and interest income actually earned by the Fund.

For United States federal income tax purposes, a shareholder’s share of the Fund’s income, gain, loss, deduction and other items will be equal to such shareholder’s proportionate interest in the items allocated by the Fund, regardless of the amount of cash distributed. See “Federal Income Tax Considerations—U.S. Shareholders/Allocation of the Fund’s Profit and Losses”. In general, the Fund’s taxable income and losses will be determined monthly and will be allocated to the holders of Fund shares in proportion to the number of shares owned by each of them as of the close of the last trading day of the preceding month. See “Federal Income Tax Considerations—U.S. Shareholders/Monthly Allocation Convention”. Depending on the amount of distributions and on the allocations of tax items to shareholders, it is possible you may recognize taxable income without a corresponding receipt of cash. See “Federal Income Tax Considerations—U.S. Shareholders/Treatment of Fund Income.”

Distributions of cash by a partnership are generally not taxable to the distributee to the extent the amount of cash does not exceed the distributee’s tax basis in its partnership interest. Thus, any cash distributions made by the Fund will be taxable to a shareholder only to the extent such distributions exceed the Fund shareholder’s tax basis in the shares. See “Federal Income Tax Considerations—U.S. Shareholders/Tax Basis in Fund Shares”. Any cash distributions in excess of a shareholder’s tax basis generally will be considered to be gain from the sale or exchange of those shares. See “Federal Income Tax Considerations—U.S. Shareholders/Disposition of Shares”.

The Fund will file a partnership return with the IRS and will transmit a Schedule K-1 to each shareholder reporting their allocable shares of such tax items. The Fund anticipates that shareholders will have access to their Schedule K-1 by the end of the first week of March in the following year. See “Federal Income Tax Considerations—U.S. Shareholders/Tax Reporting by the Fund”.

NET ASSET VALUE

Net asset value per share is computed by dividing the value of all assets of the Fund (including any accrued interest and dividends), less all liabilities (including accrued expenses and distributions declared but unpaid), by the total number of shares outstanding. Under the Fund’s current operational procedures, the Fund’s net asset value is calculated after the close of the NYSE Amex each day. The Fund does not expect that the NYSE Amex will publish an intra-day indicative value of the Fund and the shares.

The values of the Fund’s exchange-traded commodity futures and forward contracts and options on commodity futures and forward contracts are valued at the settlement price determined by the principal exchange on which they are traded. Market quotes for the Fund’s exchange-traded commodity futures and forward contracts and options on commodity futures and forward contracts may not be readily available if a contract cannot be liquidated due to the operation of daily limits or, due to extraordinary circumstances, the exchanges or markets on which the investments are traded do not open for trading the entire day and no other market prices are available. In addition, events may occur after the close of the relevant market, but prior to the determination of the Fund’s net asset value, that materially affect the values of the Fund’s investments. In such circumstances, the Fund may use an independent pricing service to value such investments. The manager will review the values as determined by the independent pricing service and discuss those valuations with the pricing service if appropriate based on pricing oversight guidelines established by the manager that it believes are consistent with industry standards.

The values of the Fund’s OTC commodity put options, if any, are valued by the commodity subadvisor pursuant to guidelines established by the manager so long as such guidelines are consistent with industry standards, which may include the use of quotation reporting systems, established investment bank counterparties, or other market indicators. In addition, the Fund will use an independent pricing service to value any such OTC commodity put options.

In the event the Fund uses an independent pricing service to value any of its commodity futures and forward contracts, options on commodity futures and forward contracts and OTC commodity put options, the pricing service typically will value such commodity futures and forward contracts, options on futures and forward contracts and OTC commodity put options using a wide range of market data and other information and analysis, including reference to transactions in other comparable investments if available. The procedures of any independent pricing service provider will be reviewed by the manager on a periodic basis.

Generally, readily marketable securities traded in the OTC market, are valued at the mean of the current bid and asked prices as reported by FINRA/NASDAQ Trade Reporting Facility™, the Pink OTC Markets, Inc. or such other comparable source as NCAM deems appropriate to reflect their fair market value. However, certain fixed-income securities may be valued on the basis of prices provided by a pricing service when such prices are believed to reflect the fair market value of such securities. The prices provided by a pricing service take into account institutional size trading in similar groups of securities and any developments related to specific securities. Where securities are traded on more than one exchange and also over-the-counter, the securities will generally be valued using the quotations that NCAM believes reflect most closely the value of such securities. In addition, if it is determined that market prices for a security are unavailable or inappropriate, NCAM, or its designee, may determine the fair value for the security.

USE OF PROCEEDS

The Fund will invest the net proceeds of the offering in accordance with the Fund’s investment objective as stated in this prospectus. The Fund initially will invest all of its assets in commodity futures and forward contracts and options on commodity futures and forward contracts, and short-term investment grade debt instruments constituting collateral assets. The manager has sole authority to determine the percentage of assets that will be:

•	held on deposit with the commodity broker or other custodian,

•	used for other investments, and

•	held in bank accounts to pay current obligations and as reserves.

The commodity subadvisor and the collateral subadvisor expect to deposit a portion of the Fund’s net assets with the commodity broker or other custodian as initial margin for investments. It is presently anticipated that the Fund will be able to invest substantially all of its net proceeds in accordance with its investment objective within approximately 30 business days after the completion of the offering. Pending such investment, it is anticipated that the proceeds will be invested in cash and obligations issued or guaranteed by the U.S. government, its agencies and instrumentalities.

The Fund uses only short-term securities to satisfy margin requirements. The manager expects that all entities that will hold or invest the Fund’s assets will be based in the U.S. and will be subject to U.S. regulations.

Approximately 25% of the Fund’s assets will normally be committed as margin for commodity futures and forward contracts (approximately half of which will be initial margin and the other half of which will be variation margin). All of the margin will be held at BCI in an interest-bearing cash account or invested in obligations, selected by the collateral subadvisor, issued or guaranteed by the U.S. government, its agencies or instrumentalities. The notional value of the Fund’s commodity interest positions will not exceed the Fund’s net asset value. However, the percentage of assets committed as margin may be substantially more, or less, than such range. All interest income is used for the Fund’s benefit.

The clearing broker, government agency or any commodity exchange on which the Fund trades could increase margins applicable to the Fund to hold futures, forwards or options positions at any time. Moreover, margin is merely a security deposit and part of the Fund’s debt instruments used as collateral.

The offering and organization expenses are expected to be 0.77% and underwriting commissions are expected to be 4.5% of the offering price of the shares.

UNDERWRITING

[To be updated]

Subject to the terms and conditions stated in the underwriting agreement dated the date hereof, each underwriter named below has severally agreed to purchase, and the Fund has agreed to sell to such underwriter, the number of shares set forth opposite the name of such underwriter.

Underwriters	Number of Shares

Total

The underwriting agreement provides that the obligations of the several underwriters to purchase the shares included in this offering are subject to approval of certain legal matters by counsel and to certain other conditions. The underwriters are obligated to purchase all the shares (other than those covered by the over-allotment option described below) if they purchase any of the shares. The representatives have advised the Fund that the underwriters do not intend to confirm any sales to any accounts over which they exercise discretionary authority.

The underwriters, for whom [            ] are acting as representatives, propose to offer some of the shares directly to the public at the public offering price set forth on the cover page of this prospectus and some of the shares to certain dealers at the public offering price less a concession not in excess of $[            ] per share. The underwriting discounts and commissions the Fund will pay of $[            ] per share is equal to [            ]% of the initial offering price. The underwriters may allow, and such dealers may reallow, a concession not in excess of $[            ] per share on sales to certain other dealers. If all of the shares are not sold at the initial offering price, the representatives may change the public offering price and other selling terms. Investors must pay for any share purchased on or before [            ], 2010. In connection with this offering, Nuveen may perform clearing services without charge for brokers and dealers for whom it regularly provides clearing services that are participating in the offering as members of the selling group.

The Fund has granted to the underwriters an option, exercisable for 45 days from the date of this prospectus, to purchase up to [            ] additional shares at the public offering price less the underwriting discounts and commissions. The underwriters may exercise such option solely for the purpose of covering overallotments, if any, in connection with this offering. To the extent such option is exercised, each underwriter will be obligated, subject to certain conditions, to purchase a number of additional shares approximately proportionate to such underwriter’s initial purchase commitment.

The Fund and the subadvisors have each agreed that, for a period of 180 days from the date of this prospectus, they will not, without the prior written consent of [            ], on behalf of the underwriters, dispose of or hedge any shares or any securities convertible into or exchangeable for shares. [            ] in its sole discretion may release any of the securities subject to these agreements at any time without notice. Neither the Fund nor the subadvisors will purchase shares of the Fund in this offering.

Prior to the offering, there has been no public market for the shares. Consequently, the initial public offering price for the shares was determined by negotiation among the Fund, the manager and the representatives. There can be no assurance, however, that the price at which the shares will sell in the public market after this offering will not be lower than the price at which they are sold by the underwriters or that an active trading market in the shares will develop and continue after this offering. The Fund has applied to have its shares listed for trading on the NYSE Amex under the trading or “ticker” symbol “[CFD].”

The following table shows the underwriting discounts and commissions that the Fund is to pay to the underwriters in connection with this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares:

Paid by Fund
	No Exercise	Full Exercise
Per Share	$	$
Total	$	$

The Fund, the manager and the subadvisors have each agreed to indemnify the several underwriters or to contribute to losses arising out of certain liabilities, including liabilities under the Securities Act.

Total expenses of the share offering payable by the Fund are estimated to be $[            ]or $[            ] per share. Included in the calculation of offering costs is a partial reimbursement of certain underwriting expenses incurred by the underwriters in the offering.

In connection with the offering, [            ], on behalf of the underwriters, may purchase and sell shares in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of shares in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of shares made in an amount up to the number of shares represented by the underwriters’ over-allotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Transactions to close out the covered syndicate short position involve either purchases of shares in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of shares in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress.

The underwriters also may impose a penalty bid. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when [            ] repurchases shares originally sold by that syndicate member in order to cover syndicate short positions or make stabilizing purchases.

Any of these activities may have the effect of preventing or retarding a decline in the market price of shares. They may also cause the price of shares to be higher than the price that would otherwise exist in the open market in the absence of these transactions. The underwriters may conduct these transactions on the NYSE Amex, or in the over-the-counter market, or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

Certain underwriters may make a market in the shares after trading in the shares has commenced on the NYSE Amex or elsewhere. No underwriter is, however, obligated to conduct market-making activities and any such activities may be discontinued at any time without notice, at the sole discretion of the underwriter. No assurance can be given as to the liquidity of, or the trading market for, the shares as a result of any market-making activities undertaken by any underwriter. This prospectus is to be used by any underwriter in connection with the offering and, during the period in which a prospectus must be delivered, with offers and sales of the shares in market-making transactions in the over-the-counter market at negotiated prices related to prevailing market prices at the time of the sale.

In connection with the requirements for listing the Fund’s shares on the NYSE Amex, the underwriters have undertaken to sell lots of 100 or more shares to a minimum of 400 beneficial owners in the U.S. The minimum investment requirement is 100 shares.

The underwriting agreement provides that it may be terminated in the absolute discretion of the representatives without liability on the part of the underwriters to the Fund or the [subadvisors] [manager] if, prior to the delivery of and payment for the shares, (i) trading in the Fund’s shares shall have been suspended by the SEC, the NYSE Amex or elsewhere or trading in securities generally on either the NYSE Amex or elsewhere shall have been suspended or limited or minimum prices for trading in securities generally shall have been established on either the NYSE Amex or elsewhere, (ii) a commercial banking moratorium shall have been declared by either federal or state authorities, or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the U.S. of a national emergency or war, or other calamity or crisis the effect of which on financial markets in the U.S. is such as to make it, in the sole judgment of the representatives, impracticable or inadvisable to proceed with the offering or delivery of the shares as contemplated by the prospectus (exclusive of any supplement thereto).

A prospectus in electronic format may be available on the websites maintained by one or more of the underwriters. The representatives may agree to allocate a number of shares to the underwriters for sale to their online brokerage account holders. The representatives will allocate shares to underwriters that may make Internet distributions on the same basis as other allocations. In addition, shares may be sold by the underwriters to securities dealers who resell shares to online brokerage account holders.

The Fund anticipates that certain of the underwriters may act as brokers or dealers in connection with the execution of the Fund’s portfolio transactions after they have ceased to be underwriters and, subject to certain restrictions, may act as brokers while they are underwriters.

Nuveen Investments LLC, 333 West Wacker Drive, Chicago, Illinois 60606, one of the representatives of the underwriters, is an affiliate of the manager and the collateral subadvisor.

Nuveen Investments, LLC, a registered broker-dealer affiliate of NAM that is involved in the offering of the Fund’s Common Shares, has received notice of certain charges that may be brought against it by the Financial Industry Regulatory Authority (“FINRA”) in connection with the marketing of preferred shares of certain closed-end funds managed by NAM. See “Management of the Fund—Regulatory and Litigation.”

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ERISA CONSIDERATIONS

General

This section highlights certain considerations that arise under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Internal Revenue Code of 1986, as amended (the “Code”), which a fiduciary of an “employee benefit plan” as defined in and subject to ERISA or of a “plan” as defined in Section 4975 of the Code who has investment discretion should consider before deciding to invest the plan’s assets in the Fund. “Employee benefit plans” and “plans” are referred to below as “Plans,” and fiduciaries with investment discretion are referred to below as “Plan Fiduciaries.” Plans include, for example, corporate pension and profit sharing plans, 401(k) plans, “simplified employee pension plans,” Keogh plans for self-employed persons and IRAs.

Special Investment Consideration

Each Plan Fiduciary must consider the facts and circumstances that are relevant to an investment in the Fund, including the role that an investment in the Fund would play in the Plan’s overall investment portfolio. Each Plan Fiduciary, before deciding to invest in the Fund, must be satisfied that the investment is prudent for the Plan, that the investments of the Plan are diversified so as to minimize the risk of large losses and that an investment in the Fund complies with the terms of the Plan.

The Fund Should Not Be Deemed to Hold “Plan Assets”

A regulation issued under ERISA (the “ERISA Regulation”) contains rules for determining when an investment by a Plan in an equity interest of a statutory trust will result in the underlying assets of the trust being assets of the Plan for purposes of ERISA and Section 4975 of the Code (i.e., “plan assets”). Those rules provide that assets of a statutory trust will not be plan assets of a Plan that purchases an equity interest in the trust if the equity interest purchased is a “publicly-offered security” (the “Publicly-Offered Security Exception”). If the underlying assets of a trust are considered to be assets of any Plan for purposes of ERISA or Section 4975 of the Code, the operations of such trust would be subject to and, in some cases, limited by, the provisions of ERISA and Section 4975 of the Code.

The Publicly-Offered Security Exception applies if the equity interest is a security that is:

(1) “freely transferable” (determined based on the applicable facts and circumstances);

(2) part of a class of securities that is “widely held” (meaning that the class of securities is owned by 100 or more investors independent of the issuer and of each other); and

(3) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934 (the “Exchange Act”) or (b) sold to the Plan as part of a public offering pursuant to an effective registration statement under the Securities Act of 1933 and the class of which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the SEC) after the end of the fiscal year of the issuer in which the offering of such security occurred.

The manager believes that the conditions described above will be satisfied with respect to the shares. Therefore, the shares should constitute “publicly-offered securities” and the Fund’s underlying assets should not be considered to constitute plan assets of any Plan that purchases shares.

Ineligible Purchasers

In general, shares may not be purchased with the assets of a Plan if the manager, the commodity broker, the subadvisors or any of their affiliates or employees either:

(1) exercise any discretionary authority or discretionary control respecting management of the Plan;

(2) exercise any authority or control respecting management or disposition of the assets of the Plan;

(3) render investment advice for a fee or other compensation, direct or indirect, with respect to any moneys or other property of the Plan;

(4) have any authority or responsibility to render investment advice with respect to any moneys or other property of the Plan; or

(5) have any discretionary authority or discretionary responsibility in the administration of the Plan.

MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Market Perspectives

The Fund is new and does not have any operating history. The opportunities and challenges that the Fund expects to face are described briefly below.

Impact of Current Commodity Market Conditions. Significant declines in commodity prices at the end of 2008 resulted from the global slowdown which reduced demand for most commodities. Such a reduction in demand has in turn led to constrained supply in the commodity marketplace throughout much of 2009. The recent global financial crisis has impacted certain commodities, such as energy and precious metals, more so than agricultural commodities used for food, such as livestock and wheat, due to demand inelasticity. As global credit conditions deteriorated throughout 2009, both large and small commodity producers experienced reduced capacity and production financing. As the global economy begins to recover, the Fund expects such recovery to lead to increased commodity demand.

Long-Term Outlook. The Fund’s long-term outlook for commodities is positive based on fundamental beliefs that commodity demand growth is structural and driven by rising world population together with the industrialization of and higher living standards in emerging markets. Commodities are strongly positively correlated to inflation and as such The Fund expects investments in the commodities asset class to increase over time given concerns about rising levels of global inflation. Also, global infrastructure is a key factor that the Fund believes will be a positive long-term force in the commodity markets as infrastructure spending is forecasted to increase significantly over the next 20 years.

Near-Term Outlook. In the near-term, The Fund’s outlook for commodities is positive as it expects commodity prices to benefit from improving global economic conditions and recent commodity supply reduction. As evidenced by the performance of commodity markets in the second half of 2009, global economic conditions continued to improve driven by large government stimulus, low levels of global interest rates and emerging market growth. Emerging markets make a significant contribution to global growth where increased personal wealth, large foreign exchange reserves and growing populations help impact domestic demand for commodities. The Fund believes that commodities in the near-term will benefit from increased government spending on infrastructure projects. In addition to the direct effects of infrastructure projects on commodity prices and the salutary impact of higher GDP growth, the Fund believes that the economic stimulus packages are expected to lead to higher inflation and a lower-valued U.S. dollar, both of which the Fund believes will benefit commodities in the near-term. If global economic conditions deteriorate once again as they did in 2008, the Fund would expect to see reduced commodity demand and subsequent declines in commodity prices.

Recent Changes to the TAP® Methodology. Gresham continues to refine its TAP® methodology to take advantage of the evolution of the commodity futures markets. To help determine TAP® weightings for the annual rebalance in December 2009, Gresham added a new third factor—global trade (import and export value)—in addition to global production and futures liquidity. Because many commodities are consumed near where they are produced, Gresham believes that global production alone is not sufficient for determining global economic relevance. Including a commodity’s import and export value sharpens the global focus of the Fund’s commodity portfolio. Factoring in global trade has increased exposure to the industrial and precious metals and foods and fibers groups and decreased the agricultural and livestock group weightings.

Impact of Recent CFTC Regulatory Changes. To provide greater flexibility to maintain relevant exposure to commodities that trade on multiple exchanges, Gresham has made a recent change to its commodity weightings methodology and will use its discretion to change commodity weightings between exchanges on equivalent contracts. Previously, Gresham based TAP® allocations for commodities that trade on multiple exchanges solely on contract liquidity. Gresham believes that greater flexibility to shift exposure across exchanges will allow TAP®

to maintain its relevant exposure to commodities that trade on multiple exchanges which otherwise may be limited by regulatory constraints. Gresham believes that the relative parity in the liquidity and the high correlation of futures on different exchanges should allow it to implement this change without any significant impact on overall results.

With respect to ongoing developments in the regulatory landscape, Gresham believes that its recent TAP® weightings changes will help to provide beneficial stability for the TAP® program. Based on an analysis of the relative levels at which existing position limits for various commodity futures have been set, Gresham believes that future regulatory efforts will center on commodities that are produced and consumed domestically.

Critical Accounting Policies

Preparation of the financial statements and related disclosures in compliance with accounting principles generally accepted in the United States of America requires the application of appropriate accounting rules and guidance, as well as the use of estimates. The Fund’s application of these policies involves judgments and actual results may differ from the estimates used.

The Fund’s critical accounting policies are set forth in the financial statements in this prospectus prepared in accordance with U.S. generally accepted accounting principles, which require the use of certain accounting policies that affect the amounts reported in these financial statements, including the following: the contracts in which the Fund invests are accounted for on a trade-date basis and marked to market on a daily basis. The difference between their cost and market value is recorded as “change in unrealized profit/loss” for open (unrealized) contracts, and recorded as “realized profit/loss” when open positions are closed out; the sum of these amounts constitutes the Fund’s investment revenues. Earned interest income revenue, as well as management fees, and brokerage commissions of the Fund are recorded on an accrual basis. The manager believes that all relevant accounting assumptions and policies have been considered.

Liquidity and Capital Resources

As of the date of this prospectus, the Fund has not begun investment activities. To date its only transactions have been preparation of this offering and a capital contribution of $20,000 to the Fund by the manager. Once the Fund begins investment activities, it is anticipated that a portion of its net assets will be allocated to investments in commodity futures and forward contracts, and options on commodity futures and forward contracts. A significant portion of the Fund’s net assets are expected to be held in debt instruments and instruments permitted by the CFTC for investment of customer segregated or secured account funds by a futures commission merchant, substantially all of which will be highly liquid. A portion of these instruments will be used as margin or collateral for the Fund’s investments in commodity futures and forward contracts and options on commodity futures and forward contracts and the remainder will be available for use by the Fund.

The Fund’s investments in commodity futures and forward contracts and options on commodity futures and forward contracts may be subject to periods of illiquidity because of market conditions, regulatory considerations and other reasons. For example, commodity exchanges limit fluctuations in certain commodity futures contract prices during a single day by regulations referred to as “daily limits.” During a single day, no trades may be executed at prices beyond the daily limit. Once the price of a futures contract for a particular commodity has increased or decreased by an amount equal to the daily limit, positions in the futures contract can neither be taken nor liquidated unless the traders are willing to effect trades at or within the limit. Commodity futures prices have occasionally moved the daily limit for several consecutive days with little or no trading. Such market conditions could prevent the Fund from promptly liquidating its commodity futures positions.

Since the Fund will invest in commodity futures and forward contracts, its capital will be at risk due to changes in the value of these contracts (market risk) or the inability of counterparties to perform under the terms of the contracts (credit risk).

Market Risk

Investing in commodity futures and forward contracts will involve the Fund entering into contractual commitments to purchase or sell a particular commodity at a specified date and price. The market risk associated with the Fund’s commitments to purchase commodities will be limited to the gross or face amount of the contracts held.

The Fund’s exposure to market risk may be influenced by a number of factors including changes in international balances of payments and trade, currency devaluations and revaluations, changes in interest and foreign currency exchange rates, price volatility of commodity futures and forward contracts and market liquidity. The inherent uncertainty of the Fund’s investments as well as the development of drastic market occurrences could ultimately lead to a loss of all or substantially all of investors’ capital.

Credit Risk

If the Fund purchases OTC commodity put options, the Fund will be exposed to credit risk that the counterparty to the contract will not meet its obligations. In cases where the Fund purchases OTC commodity put options with a counterparty, the sole recourse of the Fund will be the financial resources of the counterparty to the transaction since there is no clearing house to assume the obligations of the counterparty.

The Fund may be exposed to credit risk from its investments in commodity futures and forward contracts and options on commodity futures and forward contracts resulting from the clearing house associated with a particular exchange failing to meet its obligations to the Fund. In general, clearing houses are backed by their corporate members who may be required to share in the financial burden resulting from the nonperformance of one of their members, which should significantly reduce this credit risk. In cases where the clearing house is not backed by the clearing members (i.e., as in some foreign exchanges), it may be backed by a consortium of banks or other financial institutions. There can be no assurance that any counterparty, clearing member or clearing house will meet its obligations to the Fund.

The Fund’s investment strategy will attempt to minimize these market risks and the commodity subadvisor will attempt to minimize the credit risks, by requiring the Fund to abide by various investment limitations and policies, which will include limiting margin accounts, investing only in liquid markets and permitting the use of stop-loss provisions. The commodity subadvisor will implement procedures which will include, but will not be limited to:

•	employing the options strategy to minimize directional risk (although there is no guarantee that the Fund’s options strategy will be successful);

•	executing and clearing trades with creditworthy counterparties;

•	limiting the amount of margin or premium required for any one commodity or all commodities combined; and

•	generally limiting transactions to contracts which will be traded in sufficient volume to permit the taking and liquidating of positions.

The commodity broker, when acting as the Fund’s futures commission merchant in accepting orders for the purchase or sale of domestic futures contracts, will be required by CFTC regulations to separately account for and segregate as belonging to the Fund, all assets of the Fund relating to domestic futures investment. The commodity broker will not be allowed to commingle such assets with other assets of the commodity broker. In addition, CFTC regulations also will require the commodity broker when acting as the Fund’s futures commission merchant to hold in a separate account assets of the Fund related to foreign futures investment and not commingle such assets with others assets of the commodity broker.

Off-Balance Sheet Arrangements and Contractual Obligations

As of the date of this prospectus, the Fund has not utilized, nor does it expect to utilize in the future, special purpose entities to facilitate off-balance sheet financing arrangements and has no loan guarantee arrangements or off-balance sheet arrangements of any kind other than agreements entered into in the normal course of business, which may include indemnification provisions related to certain risks service providers undertake in performing services which are in the best interests of the Fund. While the Fund’s exposure under such indemnification provisions cannot be estimated, these general business indemnifications are not expected to have a material impact on the Fund’s financial position.

The Fund’s contractual obligations are with the manager, commodity brokers and, to the extent that the Fund enters into OTC transactions, dealers. Management fee payments made to the manager are calculated as a fixed percentage of the Fund’s assets. Commission payments to the commodity broker are on a contract-by-contract, or round-turn basis and to forward contract dealers are usually based on a fee or percentage of the notional value of the contract. As such, the manager cannot anticipate the amount of payments that will be required under these arrangements for future periods as net asset values are not known until a future date. These agreements are effective for one year terms, renewable automatically for additional one year terms unless terminated. Additionally, these agreements may be terminated by either party for various reasons.

THE SECURITIES DEPOSITORY; BOOK-ENTRY-ONLY SYSTEM; GLOBAL SECURITY

The Depository Trust Company (“DTC”) acts as securities depository for the shares. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of section 17A of the Exchange Act. DTC was created to hold securities of banks, brokers, dealers and trust companies, clearing corporations, and certain other organizations, some of whom own DTC (“DTC Participants”), and to facilitate the clearance and settlement of transactions in such securities among the DTC Participants through electronic book-entry changes. This eliminates the need for physical movement of securities certificates. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly (“Indirect Participants”). DTC has agreed to administer its book-entry system in accordance with its rules and by-laws and the requirements of law.

Individual certificates will not be issued for the shares. Instead, a global certificate is signed by the manager on the Fund’s behalf, registered in the name of Cede & Co., as nominee for DTC, and deposited with, or on behalf of, DTC. The global certificate evidences all of the shares outstanding at any time. The representations, undertakings and agreements made on the part of the Fund in the global certificate are made and intended for the purpose of binding only the Fund and not the manager individually.

Upon the settlement date of any transfer of shares, DTC credits or debits, on its book-entry registration and transfer system, the amount of the shares so transferred to the accounts of the appropriate DTC Participants.

Beneficial ownership of the shares is limited to DTC Participants, Indirect Participants and persons holding interests through DTC Participants and Indirect Participants. Owners of the shares are shown on, and the transfer of ownership is effected only through, records maintained by DTC (with respect to DTC Participants), the records of DTC Participants (with respect to Indirect Participants), and the records of Indirect Participants (with respect to shareholders that are not DTC Participants or Indirect Participants). Shareholders are expected to receive from or through the DTC Participant maintaining the account through which the shareholder has purchased its shares a written confirmation relating to such purchase.

Shareholders that are not DTC Participants may transfer the shares through DTC by instructing the DTC Participant or Indirect Participant through which the shareholders hold their shares to transfer the shares.

Shareholders that are DTC Participants may transfer the shares by instructing DTC in accordance with the rules of DTC. Transfers are made in accordance with standard securities industry practice.

DTC may decide to discontinue providing its service with respect to the shares by giving notice to the manager. Under such circumstances, the manager will either find a replacement for DTC to perform its functions at a comparable cost or, if a replacement is unavailable, terminate the Fund.

The rights of the shareholders generally must be exercised by DTC Participants acting on their behalf in accordance with the rules and procedures of DTC. Because the shares can only be held in book-entry form through DTC and DTC Participants, investors must rely on DTC, DTC Participants and any other financial intermediary through which they hold the shares to receive the benefits and exercise the rights described in this section. Investors should consult with their broker or financial institution to find out about procedures and requirements for securities held in book-entry form through DTC.

TRUST AGREEMENT

The following summary describes in brief the shares and certain aspects of the operation of the Fund and the respective responsibilities of the Delaware Trustee, the individual Trustees and the manager concerning the Fund and the material terms of the Trust Agreement. Prospective investors should carefully review the Form of Trust Agreement filed as an exhibit to the registration statement of which this prospectus is a part and consult with their own advisors concerning the implications to such prospective subscribers of investing in a Delaware statutory trust. Capitalized terms used in this section and not otherwise defined shall have the meanings assigned to them under the Trust Agreement.

Authority of the Delaware Trustee

The Delaware Trustee serves as the trustee of the Fund located in the State of Delaware. The Delaware Trustee will accept service of legal process on the Fund in the State of Delaware and will make certain filings under the Delaware Statutory Trust Act. The Delaware Trustee does not owe any other duties to the Fund, the individual Trustees, the manager or the shareholders. The Delaware Trustee is permitted to resign upon at least 60 days notice to the Fund, provided, that any such resignation will not be effective until a successor Delaware Trustee is appointed by the manager or the Delaware Court of Chancery. The Trust Agreement provides that the Delaware Trustee is compensated by the manager or an affiliate of the manager (including the Fund), and is indemnified by the Fund against any expenses it incurs relating to or arising out of the Fund’s formation, operation or termination, or the performance of its duties pursuant to the Trust Agreement, except to the extent that such expenses result from the Delaware Trustee’s actual fraud or willful misconduct. The manager has the discretion to replace the Delaware Trustee. Neither the Delaware Trustee, either in its capacity as Delaware Trustee or in its individual capacity, nor any director, officer or controlling person of the Delaware Trustee is, or has any liability as, the issuer or a director, officer or controlling person of the issuer of the shares. The Delaware Trustee’s liability in connection with the issuance and sale of the shares is limited solely to the express obligations of the Delaware Trustee set forth in the Trust Agreement. The Delaware Trustee will have no duty to supervise or monitor the manager’s performance, nor will the Delaware Trustee have any liability for the manager’s acts or omissions.

Authority of the Individual Trustees

The individual Trustees, all of whom will be unaffiliated with the manager, will not have any duties or responsibilities to manage the Fund, all of which the Trust Agreement vests in the manager, except those functions required under the listing standards of the NYSE Amex. Consequently, the individual Trustees do not have the sorts of wide-ranging duties and powers as the board of directors of an investment company. The Trust Agreement provides that the individual Trustees will be indemnified by the Fund against liabilities arising out of the performance of their duties pursuant to the Trust Agreement excluding any liabilities resulting from actual fraud or willful misconduct on the part of an individual Trustee. The Fund also expects to provide Directors’ and Officers’ Insurance coverage to the individual Trustees.

The individual Trustees together serve as the audit committee and nominating committee of the Fund, in accordance with the listing standards of the NYSE Amex and the applicable committee charter. They also have the authority to remove any individual Trustee who either ceases to be an “independent director” pursuant to the listing standards or is subject to statutory disqualification under Sections 8a(2) or 8a(3) of the CEA. The individual Trustees may fill any vacancy in the board of Trustees caused by death, resignation or removal until the next meeting of the Shareholders at which individual Trustees are elected.

In addition, the individual Trustees have the authority under certain limited circumstances to remove the manager without penalty, upon 60 days written notice, only for cause. “Cause” consists of a statutory disqualification of the manager under Sections 8a(2) and 8a(3) of the CEA, suspension or revocation of the manager’s CPO or CTA registrations or the bankruptcy, insolvency, receivership or similar bankruptcy event with respect to the manager. If the manager is removed by the individual Trustees, if at the time there is no remaining manager, shareholders holding shares representing at least a majority (over 50%) of the issued and outstanding shares (not including shares held by the manager or its affiliates) may vote to elect a successor manager who must be duly licensed and qualified to carry on the Fund’s business.

Authority of the Manager

The manager is generally authorized to perform all acts deemed necessary, proper, convenient or advisable to carry out the purposes of the Fund by the Trust Agreement and to conduct the business of the Fund pursuant to the Trust Agreement. The manager has a power of attorney to take certain actions, including the execution and filing of documents, on the Fund’s behalf in accordance with the Trust Agreement.

The Trust Agreement limits the authority of the manager as follows:

•

The manager may not borrow money from or loan money to itself or any shareholder except in connection with the repayment by a shareholder of any taxes paid on its behalf by the Fund pursuant to the terms of the Trust Agreement.

•

The manager may not create, incur, assume or permit to exist any lien, mortgage, pledge, conditional sales or other title retention agreement, encumbrance or other charge or security interest in respect of the Fund’s assets, except for tax liens not delinquent or being contested in good faith, deposits or pledges to secure obligations under workmen’s compensation, social security or similar laws or under unemployment insurance, deposits or pledges to secure contracts, surety or appeal bonds or other ordinary business obligations, mechanics or other like liens arising in the ordinary course of business or being contested in good faith, liens arising under ERISA, and deposits, security interests or liens to secure, mortgage, or collateralize investments made by the Fund in accordance with its investment objective.

•	The manager may not cause the Fund to be treated as an association taxable as a corporation for U.S. Federal income tax purposes.

Withdrawal of the Manager

The manager may withdraw from the Fund voluntarily upon 90 days prior written notice to shareholders and the Delaware Trustee. Unless there is a remaining manager at the time of the manager’s withdrawal, shareholders holding shares representing at least a majority (over 50%) of the outstanding shares (not including shares held by the manager or its affiliates) may vote to elect a successor manager who must be duly licensed and qualified to carry on the Fund’s business. The manager may be removed by the individual Trustees in the event that the manager becomes subject to a statutory disqualification under the CEA, its registration as a CPO or CTA is suspended or revoked by the CFTC, it files a voluntary bankruptcy petition, is the subject of an involuntary bankruptcy petition or petition seeking the manager’s receivership, liquidation or dissolution, or for other similar bankruptcy events.

In addition, the manager may be removed on 90 days prior notice if such removal is approved by shareholders holding more than 50% of the shares (excluding for this purpose shares held by the manager and its affiliates). The manager retains the authority to admit a non-affiliate additional manager during this 90-day period, subject to the approval of shareholders (excluding the manager and its affiliates) holding more than 50% of the shares.

Shareholder Meetings

The Fund expects to hold annual meetings of shareholders for the election of individual Trustees. Upon the written request of shareholders holding at least 20% of the shares of the Fund, excluding any shares held by the manager or its affiliates, the manager will call a meeting of the shareholders. Notice of such meeting shall be given within 30 days after receipt of such request, and the meeting shall be held not less than 30 and not more than 60 days after the date of mailing of such notice. The manager may also call a meeting upon not less than 30 and not more than 60 days notice prior to the meeting. Any such notice shall be accompanied by a description of the proposed action to be taken at the meeting, which shall be held at a reasonable time and place.

Indemnification of the Manager

The Trust Agreement provides that the manager and any of its affiliates performing services on the Fund’s behalf and acting within the scope of the manager’s authority will be indemnified by the Fund (including without limitation indemnification against negligence, gross negligence or breach of duty) from and against any losses, judgments, liabilities, expenses (including reasonable legal fees and expenses) and amounts paid in settlement of any claims and demands whatsoever sustained by it in connection with its activities for the Fund, provided that such liability or loss was not the result of actual fraud or willful misconduct on the part of the manager.

However, indemnification arising out of an alleged violation of Federal and state securities laws is limited as discussed herein.

Expenses incurred in defending a threatened or pending civil, administrative or criminal action, suit or proceeding shall be paid in advance if the indemnitee undertakes to repay such funds upon a determination that the indemnitee is not entitled to indemnification by a court of competent jurisdiction in a final, non-appealable proceeding.

Manager Expenses

The manager shall be entitled to receive out of the Fund’s assets available therefor reimbursement of all amounts advanced by the manager on behalf of the Fund for which payment the Fund is responsible.

Limited Liability

A number of states do not have “statutory trust” statutes such as that under which the Fund has been formed in the State of Delaware. It is possible that a court in such a state could hold that, due to the absence of any statutory provision to the contrary in such jurisdiction, the shareholders, although entitled under Delaware law to the same limitation on personal liability as stockholders in a private corporation for profit organized under the laws of the State of Delaware, are not so entitled in such a state. To protect shareholders against any loss of limited liability, the Trust Agreement provides that every written note, bond, contract, instrument, certificate or undertaking by the manager shall give notice that it was executed on behalf of the Fund and is not binding on any shareholder personally. Furthermore, the Fund will indemnify its shareholders against any liability that such shareholders might incur solely because of their status as shareholders (excluding certain tax liabilities).

The shares are limited liability investments; investors may not lose more than the amount that they invest plus any profits recognized on their investment. However, shareholders could be required, as a matter of bankruptcy law, to return to the estate of the Fund any distribution they received at a time when the Fund was in fact insolvent or in violation of its Trust Agreement. In addition, although the manager is not aware of this provision ever having been invoked in the case of any public futures fund, shareholders agree in the Trust Agreement that they are liable and will indemnify the Fund for any loss, liability, damage, cost and expense incurred by the Fund, including attorneys’ and accountants’ fees as a result of

•	obligations or liabilities of any shareholder (excluding the manager and its affiliates) unrelated to the Fund’s business, or

•	any taxes required to be paid by the Fund with respect to shareholders’ allocable share of income.

The foregoing repayment of distributions and indemnity provisions (other than the provision for shareholders’ liability for taxes imposed upon the Fund with respect to shareholders’ allocable share of income) are commonplace in statutory trusts and limited partnerships.

Expenses

See “Fees and Expenses” and “Management of the Fund—Management Fees and Expenses.”

The Manager’s Fiduciary Responsibility and Remedies

Shareholders have legal rights under Delaware law and applicable Federal and State commodity and securities laws. However, as permitted under the Delaware Statutory Trust Act, the Trust Agreement provides that neither the manager nor its affiliates will have any duties (including fiduciary duties) to the Fund, the individual Trustees, the shareholders or any other Person, other than the implied contractual covenant of good faith and fair dealing. In addition, the Trust Agreement eliminates any liability by the manager or its affiliates for breach of contract or breach of duties (including fiduciary duties) to the Fund, the individual Trustees, the shareholders or any other Person, other than liability for any act or omission that constitutes a bad faith violation of the implied contractual covenant of good faith and fair dealing. Thus, in all dealings affecting the Fund, the manager has a fiduciary responsibility to you and other shareholders to exercise good faith and fairness in all dealings affecting the Fund.

If the manager exercises good faith and fair dealing, it will not be liable merely because you lost money or the manager otherwise did not meet the Fund’s business objectives. Additionally, there are substantial and inherent conflicts of interest in the Fund’s structure, which are inconsistent with the manager’s fiduciary duty.

In the event that you form the belief that the manager has violated its fiduciary duty, you may seek relief individually or on behalf of the Fund under applicable laws, including the laws of Delaware and the Federal commodity laws, to recover damages from or require an accounting by the manager. You also have the right, subject to applicable contractual, procedural and jurisdictional requirements, to bring class actions in a Federal court to enforce your rights and the rights of the other shareholders under Federal and State securities laws and the rules and regulations under those laws. Losses suffered by you as a result of a breach of the securities laws related to your purchase of shares may be recovered from the manager should the breach of those laws have been caused by the manager. Under certain circumstances, shareholders also have the right to institute a reparations proceeding before the CFTC against the manager, as a registered commodity pool operator and commodity trading advisor, and the commodity broker, as a registered futures commission merchant, as well as those of their respective employees who are required to be registered under the CEA and the rules and regulations promulgated thereunder. Private rights of action are conferred by the CEA for violations of that statute. Investors in commodities and in commodity pools may, therefore, invoke the protections provided thereunder.

The responsibility of the manager to you and other shareholders is a changing area of the law. If you have questions concerning the responsibilities of the manager, you should consult your legal counsel. The authority, duty and liability of the manager with respect to the operation of the Fund are governed by the Trust Agreement attached as Exhibit [            ].

Provisions of Law

Provisions of Federal and State Securities Laws.    This offering is subject to Federal and State securities laws. If any indemnification of the individual Trustees or the manager or any person acting as broker or dealer for the Fund arises out of an alleged violation of such laws, it is subject to the following legal conditions.

No indemnification may be made in respect of any losses, liabilities or expenses arising from or out of an alleged violation of Federal or State securities laws unless: there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves the indemnification of such expenses (including litigation costs), or such claim has been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves the indemnification of such expenses (including litigation costs), or a court of competent jurisdiction approves a settlement of the claims against the particular indemnitee and finds that indemnification of the settlement and related costs should be made.

Provisions of the Securities Act of 1933.    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to the manager or any person acting as broker or dealer to the Fund, the SEC believes that such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Termination Events

The Fund will dissolve at any time upon the happening of any of the following events:

•

The filing of a certificate of dissolution or cancellation of the manager’s charter, upon the expiration of 90 days after the date of notice to the manager of cancellation without a reinstatement of its charter, or upon certain bankruptcy events with respect to the manager, unless (i) at the time there is at least one remaining manager and that remaining manager carries on the business of the Fund or (ii) shareholders holding shares representing at least a majority (over 50%) of the outstanding shares (not including shares held by the manager and its affiliates) elect to continue the Fund’s business and to select, effective as of the date of such event, one or more successor managers. Any such election must occur within 90 days of such event and must provide for the election of a manager who is licensed and qualified to conduct the duties of a manager of the trust. If such an election is made, all shareholders of the Fund shall be bound thereby and continue as shareholders of the trust.

•

The manager’s determination to terminate the Fund because the net assets of the Fund in relation to its operating expenses make it unreasonable or imprudent to continue the business of the Fund or because the net asset value of the Fund declines below $10,000,000.

•	The occurrence of any event which would make unlawful the continued existence of the Fund.

•

The suspension, revocation, statutory disqualification or termination of the manager’s registration as a CPO or membership as a CPO with the NFA (if, in either case, such registration is required at such time unless at that time there is at least one remaining manager whose registration or membership has not been suspended, revoked, disqualified or terminated or the shareholders have appointed a successor manager pursuant to the Trust Agreement).

•	The Fund experiences a certain bankruptcy event.

•

The shareholders holding shares representing at least 66 2/3% of the issued and outstanding shares (which excludes the shares of the manager) vote to dissolve the Fund, notice of which is sent to the manager not less than 90 business days prior to the effective date of termination.

•	The Fund is required to be registered as an investment company under the Investment Company Act of 1940.

•	DTC is unable or unwilling to continue to perform its functions, and a comparable replacement is unavailable.

Books and Records

The manager will keep, and an independent registered public accounting firm selected by the audit committee in its sole discretion will annually audit, proper books of record and accounts of the Fund as required by the CEA and regulations promulgated thereunder and all other applicable rules and regulations. The books of account shall be kept at the Fund’s principal office located at 333 West Wacker Drive, Chicago, Illinois 60606 or such office, including that of the Fund’s administrator, custodian or transfer agent pursuant to applicable law and regulation. These books and records are open to inspection by any person who establishes to the manager’s satisfaction that such person is a shareholder or duly designated designee of a shareholder during the usual business hours of the Fund for any purpose reasonably related to the shareholder’s interest as a beneficial owner of the Fund, including such access required under CFTC rules and regulations.

Statements, Filings, and Reports

At the end of each month and as of the end of each fiscal year, the manager will furnish for distribution to each person who is a shareholder such reports required by the CFTC and the NFA or any other applicable governmental authority or as the manager, in its sole discretion, determines to be necessary or appropriate. The manager is responsible for the registration and qualification of the shares and notification of the offering under the federal securities laws and any other securities and blue sky laws of the U.S. or any other jurisdiction as the manager may select. The manager will also prepare, or cause to be prepared, and file any periodic reports or updates required under the Exchange Act. The registration, qualification and notification costs and the costs of the periodic reports prepared and filed by the manager will be an expense of the Fund.

The accounts of the Fund will be audited, as required by law and as may be directed by the manager, by independent certified public accountants designated by the individual Trustees, acting as an audit committee. The cost of such audits will be an expense of the Fund. The manager will make such elections, file such tax returns, and prepare, disseminate and file such tax reports on behalf of the Fund, as it is advised by its counsel or accountants or as required by any applicable statute, rule or regulation.

Fiscal Year

The fiscal year of the Fund will be the calendar year.

Governing Law

The rights of the Delaware Trustee, the individual Trustees, the manager, the Fund and the shareholders under the Trust Agreement, are governed by the laws of the State of Delaware; however, the Trust Agreement states that certain provisions of Delaware law shall not apply to the Fund.

LEGAL MATTERS

K&L Gates LLP is counsel to, and has advised, the Fund and the manager with respect to the preparation of this prospectus and will be passing upon certain legal matters for the Fund. K&L Gates LLP does not represent the Fund’s shareholders. You should seek investment, legal and tax advice from your own legal counsel and other professionals of your choice.

EXPERTS

The manager has employed financial experts to perform services for the Fund. These experts currently are [            ], independent accounting firm. The financial statements of the Fund have been included in this prospectus in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

RECENT FINANCIAL INFORMATION AND ANNUAL REPORTS

The Fund’s total portfolio holdings will be disclosed on its website at http://www.nuveen.com on each business day that the NYSE Amex is open for trading. The Fund’s website is publicly available at no charge. This website disclosure of portfolio holdings (as of the previous day’s close) will be made daily and will include, as applicable, the name and value of each commodity investment and the value of the collateral as represented by cash, cash equivalents and debt securities held in the Fund’s portfolio. The values of the Fund’s portfolio holdings will, in each case, be determined in accordance with the Fund’s valuation policies. The manager will also furnish you with annual reports as required by the rules and regulations of the SEC as well as with those reports required by the CFTC and the NFA, including, but not limited to, a monthly statement and an annual audited financial statement certified by independent public accountants and any other reports required by any other governmental authority that has jurisdiction over the activities of the Fund. Fund shareholders also will be provided with appropriate information to permit them (on a timely basis) to file United States federal and state income tax returns with respect to their shares. Additional information about the Fund may be posted on the Fund’s website (http://www.nuveen.com) in the discretion of the manager or as required by regulatory authorities.

PRIVACY POLICY

The Fund and the manager collect certain nonpublic personal information about investors from the information provided by them in certain documents, as well as in the course of processing transaction requests. None of this information is disclosed except as necessary in the course of administering the Fund—and then only subject to customary undertakings of confidentiality. The Fund and the manager do not disclose nonpublic personal information about investors to anyone, except as required by law. The Fund and the manager restrict access to the nonpublic personal information they collect from investors to those employees who need access to this information to provide necessary and related products and services to investors. The Fund and the manager each maintain physical, electronic and procedural controls to safeguard this information. These standards are reasonably designed to (1) ensure the security and confidentiality of investors’ records and information, (2) protect against any anticipated threats or hazards to the security or integrity of investors’ records and information, and (3) protect against unauthorized access to or use of investors’ records or information that could result in substantial harm or inconvenience to any investor.

FEDERAL INCOME TAX CONSIDERATIONS

The following discussion describes the material United States federal (and certain state and local) income tax considerations associated with the purchase, ownership and disposition of shares as of the date hereof by U.S. Shareholders (as defined below) and non-U.S. Shareholders (as defined below). Except where noted, this discussion deals only with shares held as capital assets by shareholders who acquired shares upon their original issuance and does not address special shareholder situations, such as those of:

•	dealers in securities or currencies;

•	financial institutions;

•	regulated investment companies, other than to indicate that income from the Fund can be treated as income from a qualified publicly traded partnership (“PTP”) within the meaning of the Code;

•	real estate investment trusts;

•	tax-exempt organizations;

•	insurance companies;

•	persons holding shares as a part of a hedging, integrated or conversion transaction or a straddle;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings; or

•	persons liable for alternative minimum tax.

Furthermore, the discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as of the date hereof, and such authorities may be repealed, revoked, modified or subject to differing interpretations, possibly on a retroactive basis, so as to result in United States federal income tax consequences different from those described below.

A “U.S. Shareholder” of shares means a holder of shares that is, for United States federal income tax purposes:

•	an individual citizen or resident of the United States;

•	a corporation (or other entity taxable as a corporation) created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•

a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of such trust or (2) has a valid election in effect under applicable regulations to be treated as a U.S. person.

A “non-U.S. Shareholder” of shares means a holder of shares that is not a U.S. Shareholder.

If a partnership or other entity or arrangement treated as a partnership for United States federal income tax purposes holds shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding shares, we urge you to consult your own tax adviser.

If you are considering the purchase of shares, we urge you to consult your own tax adviser concerning the particular United States federal income tax consequences to you of the purchase, ownership and disposition of shares, as well as any consequences to you arising under the laws of any other taxing jurisdiction.

Status of the Fund

Under current law and assuming full compliance with the terms of the Trust Agreement (and other relevant documents) and based upon factual representations made by the Fund, in the opinion of K&L Gates LLP (“Tax Counsel”), the Fund will be taxed as a partnership for United States federal income tax purposes.

A partnership is not a taxable entity and incurs no United States federal income tax liability. Section 7704 of the Code provides that a PTP such as the Fund will, as a general rule, be taxed as a corporation. However, an exception exists with respect to PTPs of which 90% or more of the gross income during each taxable year consists of “qualifying income” within the meaning of Section 7704(d) of the Code (the “qualifying income exception”). Qualifying income includes dividends, interest, capital gains from the sale or other disposition of stocks and debt instruments and, in the case of a partnership (such as the Fund) a principal activity of which is the buying and selling of commodities or options, futures or forwards with respect to commodities. The Fund anticipates that at least 90% of its gross income for each taxable year will constitute qualifying income within the meaning of Section 7704(d) of the Code.

There can be no assurance that the IRS will not assert that the Fund should be treated as a PTP taxable as a corporation. No ruling has been or will be sought from the IRS, and the IRS has made no determination, as to the status of the Fund for United States federal income tax purposes or whether the Fund’s operations generate “qualifying income” under Section 7704(d) of the Code. Whether the Fund will continue to meet the qualifying income exception is a matter that will be determined by the Fund’s operations and the facts existing at the time of future determinations. However, the Fund’s manager will use its best efforts to cause the operation of the Fund to be conducted in such manner as is necessary for the Fund to continue to meet the qualifying income exception.

If the Fund were taxable as a corporation in any taxable year, either as a result of a failure to meet the qualifying income exception described above or otherwise, its items of income, gain, loss and deduction would be reflected only on its tax return and would not flow through to the shareholders, and the Fund’s net income would be taxed to it at the income tax rates applicable to domestic corporations. In addition, any distribution made by the Fund would be treated as taxable dividend income, to the extent of the Fund’s current or accumulated earnings and profits, or, in the absence of current and accumulated earnings and profits, a nontaxable return of capital to the extent of each shareholder’s tax basis in its shares, or taxable capital gain, after the shareholder’s tax basis in its shares is reduced to zero. Taxation of the Fund as a corporation could result in a material reduction in a shareholder’s cash flow and after tax return and thus could result in a reduction of the value of the shares.

The discussion below is based on Tax Counsel’s opinion that the Fund will be classified as a partnership that is not subject to corporate income tax for United States federal income tax purposes.

U.S. Shareholders

Treatment of Fund Income

A partnership does not incur United States federal income tax liability. Instead, each partner of a partnership is required to take into account its share of tax items of the partnership. Accordingly, each shareholder will be required to include in income its allocable share of the Fund’s income, gain, loss, deduction and other items for the Fund’s taxable year ending with or within its taxable year. In computing a partner’s United States federal income tax liability, such items must be included, regardless of whether cash distributions are made by the partnership. Thus, shareholders may be required to include income without a corresponding current receipt of cash if the Fund generates taxable income but does not make cash distributions. The Fund’s taxable year will end on December 31 unless otherwise required by law. The Fund will use the accrual method of accounting.

Fund shareholders will take into account their share of ordinary income realized by the Fund from accruals of interest on debt instruments held as collateral in the Fund portfolio. The Fund may hold debt instruments with “original issue discount,” in which case Fund shareholders would be required to include accrued amounts in taxable income on a current basis even though receipt of those amounts may occur in a subsequent year. The Fund may also acquire debt instruments with “market discount.” Upon disposition of such obligations, gain would generally be required to be treated as interest income to the extent of the market discount and Fund shareholders would be required to include as ordinary income their share of such market discount that accrued during the period the obligations were held by the Fund.

The Code generally applies a “mark to market” system of taxing unrealized gains and losses on, and otherwise provides for special rules of taxation with respect to, “Section 1256 Contracts”. A Section 1256 Contract includes certain regulated futures contracts, certain non-equity options, and certain non-U.S. currency forward contracts. It is expected that the majority of the futures and forward contracts and options on futures and forward contracts held by the Fund will constitute Section 1256 Contracts. Section 1256 Contracts held by the Fund at the end of a taxable year of the Fund will be treated for United States federal income tax purposes as if they were sold by the Fund at their fair market value on the last business day of the taxable year. The net gain or loss, if any, resulting from these deemed sales (known as “marking to market”), together with any gain or loss resulting from any actual sales of Section 1256 Contracts (or other termination of the Fund’s obligations under such contracts), must be taken into account by the Fund in computing its taxable income for the year. If a Section 1256 Contract held by the Fund at the end of a taxable year is sold in the following year, the amount of any gain or loss realized on the sale will be adjusted to reflect the gain or loss previously taken into account under the mark to market rules.

Capital gains and losses from Section 1256 Contracts generally are characterized as long-term capital gains or losses to the extent of 60% of the gains or losses and as short-term capital gains or losses to the extent of 40% of the gains or losses. Gains and losses from certain non-U.S. currency transactions, however, will be treated as ordinary income and losses unless certain conditions are met. Thus, shareholders of the Fund will generally take into account their pro rata share of the long-term capital gains and losses and short-term capital gains and losses from Section 1256 Contracts held by the Fund. If a noncorporate taxpayer incurs a net capital loss for a year, the portion of the loss, if any, which consists of a net loss on Section 1256 Contracts may, at the election of the taxpayer, be carried back three years. A loss carried back to a year by a noncorporate taxpayer may be deducted only to the extent (1) the loss does not exceed the net gain on Section 1256 Contracts for the year and (2) the allowance of the carry-back does not increase or produce a net operating loss for the year.

With respect to options and contracts not subject to treatment as Section 1256 Contracts, the Fund will recognize gain or loss at the time those options or contracts are exercised or cancelled, as the case may be. Depending on the circumstances, loss may be deferred pursuant to special rules applicable to straddles if the Fund holds an offsetting gain position in the property underlying the expired put option. If property underlying a written call option or purchased put option is sold, the option premium will be taken into account as an addition to, or offset against, the sale price of the transferred property, respectively.

In general, Section 1256 contracts are not subject to the straddle rules described above. Where the positions of a straddle are comprised of both Section 1256 and non-Section 1256 contracts, the Fund will be subject to the mixed straddle rules of the Code and the regulations promulgated thereunder. The appropriate tax treatment of any gains and losses from trading in mixed straddles will depend on what elections the Fund makes.

The Fund may elect to treat Section 1256 positions as non-Section 1256 positions, and the mixed straddle would be subject to the rules governing non-Section 1256 straddles. Alternatively, the Fund may identify the positions of a particular straddle as an “identified mixed straddle” under Section 1092(b)(2) of the Code and, thereby, net the capital gain or loss attributable to the offsetting positions. The net capital gain or loss is treated as 60% long-term and 40% short-term capital gain or loss if attributable to the Section 1256 positions, or all short-term capital gain or loss if attributable to the non-Section 1256 positions. Alternatively, the Fund may place the positions in a “mixed straddle” account which is marked-to-market daily. Under a special account cap, not more than 50% of net capital gain may be long-term capital gain, and not more than 40% of net capital loss may be short-term capital loss. If the Fund does not make any of the aforementioned three elections, any net loss attributable to either the Section 1256 or to the non-Section 1256 positions will be treated as 60% long-term and 40% short-term capital loss, while any net gain will be treated as 60% long-term and 40% short-term capital gain, or all short-term capital gain, depending upon whether the net gain was attributable to Section 1256 positions or non-Section 1256 positions.

Allocation of the Fund’s Profits and Losses

For United States federal income tax purposes, a shareholder’s share of the Fund’s income, gain, loss, deduction and other items will be equal to such shareholder’s proportionate interest in the items allocated by the

Fund and will be determined by the Fund’s Trust Agreement, unless an allocation under the agreement does not have “substantial economic effect,” in which case the allocations will be determined in accordance with the “partners’ interests in the partnership.” The Fund believes that, subject to the discussion below, the allocations pursuant to the Fund’s Trust Agreement should be considered to have substantial economic effect.

If the allocations provided by the Fund’s Trust Agreement were successfully challenged by the IRS, the amount of income or loss allocated to the shareholders for United States federal income tax purposes under the agreement could be increased or reduced or the character of the income or loss could be modified.

As described in more detail below, the U.S tax rules that apply to partnerships are complex and their application is not always clear. Additionally, the rules generally were not written for, and in some respects are difficult to apply to, publicly traded partnerships. The Fund will apply certain assumptions and conventions intended to comply with the intent of the rules and to report income, gain, deduction, loss and credit to the Fund and, indirectly the shareholders in a manner that reflects the economic gains and losses, but these assumptions and conventions may not comply with all aspects of the applicable Treasury regulations. It is possible therefore that the IRS will successfully assert that assumptions made and/or conventions used do not satisfy the technical requirements of the Code or the Treasury regulations and will require that tax items be adjusted or reallocated in a manner that could adversely impact you.

Monthly Allocation Convention

In general, the Fund’s taxable income and losses will be determined monthly and will be allocated to the holders of Fund shares in proportion to the number of shares owned by each of them as of the close of the last trading day of the preceding month. As a result, a shareholder transferring its shares may be allocated income, gain, loss and deduction realized after the date of transfer. With respect to any Fund share that was not treated as outstanding as of the close of the last trading day of the preceding month, the first person that is treated as holding such Fund share (other than an underwriter or other person holding in a similar capacity) for United States federal income tax purposes will be treated as holding such Fund shares for this purpose as of the close of the last trading day of the preceding month. By investing in Fund shares, a shareholder agrees that, in the absence of an administrative determination or judicial ruling to the contrary, it will report income and loss under the monthly allocation convention described below.

Under the monthly allocation convention, whoever owns shares as of the close of the last trading day of a month will be treated as continuing to hold the shares until immediately before the close of the last trading day of the following month. As a result, a holder who has disposed of shares prior to the close of the last trading day of a month may be allocated income, gain, loss and deduction realized after the date of transfer.

The Code generally requires that items of partnership income and deductions be allocated between transferors and transferees of partnership interests on a daily basis. It is possible that transfers of shares could be considered to occur for U.S. federal income tax purposes when the transfer is completed without regard to the Fund’s monthly convention for allocating income and deductions. If this were to occur, the Fund’s allocation method might be deemed to violate that requirement. If such a contention were sustained, the holders’ respective tax liabilities would be adjusted to the possible detriment of certain holders. The manager is authorized to revise the Fund’s allocation methods in order to comply with applicable law or to allocate items of partnership income and deductions in a manner that reflects more accurately the shareholders’ interests in the Fund.

Section 754 Election

The Fund intends to make the election permitted by Section 754 of the Code. Such an election, once made, is irrevocable without the consent of the IRS. The making of this election will generally have the effect of requiring a purchaser of shares to adjust its proportionate share of the basis in the Fund’s assets, or the inside basis, pursuant to Section 743(b) of the Code to fair market value (as reflected in the purchase price of the purchaser’s shares), as if the purchaser had acquired a direct interest in the Fund’s assets. The Section 743(b)

adjustment will be attributed solely to a purchaser of shares and will not be added to the bases of the Fund’s assets associated with any of the other shareholders. Depending on the relationship between a holder’s purchase price for shares and its unadjusted share of the Fund’s inside basis at the time of the purchase, the Section 754 election may be either advantageous or disadvantageous to the holder as compared to the amount of gain or loss a holder would be allocated absent the Section 754 election.

The calculations under Section 754 of the Code are complex, and there is little legal authority concerning the mechanics of the calculations, particularly in the context of publicly traded partnerships. Therefore, pursuant to the election under Code Section 754, the Fund will likely apply certain conventions in determining and allocating the Section 743 basis adjustments to help reduce the complexity of those calculations and the resulting administrative costs to the Fund. It is possible that the IRS will successfully assert that some or all of such conventions utilized by the Fund do not satisfy the technical requirements of the Code or the regulations and, thus, will require different basis adjustments to be made.

In order to make the basis adjustments pursuant to Section 754, the Fund will be required to obtain information regarding each holder’s secondary market transactions in shares. The Fund will seek such information from the record holders of shares, and, by purchasing shares, each shareholder will be deemed to have consented to the provision of such information by the record owner of such shareholder’s shares. Notwithstanding the foregoing, however, there can be no guarantee that the Fund will be able to obtain such information from record owners or other sources, or that the basis adjustments that the Fund will make based on the information it is able to obtain will be effective in eliminating disparity between a holder’s outside basis in its Fund shares and its share of inside basis in the Fund’s assets.

Constructive Termination

The Fund will be considered to have terminated for tax purposes if there is a sale or exchange of 50% or more of the total Fund shares within a 12-month period. A constructive termination results in the closing of the Fund’s taxable year for the Fund for all holders of shares. In the case of a shareholder reporting on a taxable year other than a fiscal year ending December 31, the closing of the Fund’s taxable year may result in more than 12 months of its taxable income or loss being includable in the shareholder’s taxable income for the year of termination. The Fund would be required to make new tax elections after a termination. A termination could also result in penalties if the Fund were unable to determine that the termination had occurred.

Treatment of Cash Distributions

Distributions of cash by a partnership are generally not taxable to the distributee to the extent the amount of cash does not exceed the distributee’s tax basis in its partnership interest. Thus, any cash distributions made by the Fund will be taxable to a shareholder only to the extent such distributions exceed the Fund shareholder’s tax basis in the shares (see “—Tax Basis in Fund Shares” below). Any cash distributions in excess of a shareholder’s tax basis generally will be considered to be gain from the sale or exchange of those shares (see “—Disposition of Shares” below).

Disposition of Shares

If a shareholder transfers shares and such transfer is a sale or other taxable disposition, the shareholder will generally be required to recognize gain or loss measured by the difference between the amount realized on the sale and the shareholder’s adjusted tax basis in Fund shares sold. The amount realized will include the shareholder’s share of the Fund’s liabilities, as well as any proceeds from the sale. The gain or loss recognized will generally be taxable as capital gain or loss. Capital gain of non-corporate shareholders is eligible to be taxed at reduced rates where the Fund shares sold are held for more than one year. Capital gain of corporate shareholders is taxed at the same rate as ordinary income. Any capital loss recognized by a shareholder on a sale of shares will generally be deductible only against capital gains, except that a non-corporate shareholder may also use such losses to offset up to $3,000 per year of ordinary income.

Tax Basis in Fund Shares

A shareholder’s initial tax basis in Fund shares will equal the sum of (a) the amount of cash paid by such shareholder for its shares and (b) such shareholder’s share of the Fund’s liabilities. A shareholder’s tax basis in its shares will be increased by (a) the shareholder’s share of the Fund’s taxable income, including capital gain, (b) the shareholder’s share of the Fund’s income, if any, that is exempt from tax and (c) any increase in the shareholder’s share of the Fund’s liabilities. A shareholder’s tax basis in its shares will be decreased (but not below zero) by (a) the amount of any cash distributed (or deemed distributed) to the shareholder, (b) the shareholder’s share of the Fund’s losses and deductions, (c) the shareholder’s share of the Fund’s expenditures that are neither deductible nor properly chargeable to its capital account and (d) any decrease in the shareholder’s share of the Fund’s liabilities.

Limitations on Interest Deductions

The deductibility of a non-corporate shareholder’s “investment interest expense” is generally limited to the amount of that shareholder’s “net investment income.” Investment interest expense would generally include interest expense incurred by the Fund, if any, and investment interest expense incurred by the shareholder on any margin account borrowing or other loan incurred to purchase or carry Fund shares. Net investment income includes gross income from property held for investment and amounts treated as portfolio income, such as dividends and interest, under the passive activity rules, less deductible expenses, other than interest, directly connected with the production of investment income. For this purpose, any long-term capital gain or qualifying dividend income that is taxable at long-term capital gains rates is excluded from net investment income unless the shareholder elects to pay tax on such capital gain or dividend income at ordinary income rates.

Organization, Syndication and Other Expenses

In general, expenses incurred that are considered “miscellaneous itemized deductions” may be deducted by a shareholder that is an individual, estate or trust only to the extent that they exceed 2% of the adjusted gross income of such shareholder. The Code imposes additional limitations (which are being phased out between 2006 and 2010) on the amount of certain itemized deductions allowable to individuals, by reducing the otherwise allowable portion of such deductions by an amount equal to the lesser of:

•	3% of the individual’s adjusted gross income in excess of certain threshold amounts; or

•	80% of the amount of certain itemized deductions otherwise allowable for the taxable year.

In addition, these expenses are also not deductible in determining the alternative minimum tax liability of a shareholder. The Fund will review its operations annually to determine whether management fees and other expenses related to its activity in commodities should be accounted for as deductible ordinary and necessary business expenses or as miscellaneous itemized deductions. However, the Fund’s determination is not conclusive. If the IRS successfully challenged the Fund’s treatment of such items as deductible ordinary and necessary business expenses, a shareholder’s ability to deduct its allocable share of such items would be reduced accordingly.

Under Section 709(b) of the Code, amounts paid or incurred to organize a partnership may, at the election of the partnership, be treated as deferred expenses, which are allowed as a deduction ratably over a period of not less than 180 months. The Fund has not yet determined whether it will make such an election. Expenditures in connection with the issuance and marketing of shares (so called “syndication fees”) are not eligible for the 180-month amortization provision and are not deductible.

Passive Activity Income and Loss

Individuals are subject to certain “passive activity” rules under Section 469 of the Code. Under these rules, losses from a passive activity generally may not be used to offset income derived from any source other than passive activities. Losses that cannot be currently used under this rule may generally be carried forward. Upon an individual’s disposition of an interest in the passive activity, the individual’s unused passive losses may generally be used to offset other (i.e., non passive) income. Under temporary regulations, income or loss from the Fund’s investments generally will not constitute income or losses from a passive activity. Therefore, income or gains from the Fund’s investments will not be available to offset a shareholder’s passive activity losses or passive activity income from other sources.

Tax Reporting by the Fund

Information returns will be filed with the IRS, as required, with respect to income, gain, loss, deduction and other items derived from the Fund’s shares. The Fund will file a partnership return with the IRS and will transmit a Schedule K-1 to each shareholder reporting their allocable shares of such tax items. The Fund anticipates that shareholders will have access to their Schedule K-1 by the end of the first week of March in the following year. Each shareholder by investing in shares agrees to allow brokers and nominees to report to the Fund its name and address and such other information as may be reasonably requested by the Fund for purposes of complying with its tax reporting obligations.

Treatment of Securities Lending Transactions involving Shares

A shareholder whose shares are loaned to a “short seller” to cover a short sale of shares may be considered as having disposed of those shares. If so, such shareholder would no longer be a beneficial owner of a pro rata portion of the Fund shares with respect to those shares during the period of the loan and may recognize gain or loss from the disposition. As a result, during the period of the loan, (1) any of the Fund’s income, gain, loss, deduction or other items with respect to those shares would not be reported by the shareholder, and (2) any cash distributions received by the shareholder as to those shares could be fully taxable, likely as ordinary income. Accordingly, shareholders who desire to avoid the risk of income recognition from a loan of their shares to a short seller are urged to modify any applicable brokerage account agreements to prohibit their brokers from borrowing their shares.

Audits and Adjustments to Tax Liability

Any challenge by the IRS to the tax treatment by a partnership of any item must be conducted at the partnership, rather than at the partner, level. A partnership ordinarily designates a “tax matters partner” (as defined under Section 6231 of the Code) as the person to receive notices and to act on its behalf in the conduct of such a challenge or audit by the IRS.

Pursuant to the Fund’s Trust Agreement, the manager has been appointed the “tax matters partner” of the Fund under the Code. The tax matters partner, which is required by the Fund’s Trust Agreement to notify all shareholders of any United States federal income tax audit of the Fund, will have the authority under the Trust Agreement to conduct any IRS audits of the Fund’s tax returns or other tax related administrative or judicial proceedings and to settle or further contest any issues in such proceedings. The decision in any proceeding initiated by the tax matters partner will be binding on all U.S. shareholders. As the tax matters partner, the manager will have the right on behalf of all holders of Fund shares to extend the statute of limitations relating to the shareholders’ United States federal income tax liabilities with respect to Fund items.

A United States federal income tax audit of the Fund’s information return may result in an audit of the returns of the shareholders, which, in turn, could result in adjustments of items of a shareholder that are unrelated to the Fund as well as to the Fund related items. In particular, there can be no assurance that the IRS, upon an audit of an information return of the Fund or of an income tax return of a shareholder, might not take a position that differs from the treatment thereof by the Fund. A shareholder would be liable for interest on any deficiencies that resulted from any adjustments. Potential shareholders should also recognize that they might be forced to incur substantial legal and accounting costs in resisting any challenge by the IRS to items in their individual returns, even if the challenge by the IRS should prove unsuccessful.

Foreign Tax Credits

Subject to generally applicable limitations, shareholders will be able to claim foreign tax credits with respect to certain foreign income taxes paid or incurred by the Fund, withheld on payments made to it or paid by it on behalf of Fund shareholders. If a shareholder elects to claim foreign tax credit, it must include in its gross income, for United States federal income tax purposes, both its share of the Fund’s items of income and gain and also its share of the amount which is deemed to be the shareholder’s portion of foreign income taxes paid with respect to, or withheld from, interest or other income derived by the Fund. Shareholders may then subtract from their United States federal income tax the amount of such taxes withheld, or else treat such foreign taxes as deductions from gross income; however, as in the case of investors receiving income directly from foreign sources, the above described tax credit or deduction is subject to certain limitations. Even if the shareholder is unable to claim a credit, it must include all amounts described above in income. Shareholders are urged to consult their tax advisers regarding this election and its consequences to them.

Reportable Transactions

There are circumstances under which certain transactions must be disclosed to the IRS in a disclosure statement attached to a taxpayer’s United States federal income tax return (a copy of such statement must also be sent to the IRS Office of Tax Shelter Analysis). In addition, the Code imposes a requirement on certain “material advisers” to maintain a list of persons participating in such transactions, which list must be furnished to the IRS upon written request. These provisions can apply to transactions not conventionally considered to involve abusive tax planning. Consequently, it is possible that such disclosure could be required by the Fund or the shareholders if, for example, (1) a shareholder incurs a loss (in each case, in excess of a threshold computed without regard to offsetting gains or other income or limitations) from the disposition (including by way of withdrawal) of shares, or (2) the Fund’s activities result in certain book/tax differences. The tax shelter disclosure rules could also apply in other circumstances. Furthermore, the Fund’s material advisers could be required to maintain a list of persons investing directly or indirectly in the Fund pursuant to the Code. While the tax shelter disclosure rules generally do not apply to a loss recognized on the disposition of an asset in which the taxpayer has a qualifying basis (generally a basis equal to the amount of cash paid by the taxpayer for such asset), such rules will apply to a taxpayer recognizing a loss with respect to interests in a pass-through entity (such as shares in the Fund) even if its basis in such interests is equal to the amount of cash it paid. In addition, under recently enacted legislation, significant penalties may be imposed in connection with a failure to comply with these reporting requirements. Shareholders are urged to consult their tax advisers regarding the tax shelter disclosure rules and their possible application to them.

Non-U.S. Shareholders

Except as described below, the Fund anticipates that a non-U.S. Shareholder will not be subject to United States federal income tax on such shareholder’s distributive share of the Fund’s income, provided that such income is not considered to be income of the shareholder that is effectively connected with the conduct of a trade or business within the United States. In the case of an individual non-U.S. Shareholder, such shareholder will be subject to United States federal income tax on gains on the sale of shares in the Fund or such shareholder’s distributive share of gains if such shareholder is present in the United States for 183 days or more during a taxable year and certain other conditions are met.

If the income from the Fund is “effectively connected” with a United States trade or business carried on by a non-U.S. Shareholder (and, if certain income tax treaties apply, is attributable to a U.S. permanent establishment), then such shareholder’s share of any income and any gains realized upon the sale or exchange of shares will be subject to United States federal income tax at the graduated rates applicable to United States citizens and residents and domestic corporations. Non-U.S. Shareholders that are corporations may also be subject to a 30% United States branch profits tax (or lower treaty rate, if applicable) on their effectively connected earnings and profits that are not timely reinvested in a United States trade or business.

With respect to derivative transactions, based on current law it is uncertain whether entering into derivative transactions may cause the Fund, and therefore any non-U.S. Shareholders, to be treated as engaged in a trade or business within the U.S. However, the Treasury Department has issued proposed regulations which, if finalized in their current form, would provide that foreign limited partners should not be deemed to be engaged in a United States trade or business solely by virtue of an investment in the Fund even if the Fund enters into derivative transactions. These regulations are proposed to be effective for taxable years beginning 30 days after the date final regulations are published in the Federal Register but also allow the Fund to elect to apply the final regulations retroactively once they are finalized.

To the extent any interest income allocated to a non-U.S. Shareholder is considered “portfolio interest,” neither the allocation of such interest income to the non-U.S. Shareholder nor a subsequent distribution of such interest income to the non-U.S. Shareholder will be subject to withholding, provided that the non-U.S. Shareholder is not otherwise engaged in a trade or business in the United States and provides the Fund with a timely and properly completed and executed IRS Form W-8BEN or other applicable form. In general, “portfolio interest” is interest paid on debt obligations issued in registered form, unless the “recipient” owns 10% or more of the voting power of the issuer. Interest income earned by the Fund on its margin account and/or the debt securities managed by the collateral subadvisor and allocated to such a foreign shareholder, as well as interest earned by such a shareholder on escrow deposits will, as a general rule, likewise not be subject to the U.S. federal income tax or withholding, but may be subject to tax in other jurisdictions to which such foreign shareholder is connected.

Non-U.S. Shareholders will be subject to United States federal estate tax on the value of United States situs property owned at the time of their death. It is unclear whether partnership interests (such as the interests in the Fund) will be considered United States situs property. Accordingly, non-U.S. Shareholders may be subject to U.S. federal estate tax on all or part of the value of the shares owned at the time of their death.

Non U.S. Shareholders are advised to consult their own tax advisers with respect to the particular tax consequences to them of an investment in the shares.

Regulated Investment Companies

Changes made to the Code in 2004 allow regulated investment companies (“RICs”) to invest up to 25% of their assets in qualified PTPs and to treat amounts received as qualifying income under asset diversification and income source tests applicable to entities seeking to qualify for the special tax treatment available to RICs under the Code. The Fund anticipates that it will be a qualified PTP and that at all times such RIC investors may treat their respective shares of its income as qualifying income under these rules. The Fund anticipates that it will qualify as a qualified PTP for any taxable year in which it realizes sufficient gross income from its commodities futures transactions. However, qualification of the Fund as a qualified PTP depends on performance of the Fund for the particular tax year and there is no assurance that it will qualify in a given year or that future results will conform to prior experience. Additionally, there is, to date, no regulatory guidance on the application of these rules, and it is possible that future guidance may adversely affect qualification of the Fund as a qualified PTP. RIC investors are urged to monitor their investment in the Fund and consult with a tax advisor concerning the impact of such an investment on their compliance with the income source and asset diversification requirements applicable to RICs.

Tax-Exempt Organizations

An organization that is otherwise exempt from United States federal income tax is nonetheless subject to taxation with respect to its “unrelated business taxable income,” or UBTI, to the extent that its UBTI from all sources exceeds $1,000 in any taxable year. Except as noted below with respect to certain categories of exempt income, UBTI generally includes income or gain derived (either directly or through a partnership) from a trade or business, the conduct of which is substantially unrelated to the exercise or performance of the organization’s exempt purpose or function.

UBTI generally does not include passive investment income, such as dividends, interest and capital gains, whether realized by the organization directly or indirectly through a partnership (such as the Fund) in which it is a partner. This type of income is exempt, subject to the discussion of “unrelated debt financed income” below, even if it is realized from securities trading activity that constitutes a trade or business.

UBTI includes not only trade or business income or gain as described above, but also “unrelated debt financed income.” This latter type of income generally consists of (1) income derived by an exempt organization (directly or through a partnership) from income-producing property with respect to which there is “acquisition indebtedness” at any time during the taxable year and (2) gains derived by an exempt organization (directly or through a partnership) from the disposition of property with respect to which there is acquisition indebtedness at any time during the twelve-month period ending with the date of the disposition.

All of the income realized by the Fund is expected to be short-term or long-term capital gain income, interest income or other passive investment income of the type specifically exempt from UBTI as discussed above. The Fund has no current intention of borrowing funds for the purpose of acquiring or holding any investments or otherwise incurring “acquisition indebtedness” with respect to such investments. Therefore, in the absence of such borrowing a tax-exempt entity purchasing shares of the Fund would not incur any UBTI by reason of its investment in the shares or upon sale of such shares provided that such tax-exempt entity does not borrow funds for the purpose of investing in the shares.

The Fund may borrow for temporary or emergency purposes. To the extent the Fund recognizes gain from property with respect to which there is “acquisition indebtedness,” the portion of the gain that will be treated as UBTI will be equal to the amount of the gain times a fraction, the numerator of which is the highest amount of the “acquisition indebtedness” with respect to the property during the twelve month period ending with the date of disposition, and the denominator of which is the “average amount of the adjusted basis” of the property during the period such property is held by the Fund during the taxable year. In determining the unrelated debt financed income of the Fund, an allocable portion of deductions directly connected with the Fund’s debt financed property will be taken into account. In making such a determination, for instance, a portion of losses from debt financed securities (determined in the manner described above for evaluating the portion of any gain that would be treated as UBTI) would offset gains treated as UBTI. A charitable remainder trust is subject to a 100% federal excise tax on any UBTI that it earns. In view of the potential for UBTI, shares in the Fund may not be a suitable investment for a charitable remainder trust. Tax exempt investors are urged to consult their own tax advisors concerning UBTI.

Certain State and Local Taxation Matters

Prospective shareholders should consider, in addition to the United States federal income tax consequences described, potential state and local tax considerations in investing in the shares.

State and local laws often differ from United States federal income tax laws with respect to the treatment of specific items of income, gain, loss, deduction and credit. A shareholder’s distributive share of the taxable income or loss of the Fund generally will be required to be included in determining its reportable income for state and local tax purposes in the jurisdiction in which the shareholder is a resident. The Fund may conduct business in one or more jurisdictions that will subject a shareholder to tax (and require a shareholder to file an income tax return with the jurisdiction with respect to the shareholder’s share of the income derived from that business). A prospective shareholder should consult its tax adviser with respect to the availability of a credit for such tax in the jurisdiction in which the shareholder is resident.

Backup Withholding

Pursuant to special “backup withholding” rules, the Fund is required in certain circumstances to withhold on certain payments paid to noncorporate shareholders of Fund shares who do not furnish the Fund with their correct taxpayer identification number (in the case of individuals, their social security number) and certain certifications, or who are otherwise subject to backup withholding. Backup withholding is not an additional tax. Any amounts withheld from payments made to you may be refunded or credited against your United States federal income tax liability, if any, provided that the required information is furnished to the IRS.

Shareholders should be aware that certain aspects of the United States federal, state and local income tax treatment regarding the purchase, ownership and disposition of shares are not clear under existing law. Thus, shareholders are urged to consult their own tax advisers to determine the tax consequences of ownership of the shares in their particular circumstances, including the application of United States federal, state, local and foreign tax laws.

PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS BEFORE DECIDING WHETHER TO INVEST.

REPORT OF THE INDEPENDENT AUDITORS

[To be furnished by amendment]

WHERE YOU CAN FIND MORE INFORMATION

The manager has filed on behalf of the Fund a registration statement on Form S-1 with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement (including the exhibits to the registration statement), parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information about the Fund or the shares, please refer to the registration statement, which you may inspect, without charge, at the public reference facilities of the SEC at the below address or online at www.sec.gov, or obtain at prescribed rates from the public reference facilities of the SEC at the below address. Information about the Fund and the shares can also be obtained from the Fund’s website, which is www.nuveen.com. The Fund’s website address is only provided here as a convenience to you and the information contained on or connected to the website is not part of this prospectus or the registration statement of which this prospectus is part. The Fund is subject to the informational requirements of the Exchange Act and the manager and the Fund will each, on behalf of the Fund, file certain reports and other information with the SEC (including annual and quarterly reports) and with the CFTC (including monthly shareholder statements). The reports and other information filed with the SEC can be inspected at the public reference facilities of the SEC located at 100 F Street, N.E., Washington, D.C. 20549 and online at www.sec.gov. You may also obtain copies of such material from the public reference facilities of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, at prescribed rates. You may obtain more information concerning the operation of the public reference facilities of the SEC by calling the SEC at 1-800-SEC-0330 or visiting online at www.sec.gov.

PART TWO: STATEMENT OF ADDITIONAL INFORMATION

Dated                      [    ], 2010

Nuveen Diversified Commodity Fund

(This prospectus is in two parts: a disclosure document and a statement of additional information. These parts, both dated                      [    ], 2010, are bound together, and both contain important information)

GENERAL INFORMATION ABOUT THE MARKETS

The Commodity Markets

General.    The CEA governs the regulation of commodity interest transactions, markets and intermediaries. In December 2000, the CEA was amended by the Commodity Futures Modernization Act of 2000, or CFMA, which substantially revised the regulatory framework governing certain commodity interest transactions and the markets on which they trade. The CEA, as amended by the CFMA, now provides for varying degrees of regulation of commodity interest transactions depending upon the variables of the transaction. In general, these variables include (1) the type of instrument being traded (e.g., contracts for future delivery or options contracts), (2) the type of commodity underlying the instrument (distinctions are made between instruments based on agricultural commodities, energy and metals commodities and financial commodities), (3) the nature of the parties to the transaction (retail, eligible contract participant, or eligible commercial entity), (4) whether the transaction is entered into on a principal-to-principal or intermediated basis, (5) the type of market on which the transaction occurs, and (6) whether the transaction is subject to clearing through a clearing organization. Information regarding commodity interest transactions, markets and intermediaries, and their associated regulatory environment, is provided below.

Futures Contracts.    A futures contract is a standardized contract traded on, or subject to the rules of, an exchange that calls for the future delivery of a specified quantity and type of a commodity at a specified time and place. Futures contracts are traded on a wide variety of commodities, bond, stock index, interest rate, currency, energy and metals markets. The size and terms of futures contracts on a particular commodity traded on the same or linked exchange are identical and are not subject to any negotiation, other than with respect to price and quantity between the buyer and seller.

The contractual obligations of a buyer or seller may be satisfied by taking or making physical delivery of an approved grade of commodity or by making an offsetting sale or purchase of an identical futures contract on the same or linked exchange before the designated date of delivery. The difference between the price at which the futures contract is purchased or sold and the price paid for the offsetting sale or purchase, after allowance for brokerage commissions, constitutes the profit or loss to the trader. Some futures contracts settle in cash (reflecting the difference between the contract purchase or sale price and the contract settlement price) rather than by delivery of the underlying commodity.

In market terminology, a trader who purchases a futures contract is long in the market and a trader who sells a futures contract is short in the market. Before a trader closes out his long or short position by an offsetting sale or purchase, his outstanding contracts are known as open trades or open positions. The aggregate amount of long open positions held by traders in a particular contract is referred to as the open interest in such contract.

Forward Contracts.    A forward contract is a contractual obligation to purchase or sell a specified quantity of a commodity at or before a specified date in the future at a specified price and, therefore, is economically similar to a futures contract. Although most forward contracts are generally not traded on exchanges, the Fund intends to invest in exchange-traded forward contracts. Forward contracts for a given commodity are generally available in a range of sizes and maturities and are subject to individual negotiation between the parties involved. Moreover, generally there is no direct means of offsetting or closing out a forward contract by taking an offsetting position as one would a futures contract on a U.S. exchange. If a trader desires to close out a forward contract position, he generally will establish an opposite position in the contract but will settle and recognize the profit or loss on both positions simultaneously on the prompt date, or the delivery date. Thus, unlike in the futures contract market where a trader who has offset positions will recognize profit or loss immediately, in the forward market a trader with a position that has been offset at a profit will generally not receive such profit until the prompt date, and likewise a trader with a position that has been offset at a loss will generally not have to pay money until the prompt date. In recent years, however, the terms of forward contracts have become more standardized, and in some instances such contracts now provide a right of offset or cash settlement as an alternative to making or taking delivery of the underlying commodity.

Options on Futures Contracts.    Options on commodity futures contracts are standardized contracts traded on an exchange. An option on a futures contract gives the buyer of the option the right, but not the obligation, to take a position at a specified price (the exercise price) in the underlying futures contract on or before a specified date. The buyer of a call option acquires the right, but not the obligation, to purchase or take a long position in the underlying futures contract, and the buyer of a put option acquires the right, but not the obligation, to sell or take a short position in the underlying futures contract.

The seller, or writer, of an option is obligated to take a position in the underlying contract at a specified price on or before a specified date opposite to the option buyer if the option is exercised. Thus, the writer of a call option must stand ready to take a short position in the underlying contract at the exercise price if the buyer should exercise the option. The seller of a put option, on the other hand, must stand ready to take a long position in the underlying contract at the exercise price.

A call option is said to be “in-the-money” if the exercise price is below current market levels and “out-of-the-money” if the exercise price is above current market levels. Conversely, a put option is said to be “in-the-money” if the exercise price is above the current market levels and “out-of-the-money” if the exercise price is below current market levels.

Options have limited life spans, usually tied to the delivery or settlement date of the underlying contract. The purchase price of an option is referred to as its premium, which consists of its intrinsic value plus its time value if any. As an option nears its expiration date, the time value shrinks and the market and intrinsic values move into parity. An option that is “out-of-the-money” at the time it expires becomes worthless. On certain exchanges, “in-the-money” options are automatically exercised on their expiration date, but on others, unexercised options simply become worthless after their expiration date.

Regardless of how much the market swings, the most an option buyer can lose is the option premium. The option buyer deposits his premium with his broker, and the money goes to the option seller. Option sellers, on the other hand, face risks similar to participants in the futures markets. For example, since the seller of a call option on futures is assigned a short futures position if the option is exercised, his risk is the same as someone who initially sold a futures contract. Because no one can predict exactly how the market will move, the option seller posts margin to demonstrate his ability to meet any potential contractual obligations.

Options on Forward Contracts.    Options on commodity forward contracts operate in a manner similar to options on commodity futures contracts. An option on a forward contract gives the buyer of the option the right, but not the obligation, to take a position at a specified price in the underlying forward contract. However, similar to forward contracts, options on forward contracts are individually negotiated contracts between counterparties and are typically traded in the over-the-counter market. Similar to exchange-traded forwards, some options on forwards trade on exchanges. The Fund intends to utilize exchange-traded options on forward contracts.

Options on forward contracts and physical commodities possess many of the same characteristics of forward contracts with respect to offsetting positions and credit risk that are described above.

Participants.    The two broad classes of persons who trade commodities are hedgers and speculators (or investors). Hedgers include financial institutions that manage or deal in interest rate-sensitive instruments, foreign currencies or stock portfolios, and commercial market participants, such as farmers and manufacturers, that market or process commodities. Hedging is a protective procedure designed to lock in profits that could otherwise be lost due to an adverse movement in the underlying commodity, for example, the adverse price movement between the time a merchandiser or processor enters into a contract to buy or sell a raw or processed commodity at a certain price and the time he must perform the contract. In such a case, at the time the hedger contracts to buy the commodity at a future date and price he will simultaneously buy a futures or forward contract for the necessary equivalent quantity of the commodity. At the time for performance of the contract, the hedger may accept delivery under his futures contract or he may buy the actual commodity and close out his position by making an offsetting sale of a futures contract.

The commodity interest markets enable the hedger to shift the risk of price fluctuations. The usual objective of the hedger is to protect the profit that he expects to earn from farming, merchandising, or processing operations rather than to profit from his trading. However, at times the impetus for a hedge transaction may result in part from speculative objectives.

Unlike the hedger, the speculator generally expects neither to make nor take delivery of the underlying commodity. Instead, the speculator risks his capital with the hope of making profits from price fluctuations in the commodities. The speculator is, in effect, the risk bearer who assumes the risks that the hedger seeks to avoid. Speculators rarely make or take delivery of the underlying commodity; rather they attempt to close out their positions prior to the delivery date. Because the speculator may take either a long or short position in commodities, it is possible for him to make profits or incur losses regardless of whether prices go up or down.

Futures Exchanges and Clearing Organizations.    Futures exchanges provide centralized market facilities in which multiple persons have the ability to execute or trade contracts by accepting bids and offers from multiple participants. Futures exchanges may provide for execution of trades at a physical location utilizing trading pits and/or may provide for trading to be done electronically through computerized matching of bids and offers pursuant to various algorithms. Members of a particular exchange and the trades executed on such exchanges are subject to the rules of that exchange. Futures exchanges and clearing organizations are given reasonable latitude in promulgating rules and regulations to control and regulate their members. Examples of regulations by exchanges and clearing organizations include the establishment of initial margin levels, rules regarding trading practices, contract specifications, speculative position limits, daily price fluctuation limits, and dispute resolution procedures.

Clearing organizations provide services designed to mutualize or transfer the credit risk arising from the trading of contracts on an exchange or other electronic trading facility. Once trades made between members of an exchange or electronic trading facility have been confirmed, the clearing organization becomes substituted for the clearing member acting on behalf of each buyer and each seller of contracts traded on the exchange or trading platform and in effect becomes the other party to the trade. Thereafter, each clearing member party to the trade looks only to the clearing organization for performance. The clearing organization generally establishes some sort of security or guarantee fund to which all clearing members of the exchange must contribute; this fund acts as an emergency buffer that enables the clearing organization, at least to a large degree, to meet its obligations with regard to the other side of an insolvent clearing member’s contracts. The clearing organizations do not deal with customers, but only with their member firms and the guarantee of performance for open positions provided by the clearing organization does not run to customers. Furthermore, the clearing organization requires margin deposits and continuously marks positions to market to provide some assurance that their members will be able to fulfill their contractual obligations. Thus, a central function of the clearing organization is to ensure the integrity of trades, and members effecting transactions on an exchange need not concern themselves with the solvency of the party on the opposite side of the trade; their only remaining concerns are the respective solvencies of their own clearing broker and the clearing organization.

U.S. Futures Exchanges.    Futures exchanges in the U.S. are subject to varying degrees of regulation by the CFTC based on their designation as one of the following: a designated contract market, a derivatives transaction execution facility, an exempt board of trade or an electronic trading facility.

A designated contract market is the most highly regulated exchange. Designated contract markets may offer products to retail customers on an unrestricted basis. To be designated as a contract market, the exchange must demonstrate that it satisfies specified general criteria for designation, such as having the ability to prevent market manipulation, rules and procedures to ensure fair and equitable trading, position limits, dispute resolution procedures, minimization of conflicts of interest and protection of market participants. Among the principal designated contract markets in the U.S. are the Chicago Board of Trade (“CBOT”), the Chicago Mercantile Exchange (“CME”) and the New York Mercantile Exchange (“NYMEX”). Each of the designated contract markets in the U.S. must provide for the clearance and settlement of transactions with a CFTC-registered derivatives clearing organization.

A derivatives transaction execution facility, or DTEF, is a new type of exchange that is subject to fewer regulatory requirements than a designated contract market but is subject to both commodity interest and participant limitations. DTEFs limit access to eligible traders that qualify as either eligible contract participants or eligible commercial entities for futures and option contracts on commodities that have a nearly inexhaustible deliverable supply, are highly unlikely to be susceptible to the threat of manipulation, or have no cash market, security futures products, and futures and option contracts on commodities that the CFTC may determine, on a case-by-case basis, are highly unlikely to be susceptible to the threat of manipulation. In addition, certain commodities excluded or exempt from the CEA may be traded on a DTEF. There is no requirement that a DTEF use a clearing organization, except with respect to trading in security futures contracts, in which case the clearing organization must be a securities clearing agency. However, if futures contracts and options on futures contracts on a DTEF are cleared, then it must be through a CFTC-registered derivatives clearing organization, except that some excluded or exempt commodities traded on a DTEF may be cleared through a clearing organization other than one registered with the CFTC.

An exempt board of trade is also a new category of trading market. An exempt board of trade is substantially unregulated, subject only to CFTC anti-fraud and anti-manipulation authority. An exempt board of trade is permitted to trade futures contracts and options on futures contracts provided that the underlying commodity is not a security or securities index and has an inexhaustible deliverable supply or no cash market. All traders on an exempt board of trade must qualify as eligible contract participants. Contracts deemed eligible to be traded on an exempt board of trade include contracts on interest rates, exchange rates, currencies, credit risks or measures, debt instruments, measures of inflation, or other macroeconomic indices or measures. There is no requirement that an exempt board of trade use a clearing organization. However, if contracts on an exempt board of trade are cleared, then it must be through a CFTC-registered derivatives clearing organization. A board of trade electing to operate as an exempt board of trade must file a written notification with the CFTC.

An electronic trading facility is a new form of exchange that operates by means of an electronic or telecommunications network and maintains an automated audit trail of bids, offers, and the matching of orders or the execution of transactions on the electronic trading facility. The CEA does not apply to, and the CFTC has no jurisdiction over, transactions on an electronic trading facility in certain excluded commodities that are entered into between principals that qualify as eligible contract participants, subject only to CFTC anti-fraud and anti-manipulation authority. In general, excluded commodities include interest rates, currencies, securities, securities indices or other financial, economic or commercial indices or measures.

The manager intends to monitor the development of and opportunities and risks presented by the less-regulated exchanges and exempt boards and may, in the future, allocate a percentage of the Fund’s assets to trading in products on these platforms. Provided the Fund maintains assets exceeding $5 million, the Fund would qualify as an eligible contract participant and thus would be able to trade on such exchanges.

Non-U.S. Futures Exchanges.    Non-U.S. futures exchanges differ in certain respects from their U.S. counterparts. Importantly, non-U.S. futures exchanges are not subject to regulation by the CFTC, but rather are regulated by their home country regulator. In contrast to U.S. designated contract markets, some non-U.S. exchanges are principals’ markets, where trades remain the liability of the traders involved, and the exchange or an affiliated clearing organization, if any, does not become substituted for any party. Due to the absence of a clearing system, such exchanges are significantly more susceptible to disruptions. Further, participants in such markets must often satisfy themselves as to the individual creditworthiness of each entity with which they enter into a trade. Trading on non-U.S. exchanges is often in the currency of the exchange’s home jurisdiction. However, the Fund plans to trade commodity futures and forward contracts that are denominated in U.S. dollars. Trading on non-U.S. exchanges may differ from trading on U.S. exchanges in a variety of ways and, accordingly, may subject the Fund to additional risks.

Speculative Position Limits.    The CFTC and U.S. designated contract markets have established limits, referred to as speculative position limits or position limits, on the maximum net long or net short speculative position that any person or group of persons under common trading control (other than a hedger, which the Fund is not) may hold, own or control in many commodities. Among the purposes of speculative position limits is to prevent a corner or squeeze on a market or undue influence on prices by any single trader or group of traders. The position limits established by the CFTC apply to certain agricultural commodity positions, such as grains (oats, barley, and flaxseed), soybeans, corn, wheat, cotton, eggs, rye, and potatoes. The CFTC has recently proposed speculative limits for futures and options in crude oil, gasoline, heating oil and natural gas. These limits may, if adopted, restrict the full implementation of the TAP® program. See “Risk Factors—Changing Regulatory Environment” and “Risk Factors—Speculative position limits and trading limits may reduce profitability.” In addition, U.S. exchanges may set position limits for all commodity interest investments traded on that exchange. Certain clearing organizations also set limits on the total net positions that may be held by a clearing broker. In general, no position limits are in effect in forward or other over-the-counter contract trading or in trading on non-U.S. futures exchanges, although the principals with which the Fund and the clearing brokers may trade in such markets may impose such limits as a matter of credit policy. For purposes of determining position limits, the Fund’s commodity investments will not be attributable to investors in their own commodity trading.

Daily Price Limits.    Most U.S. futures exchanges (but generally not non-U.S. exchanges or, in the case of forward or over-the-counter contracts, banks or dealers) may limit the amount of fluctuation in some futures contracts or options on futures contract prices during a single trading day. Exchange rules specify what are referred to as daily price fluctuation limits or more commonly, daily limits. The daily limits establish the maximum amount that the price of a futures or options on futures contract may vary either up or down from the previous day’s settlement price. Once the daily limit has been reached in a particular futures or options on futures contract, no trades may be made at a price beyond the limit. Positions in the futures or options contract may then be taken or liquidated, if at all, only at inordinate expense or if traders are willing to effect trades at or within the limit during the period for trading on such day. Because the daily limit rule governs price movement only for a particular trading day, it does not limit losses and may in fact substantially increase losses because it may prevent the liquidation of unfavorable positions. Futures contract prices have occasionally moved the daily limit for several consecutive trading days, thus preventing prompt liquidation of positions and subjecting the trader to substantial losses for those days.

Commodity Prices.    Commodity prices are volatile and, although ultimately determined by the interaction of supply and demand, are subject to many other influences, including the psychology of the marketplace and speculative assessments of future world and economic events. Political climate, interest rates, treaties, balance of payments, exchange controls and other governmental interventions as well as numerous other variables affect the commodity markets, and even with comparatively complete information it is impossible for any trader to reliably predict commodity prices.

Regulation.    Futures exchanges in the U.S. are subject to varying degrees of regulation under the CEA depending on whether such exchange is a designated contract market, DTEF, exempt board of trade or electronic trading facility. Derivatives clearing organizations are also subject to the CEA and CFTC regulation. The CFTC is the governmental agency charged with responsibility for regulation of futures exchanges and commodity interest trading conducted on those exchanges. The CFTC’s function is to implement the CEA’s objectives of preventing price manipulation and excessive speculation and promoting orderly and efficient commodity interest markets. In addition, the various exchanges and clearing organizations themselves exercise regulatory and supervisory authority over their member firms.

The CFTC possesses exclusive jurisdiction to regulate the activities of commodity pool operators and commodity trading advisors and has adopted regulations with respect to the activities of those persons and/or entities. Under the CEA, a registered commodity pool operator, such as the manager, is required to make annual filings with the CFTC describing its organization, capital structure, management and controlling persons. In addition, the CEA authorizes the CFTC to require and review books and records of, and documents prepared by, registered commodity pool operators. Pursuant to this authority, the CFTC requires commodity pool operators to keep accurate, current and orderly records for each pool that they operate. The CFTC may suspend the registration of a commodity pool operator (1) if the CFTC finds that the operator’s trading practices tend to disrupt orderly market conditions, (2) if any controlling person of the operator is subject to an order of the CFTC denying such person trading privileges on any exchange, and (3) in certain other circumstances. Suspension, restriction or termination of the manager’s registration as a commodity pool operator would prevent it, until that registration were to be reinstated, from managing the Fund, and might result in the termination of the Fund. The Fund is not required to be registered with the CFTC in any capacity.

The CEA gives the CFTC similar authority with respect to the activities of commodity trading advisors. If a trading advisor’s registration were to be terminated, restricted or suspended, the trading advisor would be unable, until the registration were to be reinstated, to render trading advice to the Fund.

The CEA requires all futures commission merchants, such as the Fund’s clearing brokers, to meet and maintain specified fitness and financial requirements, to segregate customer funds from proprietary funds and account separately for all customers’ funds and positions, and to maintain specified books and records open to inspection by the staff of the CFTC. The CFTC has similar authority over introducing brokers, or persons who solicit or accept orders for commodity interest trades but who do not accept margin deposits for the execution of trades. The CEA authorizes the CFTC to regulate trading by futures commission merchants and by their officers and directors, permits the CFTC to require action by exchanges in the event of market emergencies, and establishes an administrative procedure under which customers may institute complaints for damages arising from alleged violations of the CEA. The CEA also gives the states powers to enforce its provisions and the regulations of the CFTC.

The Fund’s investors are afforded prescribed rights for reparations under the CEA. Investors may also be able to maintain a private right of action for violations of the CEA. The CFTC has adopted rules implementing the reparation provisions of the CEA, which provide that any person may file a complaint for a reparations award with the CFTC for violation of the CEA against a floor broker, a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, and their respective associated persons.

Pursuant to authority granted in the CEA, the NFA has been formed and registered with the CFTC as a futures association. At the present time, the NFA is the only self-regulatory organization for commodity interest professionals, other than futures exchanges. The CFTC has delegated to the NFA responsibility for the registration of commodity trading advisors, commodity pool operators, futures commission merchants, introducing brokers, and their respective associated persons and floor brokers. The manager, the commodity subadvisor, and the Fund’s commodity brokers are members of the NFA. As such, they are subject to NFA standards relating to fair trade practices, financial condition and consumer protection. The Fund is not required to become a member of the NFA. As the self-regulatory body of the commodity interest industry, the NFA promulgates rules governing the conduct of professionals and disciplines those professionals that do not comply with these rules. The NFA also arbitrates disputes between members and their customers and conducts registration and fitness screening of applicants for membership and audits of its existing members.

The regulations of the CFTC and the NFA prohibit any representation by a person registered with the CFTC, or by any member of the NFA, that registration with the CFTC, or membership in the NFA, in any respect indicates that the CFTC or the NFA, as the case may be, has approved or endorsed that person or that person’s trading program or objectives. The registrations and memberships of the parties described in this summary must not be considered as constituting any such approval or endorsement. Likewise, no futures exchange has given or will give any similar approval or endorsement.

The regulation of commodity interest trading in the U.S. and other countries is an evolving area of the law. The various statements made in this summary are subject to modification by legislative action and changes in the rules and regulations of the CFTC, the NFA, the futures exchanges, clearing organizations and other regulatory bodies.

The function of the CFTC is to implement the objectives of the CEA of preventing price manipulation and other disruptions to market integrity, avoiding systemic risk, preventing fraud and promoting innovation, competition and financial integrity of transactions. As mentioned above, CEA regulation, among other things, provides that the trading of commodity interest contracts generally must be upon exchanges designated as contract markets or DTEFs and that all trading on those exchanges must be done by or through exchange members. Under the CFMA, commodity interest trading in some commodities between sophisticated persons may take place on a trading facility not regulated by the CFTC. As a general matter, trading in forward contracts or options on forward contracts or commodities between eligible contract participants is not within the jurisdiction of the CFTC and may therefore be effectively unregulated. The commodity subadvisor and the collateral subadvisor may engage in those transactions on behalf of the Fund in reliance on this exclusion from regulation.

In general, the CFTC does not regulate the interbank and forward foreign currency markets with respect to transactions in contracts between certain sophisticated counterparties, such as the Fund, or between certain regulated institutions and retail investors. Although U.S. banks are regulated in various ways by the Federal Reserve Board, the Comptroller of the Currency and other U.S. federal and state banking officials, banking authorities do not regulate the forward markets.

While the U.S. government does not currently impose any restrictions on the movements of currencies, it could choose to do so. The imposition or relaxation of exchange controls in various jurisdictions could significantly affect the market for that and other jurisdictions’ currencies. Trading in the interbank market also exposes the Fund to a risk of default since failure of a bank with which the Fund had entered into a forward contract would likely result in a default and thus possibly substantial losses to the Fund.

The CFTC is prohibited by statute from regulating trading on non-U.S. futures exchanges and markets. The CFTC, however, has adopted regulations relating to the marketing of non-U.S. futures contracts in the U.S. These regulations permit certain contracts traded on non-U.S. exchanges to be offered and sold in the U.S., subject to certain exceptions, and in accordance with various requirements.

Debt Instruments

Obligations Issued by the U.S. Government, its Agencies and Instrumentalities.    Obligations issued or guaranteed by the U.S. government, its agencies and instrumentalities include bills, notes and bonds issued by the U.S. Treasury, as well as certain “stripped” or “zero coupon” U.S. Treasury obligations representing future interest or principal payments on U.S. Treasury notes or bonds. Stripped securities are sold at a discount to their “face value” and may exhibit greater price volatility than interest-bearing securities since investors receive no payment until maturity. Obligations of certain agencies and instrumentalities of the U.S. government are supported by the full faith and credit of the U.S. Treasury; others are supported by the right of the issuer to borrow from the U.S. Treasury; others are supported by the discretionary authority of the U.S. government to purchase the agency’s obligations; still others, though issued by an instrumentality chartered by the U.S. government, are supported only by the credit of the instrumentality. The U.S. government may choose not to provide financial support to U.S. government-sponsored agencies or instrumentalities if it is not legally obligated to do so. Even where a security is backed by the full faith and credit of the U.S. Treasury, it does not guarantee the market price of that security, only the payment of principal and/or interest.

HISTORICAL RETURNS AND CORRELATION AND SUPPLEMENTAL PERFORMANCE INFORMATION

Background

The charts and accompanying information on the following pages present certain unaudited historical correlation and historical and hypothetical performance information. The charts in this section show TAP® and TAP PLUSSM (hypothetical) net of the fees and expenses that will be applicable to the Fund (approximately 1.59%), while the commodity and securities indices (which are unmanaged and cannot accommodate direct investment) are shown gross of fees and expenses. The performance of such indices would be lower when compared to TAP® and TAP PLUSSM (hypothetical) if such fees and expenses were reflected in the returns of the indices. TAP® and TAP PLUSSM (hypothetical) data is shown on a fully collateralized basis assuming no leverage.

Charts 1 and 2 compare the performance of sector indices representing stocks in the oil and gold industries to the front-month futures contracts in oil and gold; the charts show how these stocks have underperformed the underlying commodities which they produce. Chart 3 shows the diversified commodity exposure of TAP®, and Chart 4 compares the performance of a TAP® portfolio with the Consumer Price Index (CPI). Chart 5 illustrates the correlations of the CPI with TAP PLUSSM and certain indices. Chart 6 compares the volatility of TAP® with the volatility of the Dow Jones Industrial Average. The TAP® performance information was derived from data extracted from the proprietary account of Gresham Investment Management LLC’s founder, Dr. Henry Jarecki, from the inception of the account in January 1987 through December 2009. During this period, the proprietary TAP® account was managed initially by Dr. Jarecki and then by Dr. Jarecki together with Messrs. Spencer and Hepworth (while at Gresham).

The group of charts in the Supplemental Performance Information section (Charts 7-11) show hypothetical performance of TAP PLUSSM—a combination of TAP® and the options strategy to be employed by the Fund. Charts 7-10 show hypothetical correlation, hypothetical risk-adjusted returns, and hypothetical average annual returns of TAP PLUSSM compared to widely recognized commodity and securities indices. In Chart 10, the hypothetical TAP PLUSSM returns are compared to major commodity indices, and Chart 11 displays the hypothetical performance of a $10,000 investment in TAP PLUSSM from July 1994 to December 2009.

The TAP PLUSSM returns in Charts 7-11 are hypothetical because the options strategy to be employed by the Fund has not been incorporated with Gresham’s management of TAP® to implement the TAP PLUSSM strategy for client accounts and thus should not be viewed as an indication of the returns that may be earned by the Fund. TAP PLUSSM is a different trading program than TAP® in that it will involve the use of call options intended to enhance the Fund’s risk-adjusted returns. Because the commodity subadvisor has never managed assets for clients using the TAP PLUSSM strategy, there is no assurance that the performance of the TAP PLUSSM strategy as employed by the Fund will resemble the results of Dr. Jarecki’s proprietary TAP® account, Gresham’s composite performance capsule on page 37, or the hypothetical performance of TAP PLUSSM as reflected in the Supplemental Performance Information section. The actual performance of the Fund’s TAP PLUSSM strategy may not resemble the hypothetical performance of TAP PLUSSM (hypothetical) due to differences between the manner in which the Fund’s commodity subadvisor manages the TAP PLUSSM strategy in the future and the manner in which the hypothetical performance for TAP PLUSSM was developed. In developing the TAP PLUSSM (hypothetical) returns, Gresham assumed that commodity call options were sold on a continual basis on approximately 50% of the notional value of each of its commodity futures and forward contract positions. To set target strike prices for the hypothetical commodity option trades, Gresham used its proprietary momentum strategy models and set the strike prices at 5%, 10%, 15% and 20% out-of-the money. Gresham did not make post-hoc adjustments to the TAP PLUSSM hypothetical return series. Rather than using preestablished strike prices as in the hypothetical return series, Gresham will make ongoing decisions and exercise discretion with respect to implementing the Fund’s commodity option trades. A variety of factors will be considered, including trading volume and liquidity to determine the appropriate aggregate level of call option writing and the appropriate strike price for each commodity option position. Comparative data for TAP PLUSSM (hypothetical) is shown beginning as of July 1994 because reliable complete publicly-available industry data for the option portion of TAP PLUSSM (hypothetical) prior to July 1994 is not consistently or readily available.

Please refer to the definitions on pages 92 through 94 for an explanation of the technical terms used in this section and an explanation of the indices included in the charts.

Historical Returns and Correlation

Pure Play Stocks Historically Have Not Been an Effective Proxy for Commodity Exposure

Over the past several years, expanding global production in countries such as China and India has fueled tremendous growth in the broad commodities markets. As a result, many investors have sought to take advantage of the continuing upward trend in commodity prices by investing in the common stocks of companies whose business is focused on the production of commodities. Historically, the stocks of companies whose sole business is to produce a single commodity, so called “pure play” companies, have failed to track the returns of the underlying commodities they produce.

Although purchasing commodity related stocks may seem to be an easy and effective way to gain exposure to commodities, Charts 1 and 2 show the relationship between the front-month futures contracts of oil and gold versus the NYSE Arca Oil Index (XOI) and the PHLX Gold & Silver Index (XAU), respectively. Comparisons are shown only for oil and gold because no similar publicly available benchmark indices relating to the other groups of commodities the Fund will invest in are available. In addition, because silver companies represent a very small percentage (less than 5%) of the XAU as of December 31, 2009, only gold futures were used for purposes of Chart 2. Historically, these sector indices of energy and mining stocks have underperformed the front-month futures contracts of their respective commodity and failed to keep pace with the rise in commodity futures. In particular, the 0.34 correlation of oil company stocks to oil futures indicates that the stock market is a poor place to gain exposure to oil as a commodity. Front-month contracts were used because the Fund will gain its commodity exposure by investing and reinvesting in (i.e., rolling) the front-month futures contracts in each of its commodity positions, and the charts seek to compare the returns of an equity investor seeking commodity exposure through owning stocks of commodity producing companies with the returns of the futures market. Of course, individual stocks comprising the indices shown can underperform or outperform the relevant index or the futures price.

Chart 1

Oil Stocks vs. Oil Futures (Correlation 0.34)

Chart 2

Gold Stocks vs. Gold Futures (Correlation 0.61)

Source of information: Gresham Investment Management LLC; BLOOMBERG PROFESSIONAL® Service.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. As noted above, because silver companies represent a very small percentage (less than 5%) of the XAU as of December 31, 2009, only gold futures were used for purposes of Chart 2. Indices are unmanaged, cannot accommodate direct investments and do not pay fees or expenses.

TAP® Offers Exposure to a Diversified Basket of Commodities through a Single Investment

Getting broad exposure to commodity futures is difficult for investors for several reasons. For one, few people actively invest in derivatives. In addition, commodity futures are short maturity claims on real assets that require constant reinvestment and a significant commitment of margin funds to maintain exposure to a diversified set of commodity futures over the long term. Another important point is that historical commodity data is relatively scarce compared to stocks and bonds, despite the fact that commodities have been traded in the United States for over 100 years. The University of Chicago Center for Research in Security Prices has no commodity futures data, nor does Ibbotson Associates.

TAP® is a diversified commodity investment strategy designed to provide investors with exposure to a broad basket of commodities. At the beginning of each year, Gresham selects up to five commodities from each of the six major commodity groups and assigns portfolio weightings based on global production, futures liquidity and global trade value (import/export values). In doing so, Gresham believes that TAP® commodity exposure will be particularly driven by global economic relevance.

Chart 3

A Diversified Pool of Commodities:

TAP® 2010 Target Commodity Weights

Energy	%	Industrial Metals	%	Agriculturals	%	Precious Metals	%	Foods & Fibers	%	Livestock	%
Crude Oil	23.4%	Copper	8.6	Soybeans	5.1	Gold	9.1	Sugar	4.0	Live Cattle	5.0
Heating Oil	4.6	Aluminum	5.7	Wheat	3.9	Silver	2.6	Coffee	2.4	Lean Hogs	2.1
Natural Gas	3.6	Nickel	1.8	Corn	3.6	Platinum	1.0	Cotton	1.9	Feeder Cattle	1.1
Gasoline	3.4	Zinc	1.5	Soybean Meal	2.2	Palladium	0.3	Cocoa	1.0
		Lead	0.9	Soybean Oil	1.2

TOTAL	35.0	TOTAL	18.5	TOTAL	16.0	TOTAL	13.0	TOTAL	9.3	TOTAL	8.2

Source of information: Gresham Investment Management LLC.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. Commodity weights are reset annually and without investor notification. Commodities trading is conducted on regulated exchanges in the United States and abroad. The governing bodies of these exchanges may, from time to time, impose limitations or restrictions on the trading of certain commodities that may result in a temporary limitation of liquidity. This could prevent the Fund from immediately executing trades and/or promptly liquidating positions and could result in losses to the Fund.

TAP® Returns Have Historically Shown Positive Correlation to Inflation (As Measured by the CPI)

Besides looking to profit from rising commodity prices, investors also seek exposure to real assets as a hedge against inflation. Many traditional asset classes are a poor hedge against inflation over short to medium-term investment horizons. Inflation, particularly unexpected inflation, generally has negative effects on the overall economy, which can hurt equity markets. Bonds also generally suffer during periods of high inflation as the purchasing power of their cash flows is reduced.

Although TAP® returns have from time to time demonstrated a negative correlation to inflation over relatively short periods of time, TAP® returns have a 0.59 correlation with changes in inflation since 1987.

Charts 4 and 5 suggest that commodity futures may provide a better hedge against inflation than equities and bonds. For one, commodity futures represent long exposure to commodity prices, which are all direct components of inflation. In addition, commodity futures have a market price determined by information about foreseeable trends in commodity prices.

Chart 4

TAP® Returns vs. CPI—January 1987 to December 2009

Source of information: Gresham Investment Management LLC.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

The above returns are for Dr. Jarecki’s proprietary account from the inception of TAP® in January 1987 through December 2009. This account is the largest and longest standing separate account employing the TAP® methodology. Performance of TAP® is based on net results and reflects the impact of management fees and operating expenses of approximately 1.59% associated with the Fund. Indices are unmanaged, cannot accommodate direct investments and do not pay fees or expenses.

Chart 5

Correlation Comparison: CPI vs TAP® and Security Indices

Last 10 years: January 2000—December 2009

Source of information: Gresham Investment Management LLC; ZEPHYR StyleADVISOR.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. Correlation calculations were made by Nuveen Investments, LLC using data from Gresham Investment Management, LLC and ZEPHYR StyleADVISOR. The correlations shown above are for the period from January 2000 through December 2009 which represents the correlation of returns for the last ten years. Performance of TAP® is based on net results and reflects the impact of management fees and operating expenses of approximately 1.59% associated with the Fund. Indices are unmanaged, cannot accommodate direct investments and do not pay fees or expenses.

Collateralized Commodity Futures are No More Volatile on Average than Blue-Chip Equities

Common perception is that commodity futures are more volatile than equities. In fact, commodity futures whose values are fully collateralized have roughly the same average volatility. The misconception that commodity futures have excessively volatile returns may be due to the fact that commodity investments are often leveraged as the result of the small amount of margin that is required to hold a futures contract relative to the value of the underlying commodity. Although commodity futures can be volatile in the short run, the underlying assets themselves have historically shown less volatility than equities.

Chart 6 below compares the volatility of TAP® with the volatility of the Dow Jones Industrial Average® (DJIA), which consists of “blue-chip” equities, for the period from January 1987 through December 2009. Blue-chip companies are defined as the 30 largest and most widely held public companies in the U.S. that comprise the DJIA. TAP® returns have a slightly lower standard deviation than the returns of the DJIA. Taken separately, the average volatility of each component in TAP® is slightly higher than the average volatility of each stock in the DJIA. The TAP® data is shown on a fully collateralized basis assuming no leverage.

Chart 6

Volatility: TAP® vs. DJIA Comparison

January 1987—December 2009

Source of information: Gresham Investment Management LLC.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. Volatility is measured by Standard Deviation. The above returns are for Dr. Jarecki’s proprietary account from the inception of TAP® in January 1987 through December 2009. This account is the largest and longest standing account employing the TAP® methodology. Performance of TAP® is based on net results and reflects the impact of management fees and operating expenses of approximately 1.59% associated with the Fund. Indices are unmanaged, cannot accommodate direct investments and do not pay fees or expenses.

Supplemental Performance Information

The Fund uses the TAP® methodology together with an options strategy (collectively referred to as TAP PLUSSM) that is designed to moderate the overall risk and return characteristics of the Fund’s commodity investments.

The hypothetical TAP PLUS SM performance in Charts 7-11 is derived by retroactively applying the Fund’s options strategy to the performance of Dr. Jarecki’s proprietary TAP® account for the periods shown. The TAP PLUSSM returns in Charts 7-11 are hypothetical because the options strategy to be employed by the Fund has not been incorporated with Gresham’s management of TAP® to implement the TAP PLUSSM strategy for client accounts and thus should not be viewed as an indication of the returns which may be earned by the Fund. In the following charts, TAP® and TAP PLUSSM are shown net of the fees and expenses that will be applicable to the Fund (approximately 1.59%), while commodity and security indices (which are unmanaged and cannot accommodate direct investment) are shown gross of fees and expenses. The performance of such indices would be lower when compared to TAP® and TAP PLUSSM if such fees and expenses were reflected in the returns of the indices.

Because the commodity subadvisor has never managed assets for clients using the TAP PLUSSM strategy, there is no assurance that the performance of the TAP PLUS SM strategy as employed by the Fund will resemble the results of Dr. Jarecki’s proprietary TAP® account, Gresham’s composite performance capsule on page 37, or the hypothetical performance of TAP PLUSSM as reflected in this section. The returns of TAP PLUSSM will not be identical to those of TAP®.

The assumptions made in generating the hypothetical TAP PLUSSM returns shown in Charts 7-11 are described at the end of this section. Please refer to the definitions on pages 92 through 94 for an explanation of the technical terms and the indices included in the charts.

The hypothetical TAP PLUSSM returns reflected in the following tables were calculated for the period beginning July 1994. The information required to calculate hypothetical TAP PLUSSM returns for periods prior to July 1994 may not be available or, if available, the compilation and analysis of that information would be impracticable and prohibitively expensive. Therefore, hypothetical returns for periods prior to July 1994 have not been calculated.

TAP PLUSSM (hypothetical) Maintains a High Positive Correlation with Major Commodity Indices

TAP PLUSSM (hypothetical) demonstrates high positive correlation with both the DJ/UBS and the GSCI indices which are well known commodity market benchmarks.

HYPOTHETICAL PERFORMANCE RESULTS HAVE MANY INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW. NO REPRESENTATION IS BEING MADE THAT ANY ACCOUNT WILL OR IS LIKELY TO ACHIEVE PROFITS OR LOSSES SIMILAR TO THOSE SHOWN. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL PERFORMANCE RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY ANY PARTICULAR TRADING PROGRAM.

ONE OF THE LIMITATIONS OF HYPOTHETICAL PERFORMANCE RESULTS IS THAT THEY ARE GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. IN ADDITION, HYPOTHETICAL TRADING DOES NOT INVOLVE FINANCIAL RISK, AND NO HYPOTHETICAL TRADING RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THE ABILITY TO WITHSTAND LOSSES OR TO ADHERE TO A PARTICULAR TRADING PROGRAM IN SPITE OF TRADING LOSSES ARE MATERIAL POINTS WHICH CAN ALSO ADVERSELY AFFECT ACTUAL TRADING RESULTS. THERE ARE NUMEROUS OTHER FACTORS RELATED TO THE MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF ANY SPECIFIC TRADING PROGRAM WHICH CANNOT BE FULLY ACCOUNTED FOR IN THE PREPARATION OF HYPOTHETICAL PERFORMANCE RESULTS AND ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL TRADING RESULTS.

ACTUAL FUTURE RESULTS OR RETURNS WILL DIFFER FROM THOSE INDICATED OR IMPLIED BELOW, AND THOSE DIFFERENCES COULD BE MATERIAL AND ADVERSE TO INVESTORS. THE FUND MAY HAVE LOSSES OVER ANY PARTICULAR PERIOD AND INVESTORS COULD LOSE THEIR ENTIRE INVESTMENT.

Chart 7

Correlation Comparison: TAP PLUSSM (hypothetical) vs. TAP® and Major Commodity Indices

July 1994—December 2009

Source of information: Gresham Investment Management LLC; ZEPHYR StyleADVISOR.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. Correlation calculations were made by Nuveen Investments, LLC using data from Gresham Investment Management, LLC and ZEPHYR StyleADVISOR. Performance of TAP® and TAP PLUSSM is based on net results and reflects the impact of management fees and operating expenses of approximately 1.59% associated with the Fund. Indices are unmanaged, cannot accommodate direct investments and do not pay fees or expenses.

TAP PLUSSM (hypothetical) and TAP® Offer Average Annual Returns That are Competitive with Stocks and Bonds

Chart 8 shows the total returns (a combination of income and capital gains) on an annual basis for the period from July 1994 through December 2009 of TAP® and TAP PLUSSM (hypothetical) compared with the returns of other asset classes represented by the S&P 500® Index, the Morgan Stanley Capital International (“MSCI”) Europe, Australasia and Far East (“EAFE”) Index® and the Barclays Capital U.S. Aggregate Bond Index.

HYPOTHETICAL PERFORMANCE RESULTS HAVE MANY INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW. NO REPRESENTATION IS BEING MADE THAT ANY ACCOUNT WILL OR IS LIKELY TO ACHIEVE PROFITS OR LOSSES SIMILAR TO THOSE SHOWN. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL PERFORMANCE RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY ANY PARTICULAR TRADING PROGRAM.

ONE OF THE LIMITATIONS OF HYPOTHETICAL PERFORMANCE RESULTS IS THAT THEY ARE GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. IN ADDITION, HYPOTHETICAL TRADING DOES NOT INVOLVE FINANCIAL RISK, AND NO HYPOTHETICAL TRADING RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THE ABILITY TO WITHSTAND LOSSES OR TO ADHERE TO A PARTICULAR TRADING PROGRAM IN SPITE OF TRADING LOSSES ARE MATERIAL POINTS WHICH CAN ALSO ADVERSELY AFFECT ACTUAL TRADING RESULTS. THERE ARE NUMEROUS OTHER FACTORS RELATED TO THE MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF ANY SPECIFIC TRADING PROGRAM WHICH CANNOT BE FULLY ACCOUNTED FOR IN THE PREPARATION OF HYPOTHETICAL PERFORMANCE RESULTS AND ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL TRADING RESULTS.

ACTUAL FUTURE RESULTS OR RETURNS WILL DIFFER FROM THOSE INDICATED OR IMPLIED BELOW, AND THOSE DIFFERENCES COULD BE MATERIAL AND ADVERSE TO INVESTORS. THE FUND MAY HAVE LOSSES OVER ANY PARTICULAR PERIOD AND INVESTORS COULD LOSE THEIR ENTIRE INVESTMENT.

Chart 8

Average Annual Return Comparison

Last 10 years: January 2000—December 2009

Source of information: Gresham Investment Management LLC; ZEPHYR StyleADVISOR.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. Composite return calculations were made by Nuveen Investments, LLC using data from Gresham Investment Management, LLC and ZEPHYR StyleADVISOR. The above returns are from January 2000 through December 2009 which represents the average annual return for the last ten years. Performance of TAP® and TAP PLUSSM is based on net results and reflects the impact of management fees and operating expenses of approximately 1.59% associated with the Fund. Indices are unmanaged, cannot accommodate direct investments and do not pay fees or expenses.

TAP PLUSSM (hypothetical) Has a Low Correlation with Traditional Asset Classes Such as Equities and Bonds

Based on hypothetical results, Chart 9 below indicates that TAP PLUSSM (hypothetical) should have a low correlation with equities and bonds. This means that the Fund’s performance is likely to have little or no relation to the performance of these other asset classes. It does not mean that the Fund will outperform the other asset classes when they are underperforming, that the Fund is a way to hedge against market downturns or that the Fund will perform opposite to the other asset classes. Low correlation is interpreted in this example as the level of relationship between the hypothetical returns of TAP PLUSSM—the Fund’s strategy—and equity and bond markets in general. In this example, hypothetical TAP PLUSSM returns have little or no relationship with returns in the equity or bond markets.

HYPOTHETICAL PERFORMANCE RESULTS HAVE MANY INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW. NO REPRESENTATION IS BEING MADE THAT ANY ACCOUNT WILL OR IS LIKELY TO ACHIEVE PROFITS OR LOSSES SIMILAR TO THOSE SHOWN. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL PERFORMANCE RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY ANY PARTICULAR TRADING PROGRAM.

ONE OF THE LIMITATIONS OF HYPOTHETICAL PERFORMANCE RESULTS IS THAT THEY ARE GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. IN ADDITION, HYPOTHETICAL TRADING DOES NOT INVOLVE FINANCIAL RISK, AND NO HYPOTHETICAL TRADING RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THE ABILITY TO WITHSTAND LOSSES OR TO ADHERE TO A PARTICULAR TRADING PROGRAM IN SPITE OF TRADING LOSSES ARE MATERIAL POINTS WHICH CAN ALSO ADVERSELY AFFECT ACTUAL TRADING RESULTS. THERE ARE NUMEROUS OTHER FACTORS RELATED TO THE MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF ANY SPECIFIC TRADING PROGRAM WHICH CANNOT BE FULLY ACCOUNTED FOR IN THE PREPARATION OF HYPOTHETICAL PERFORMANCE RESULTS AND ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL TRADING RESULTS.

ACTUAL FUTURE RESULTS OR RETURNS WILL DIFFER FROM THOSE INDICATED OR IMPLIED BELOW, AND THOSE DIFFERENCES COULD BE MATERIAL AND ADVERSE TO INVESTORS. THE FUND MAY HAVE LOSSES OVER ANY PARTICULAR PERIOD AND INVESTORS COULD LOSE THEIR ENTIRE INVESTMENT.

Chart 9

Correlation Comparison: TAP PLUSSM (hypothetical) vs Equity and Bond Indices

Last 10 years: January 2000—December 2009

Source of information: Gresham Investment Management LLC; ZEPHYR StyleADVISOR.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. Correlation calculations were made by Nuveen Investments, LLC using data from Gresham Investment Management, LLC and ZEPHYR StyleADVISOR. Performance of TAP® and TAP PLUSSM is based on net results and reflects the impact of management fees and operating expenses of approximately 1.59% associated with the Fund. Indices are unmanaged, cannot accommodate direct investments and do not pay fees or expenses.

TAP PLUSSM (hypothetical) Returns Are Comparable with the Historical Performance of Major Commodity Indices

TAP PLUSSM (hypothetical) is designed to moderate the overall risk and return characteristics of the Fund’s commodity investments. TAP PLUSSM (hypothetical) would have kept pace over time with the overall growth in the commodity markets. Chart 10 is a hypothetical illustration of how TAP PLUSSM returns shown net of fees and expenses compared to major commodity indices, which are shown gross of fees and expenses. The performance of the indices would be lower when compared to TAP PLUSSM (hypothetical) if such fees and expenses were reflected in the returns of the indices.

HYPOTHETICAL PERFORMANCE RESULTS HAVE MANY INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW. NO REPRESENTATION IS BEING MADE THAT ANY ACCOUNT WILL OR IS LIKELY TO ACHIEVE PROFITS OR LOSSES SIMILAR TO THOSE SHOWN. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL PERFORMANCE RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY ANY PARTICULAR TRADING PROGRAM.

ONE OF THE LIMITATIONS OF HYPOTHETICAL PERFORMANCE RESULTS IS THAT THEY ARE GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. IN ADDITION, HYPOTHETICAL TRADING DOES NOT INVOLVE FINANCIAL RISK, AND NO HYPOTHETICAL TRADING RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THE ABILITY TO WITHSTAND LOSSES OR TO ADHERE TO A PARTICULAR TRADING PROGRAM IN SPITE OF TRADING LOSSES ARE MATERIAL POINTS WHICH CAN ALSO ADVERSELY AFFECT ACTUAL TRADING RESULTS. THERE ARE NUMEROUS OTHER FACTORS RELATED TO THE MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF ANY SPECIFIC TRADING PROGRAM WHICH CANNOT BE FULLY ACCOUNTED FOR IN THE PREPARATION OF HYPOTHETICAL PERFORMANCE RESULTS AND ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL TRADING RESULTS.

ACTUAL FUTURE RESULTS OR RETURNS WILL DIFFER FROM THOSE INDICATED OR IMPLIED BELOW, AND THOSE DIFFERENCES COULD BE MATERIAL AND ADVERSE TO INVESTORS. THE FUND MAY HAVE LOSSES OVER ANY PARTICULAR PERIOD AND INVESTORS COULD LOSE THEIR ENTIRE INVESTMENT.

Chart 10

TAP PLUSSM (hypothetical) Net Returns vs. Major

Commodity Indices

July 1994-December 2009

Source of information: Gresham Investment Management LLC; ZEPHYR StyleADVISOR.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. Performance of TAP® and TAP PLUSSM (hypothetical) is based on net results and reflects the impact of management fees and operating expenses of approximately 1.59% associated with the Fund. Because commodity indices are unmanaged and do not pay fees or expenses, the performance of the indices would be lower when compared to TAP PLUSSM (hypothetical) if such fees and expenses were reflected in the returns of the indices shown in the graph.

TAP PLUSSM (hypothetical) Designed to Provide Attractive Total Returns Over Time

HYPOTHETICAL PERFORMANCE RESULTS HAVE MANY INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW. NO REPRESENTATION IS BEING MADE THAT ANY ACCOUNT WILL OR IS LIKELY TO ACHIEVE PROFITS OR LOSSES SIMILAR TO THOSE SHOWN. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL PERFORMANCE RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY ANY PARTICULAR TRADING PROGRAM.

ONE OF THE LIMITATIONS OF HYPOTHETICAL PERFORMANCE RESULTS IS THAT THEY ARE GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. IN ADDITION, HYPOTHETICAL TRADING DOES NOT INVOLVE FINANCIAL RISK, AND NO HYPOTHETICAL TRADING RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THE ABILITY TO WITHSTAND LOSSES OR TO ADHERE TO A PARTICULAR TRADING PROGRAM IN SPITE OF TRADING LOSSES ARE MATERIAL POINTS WHICH CAN ALSO ADVERSELY AFFECT ACTUAL TRADING RESULTS. THERE ARE NUMEROUS OTHER FACTORS RELATED TO THE MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF ANY SPECIFIC TRADING PROGRAM WHICH CANNOT BE FULLY ACCOUNTED FOR IN THE PREPARATION OF HYPOTHETICAL PERFORMANCE RESULTS AND ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL TRADING RESULTS.

ACTUAL FUTURE RESULTS OR RETURNS WILL DIFFER FROM THOSE INDICATED OR IMPLIED BELOW, AND THOSE DIFFERENCES COULD BE MATERIAL AND ADVERSE TO INVESTORS. THE FUND MAY HAVE LOSSES OVER ANY PARTICULAR PERIOD AND INVESTORS COULD LOSE THEIR ENTIRE INVESTMENT.

Chart 11

Hypothetical Performance of $10,000 Investment in TAP PLUSSM (Net Returns )

July 1994-December 2009

Source of information: Gresham Investment Management LLC.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. This chart contains hypothetical investment results for the period from July 1994 through December 2009 of the TAP PLUSSM strategy to be employed by the Fund. As noted, it is based on the hypothetical effect of the options strategy on TAP®, as reflected by the performance of Dr. Jarecki’s proprietary TAP® account for the period shown. The hypothetical performance of the $10,000 investment shown above has been adjusted to give effect to the management fees and operating expenses of approximately 1.59% associated with the Fund.

The assumptions made in generating the hypothetical TAP PLUSSM returns shown in Charts 7-11 are set forth below. These assumptions should be read in conjunction with the definitions below.

1.	Hypothetical TAP PLUSSM returns use historical futures and options prices from Bloomberg and the Commodity Research Bureau (CRB) database. No assurance can be given that all prices are correct.

2.

Hypothetical TAP PLUSSM returns assume that futures could have been purchased and options could have been sold at exchange settlement prices. Exchanges try to reflect with settlement prices the levels at which trades occurred or, if there was no trading, the levels at which trades would have occurred. No assurance can be given that trades could have been executed at settlement prices.

3.	The returns assume that options can be traded with a 4% bid/ask spread, which by some accounts is considered a wide spread in liquid markets for active month options struck within 10% of prevailing futures prices. There is no assurance that the liquidity of the options markets will not decrease to the point where this assumption proves overly optimistic.

4.	The returns assume that call options that expire or are exercised are immediately replaceable in the market and will never be exercised early. While the markets for futures options are liquid, the replacement of the options could take more than one day, and while early exercise of calls is relatively infrequent, it would leave the Fund without a continuous short position in the option, which the returns assume.

5.	The returns have been adjusted to give effect to the aggregate fees and expenses to be charged to the Fund.

Definition of Terms Used in the Historical Returns and Correlation Section and Supplemental Performance Information Section—Please note that indices do not take into account any fees and expenses of investing in the individual securities that they track, and that individuals cannot invest directly in any index. The trademarks listed in this document are the property of their respective owners.

Barclays Capital U.S. Aggregate Bond Index—Formerly, the Lehman U.S. Aggregate Index. The Barclays Capital U.S. Aggregate Bond Index represents fixed-income securities that are U.S. domestic, taxable, and dollar denominated. The index covers the U.S. investment-grade fixed-rate bond market, with index components for government and corporate securities, mortgage pass-through securities and asset-backed securities. Performance data of this index do not include reinvestment of interest.

Consumer Price Index (CPI)—Consumer Price Index for All Urban Consumers not seasonally adjusted.

Correlation—Correlation is the tendency for the returns of two assets, such as a portfolio and an index, to move together relative to their average. The measurement of this statistic (the correlation coefficient) can range from -1 (perfect negative correlation, returns moving in opposite directions) to 1 (perfect positive correlation, returns moving in the same direction). A correlation of 0 means no relationship can be found between the movement in the index and the movement in the portfolio’s performance.

Dow Jones Industrial Average® (DJIA)—Dow Jones Industrial Average—A price-weighted average of 30 actively traded blue-chip stocks, primarily industrials, including stocks that trade on the New York Stock Exchange.

Dow Jones/UBS Commodity Index® (DJ/UBS)—Formerly, the Dow Jones AIG Commodity Index. Diversified benchmark for commodities as an asset class and is published by Dow Jones. The DJ/UBS is composed of futures contracts on 19 physical commodities. No single commodity allocation can exceed 33%. The DJ/UBS is composed of commodities traded on U.S. exchanges, with the exception of aluminum, nickel and zinc, which trade on the London Metals Exchange (LME). To determine its component weightings, the DJ/UBS relies primarily on liquidity data, or the relative amount of trading activity of a particular commodity.

MSCI EAFE Index®—The MSCI EAFE Index® is a free float-adjusted market-capitalization index that is designed to measure developed market equity performance, excluding the U.S. & Canada. The MSCI EAFE Index consists of the following 21 developed market country indices: Australia, Austria, Belgium, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the United Kingdom.

NYSE Arca Oil Index (XOI)—The NYSE Arca Oil Index (XOI) is a price-weighted index designed to measure the performance of the oil industry through changes in the prices of a cross section of widely-held corporations involved in the exploration, production, and development of petroleum.

PHLX Gold & Silver Sector Index (XAU)—A capitalization-weighted index composed of 16 companies involved in the gold and silver mining industry.

S&P 500® Index—Consists of 500 stocks chosen for market size, liquidity, and industry group representation. It is a float-adjusted market value-weighted index (stock price times float-adjusted number of shares outstanding), with each stock’s weight in the Index proportionate to its float-adjusted market value. The S&P 500® Index is one of the most widely used benchmarks of U.S. equity performance. Performance data of this index include reinvestment of all dividends and capital gain distributions.

S&P GSCI® Commodity Index (GSCI)—Formerly, the Goldman Sachs Commodity Index. The GSCI is a world production-weighted index, the analogue to market capitalization weighting for equities. The GSCI is published by Standard & Poor’s. Currently, the GSCI includes 24 commodity futures contracts in the five major commodity groups.

Sharpe Ratio—Sharpe Ratio is a measure of the risk-adjusted return of a portfolio. The ratio represents the return gained per unit of risk taken. The Sharpe ratio can be used to compare the performance of managers. Managers with the same excess return for a period but different levels of risk will have Sharpe ratios that reflect the difference in the level of risk. The performance of the manager with the lower Sharpe ratio would be interpreted as exhibiting comparatively more risk for the desired return compared to the other manager. If the two managers had the same level of risk but different levels of excess return, the manager with the higher Sharpe ratio would be preferable because the manager achieved a higher return with the same level of risk as the other manager. The Sharpe ratio is most helpful when comparing managers with both different returns and different levels of risk. In this case, the Sharpe ratio provides a per-unit measure of the two managers that enables a comparison. The ratio is equal to the excess return divided by the standard deviation of the portfolio.

Standard Deviation—Standard Deviation is a statistical measure of portfolio risk. Standard Deviation is equal to the square root of the variance. It reflects the average deviation of the observations from their sample mean. In the case of portfolio performance, the Standard Deviation describes the average deviation of the portfolio returns from the mean portfolio return over a certain period of time. Standard Deviation measures the typical width of this range of returns. The wider the typical range of returns, the higher the Standard Deviation of returns, and the higher the portfolio risk.

GLOSSARY OF DEFINED TERMS

In this prospectus, each of the following terms have the meanings set forth after such term:

Book Entry System:    The Federal Reserve Treasury Book Entry System for U.S. and federal agency securities.

CEA:    Commodity Exchange Act. An act passed in 1936 by the U.S. Government that provides federal regulation of all futures trading activities. This act replaced the Grain Futures Act of 1922. In 2000, the CEA was amended by the Commodity Futures Modernization Act or CFMA.

CFMA:    Commodity Futures Modernization Act of 2000. An act that substantially revised the regulatory framework governing certain commodity interest transactions and the markets on which they trade.

CFTC:    Commodity Futures Trading Commission, an independent agency with the mandate to regulate commodity futures and options in the United States.

Clearing Broker:    The entity responsible for assuring that futures and option trades are properly processed and recorded or “cleared” by the clearinghouse affiliated with the exchange on which the trades took place.

Clearing House:     Any clearing association, corporation or other entity that, with respect to a derivatives contract, enables each party to such contract to substitute, through novation, the credit of the clearing house for the credit of the parties, arranges or provides, on a multilateral basis, for the settlement or netting of obligations resulting from such contracts, or otherwise provides clearing services or arrangements that mutualize or transfer among participants in the clearing house the credit risk arising from such contracts.

Code:    The Internal Revenue Code of 1986, as amended.

Commodity Broker:    The entity responsible for holding the client’s funds deposited with it as margin for trades and, if the commodity broker is also a clearing commodity broker, for assuring that futures and options trades for a client are properly processed and recorded or “cleared” by the clearing house affiliated with the exchange on which the trades took place. In the U.S., commodity brokers are registered under the Commodity Exchange Act as futures commission merchants.

Commodity Pool:    An enterprise in which several investors contribute funds in order to trade commodity futures contracts or options on commodity futures contracts, collectively.

Commodity Pool Operator:    Any person engaged in a business which is of the nature of an investment trust, syndicate, or similar form of enterprise, and who, in connection therewith, solicits, accepts, or receives from others, funds, securities, or property, either directly or through capital contributions, the sale of stock or other forms of securities, or otherwise, for the purpose of investing in any commodity for future delivery or commodity option on or subject to the rules of any contract market.

Commodity Trading Advisor:    Any person who for compensation or profit engages in the business of advising others, either directly or through publications or writing, or electronic media, as to the value or the advisability of investing in any contract of sale of a commodity for future delivery or commodity option thereon made on or subject to the rules of any contract market.

DTC:    The Depository Trust Company. It is anticipated that DTC will act as the securities depository for the shares.

Forward Contract:    A supply contract between principals, not necessarily traded on an exchange, to buy or sell a specified quantity of a commodity at or before a specified date at a specified price.

Fund:    Nuveen Diversified Commodity Fund, a Delaware statutory trust.

Futures Contract:    A standardized contract traded on an exchange that calls for the future delivery or cash settlement of a specified quantity of a commodity at a specified time and place.

Gresham:    Gresham Investment Management, LLC, a Delaware limited liability company, registered as a commodity trading advisor and serving as the commodity subadvisor to the Fund.

Investor:    Beneficial owner of the shares.

Limited Liability Company (LLC):    A type of business ownership combining several features of corporation and partnership structures.

Manager (or NCAM):    Nuveen Commodities Asset Management, LLC, a Delaware limited liability company, which is registered as a Commodity Pool Operator and Commodity Trading Advisor, and which controls the investments and other decisions of the Fund.

Margin:    A good faith deposit to secure the performance under a futures contract.

Margin Call:    A demand for funds in addition to the initial good faith deposit required to maintain a customer’s account in compliance with the requirements of a particular commodity exchange or commodity broker.

NAM:    Nuveen Asset Management, LLC, a Delaware limited liability company, registered as an investment advisor and serving as the collateral subadvisor to the Fund.

Net Asset Value:    Net Asset Value of the Fund.

NFA:    National Futures Association, a self-regulatory membership organization that regulates the commodity industry of which NCAM is a member.

Notional Value:    The contract values of the long commodity futures and forward contracts that the Fund purchases. For instance, if the Fund purchases a futures contract for 100 troy ounces of gold on the Comex Division of the New York Mercantile Exchange in a particular delivery month at $1,000 per ounce, the notional value of that contract, or the Fund’s obligation to pay for delivery of the gold if the Fund stands for delivery, is $100,000.

Option on Futures:    The right, but not the obligation, to buy or sell a futures contract or forward contract at a specified price on or before a specified date.

Over-the-Counter (OTC) Contract:    A financial contract, whose value is designed to track the return on stocks, bonds, currencies, commodities, or some other benchmark, that is traded over-the-counter or off organized exchanges.

SEC:    United States Securities and Exchange Commission.

Secondary Market:    The stock exchanges and the over-the-counter market. Securities are first issued as a primary offering to the public. When the securities are traded from that first holder to another, the issues trade in the secondary markets.

Shares:    Unit of fractional undivided beneficial interest in and ownership of the Fund.

Subadvisors:    A collective term to refer to both the collateral subadvisor and the commodity subadvisor.

Treasuries:    Short-term securities issued by the U.S. Treasury.

Treasury Regulations:    Treasury Regulations promulgated under the Code.

Valuation Day:    Any day as of which the Fund calculates its net asset value.

You:    The owner of shares.

[            ] Shares

Nuveen Diversified Commodity Fund

             Common Shares

P R O S P E C T U S

[                 ,] 2010

Nuveen Investments, LLC

PART II

Information Not Required in the Prospectus

Item 13.	Other Expenses of Issuance and Distribution

Set forth below is an estimate (except as indicated) of the amount of fees and expenses (other than underwriting commissions and discounts) payable by the registrant in connection with the issuance and distribution of the shares pursuant to the prospectus contained in this registration statement.

Amount
SEC registration fee (actual)	$	*
FINRA filing fees		*
Blue Sky expenses		*
Accountants’ fees and expenses		*
Legal fees and expenses		*
Printing and engraving expenses		*
Miscellaneous expenses		*

Total	$	*

*	To be provided by amendment

Item 14.	Indemnification of Directors and Officers

The Trust Agreement provides that each individual Trustee (and any other Person performing services on the Fund’s behalf and acting within the scope of an individual Trustee’s authority) the manager (and any of its affiliates performing services on the Fund’s behalf and acting within the scope of the manager’s authority) will be indemnified by the Fund (including without limitation indemnification against negligence, gross negligence or breach of duty) from and against any losses, judgments, liabilities, expenses (including reasonable legal fees and expenses) and amounts paid in settlement of any claims and demands whatsoever sustained by it in connection with its activities for the Fund, provided that such liability or loss was not the result of actual fraud or willful misconduct on the part of such party.

However, indemnification arising out of an alleged violation of Federal and state securities laws is limited as discussed in the prospectus.

Expenses incurred in defending a threatened or pending civil, administrative or criminal action, suit or proceeding shall be paid in advance if the indemnitee undertakes to repay such funds upon a determination that the indemnitee is not entitled to indemnification by a court of competent jurisdiction in a final, non-appealable proceeding.

Item 15.	Recent Sales of Unregistered Securities

On [                ], 20[    ], the Fund sold [                ] shares to the manager for an aggregate purchase price of $[20,000], pursuant to the exemption from registration contained in Section 4(2) of the Securities Act for transactions not involving a public offering.

Item 16.	Exhibits and Financial Statement Schedules

(a) Exhibits

1.1*	Underwriting Agreement.

4.1	Form of the Amended and Restated Trust Agreement of the Fund.

5.1*	Opinion of Morris, Nichols, Arsht & Tunnell LLP relating to the legality of the Shares.

8.1*	Opinion and consent of K&L Gates LLP with respect to federal income tax consequences.

10.1*	Form of Investment Sub-Advisory Agreement.

10.2*	Form of Custodian Agreement.

10.3*	Form of Shareholder Transfer Agency and Service Agreement.

23.1*	Consent of Morris, Nichols, Arsht & Tunnell LLP (included in Exhibit 5.1).

23.3*	Consent of Accountant.

*	To be filed by amendment.

(b) Financial Statement Schedules

Financial statement schedules are not applicable because the registrant has no operating history and no assets.

Item 17.	Undertakings

(a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(b) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this pre-effective amendment no. 4 to the registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, state of Illinois, on March 23, 2010.

Nuveen Diversified Commodity Fund

By:	Nuveen Commodities Asset Management, LLC its manager

By:	/s/ Gifford R. Zimmerman
Managing Member (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this pre-effective amendment no. 4 to the registration statement on Form S-1 has been signed by the following persons on behalf of the manager of the Registrant in the capacities and on the dates indicated.

Nuveen Commodities Asset Management, LLC Manager of Registrant

/s/ Gifford R. Zimmerman
Managing Member (Principal Executive Officer) March 23, 2010

/s/ Stephen D. Foy
Chief Financial Officer March 23, 2010

EXHIBIT INDEX

1.1*	Underwriting Agreement.

4.1	Form of the Amended and Restated Trust Agreement of the registrant.

5.1*	Opinion of Morris, Nichols, Arsht & Tunnell LLP relating to the legality of the Shares.

8.1*	Opinion and consent of K&L Gates LLP with respect to federal income tax consequences.

10.1*	Form of Investment Sub-Advisory Agreement.

10.2*	Form of Custodian Agreement.

10.3*	Form of Shareholder Transfer Agency and Service Agreement.

23.1*	Consent of Morris, Nichols, Arsht & Tunnell LLP (included in Exhibit 5.1).

23.3*	Consent of Accountant.

*	To be filed by amendment.